AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 15, 1997

                                                  REGISTRATION NO. 333-38687-01
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            AMENDMENT NO. 4 TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                       GREEN TREE FINANCIAL CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                              41-1807858
    (STATE OR OTHER JURISDICTION OF               (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)             IDENTIFICATION NUMBER)

                       GREEN TREE LEASE FINANCE II, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               MINNESOTA
    (STATE OR OTHER JURISDICTION OF                41-1892359
                                                  (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)             IDENTIFICATION NUMBER)

                     GREEN TREE LEASE FINANCE 1997-1, LLC
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                 NONE
    (STATE OR OTHER JURISDICTION OF               (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)             IDENTIFICATION NUMBER)

                               ----------------

                             1100 LANDMARK TOWERS
                             345 ST. PETER STREET
                        ST. PAUL, MINNESOTA 55102-1639
                                (612) 293-3400
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            JOEL H. GOTTESMAN, ESQ.
                             1100 LANDMARK TOWERS
                             345 ST. PETER STREET
                        ST. PAUL, MINNESOTA 55102-1639
                                (612) 293-3400
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------

              COPIES TO:                             COPIES TO:
        CHARLES F. SAWYER, ESQ.               SIEGFRIED P. KNOPF, ESQ.
         DORSEY & WHITNEY LLP                     BROWN & WOOD LLP
        220 SOUTH SIXTH STREET                 ONE WORLD TRADE CENTER
     MINNEAPOLIS, MINNESOTA 55402             NEW YORK, NEW YORK 10048
            (612) 343-7986                         (212) 839-5300

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]
                                                       (continued on next page)

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

(continued from previous page)

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]

                               ----------------

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                      PROPOSED
                                       PROPOSED       MAXIMUM
 TITLE OF EACH CLASS                    MAXIMUM      AGGREGATE     AMOUNT OF
    OF SECURITIES      AMOUNT TO BE AGGREGATE PRICE   OFFERING    REGISTRATION
   TO BE REGISTERED     REGISTERED    PER UNIT(1)     PRICE(1)        FEE
-------------------------------------------------------------------------------
Lease-Backed Notes...  $550,991,889      100%       $550,991,889 $162,550.64(2)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457.

(2) Of this amount, $162,258.03 has been previously paid and $292.61 is being paid herewith.


                               ----------------

  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

              SUBJECT TO COMPLETION, DATED DECEMBER 15, 1997

PROSPECTUS

                        $550,991,889 (APPROXIMATE)

                                      LOGO
                      GREEN TREE LEASE FINANCE 1997-1, LLC
                                     ISSUER

          $196,466,000 (APPROXIMATE)  % LEASE-BACKED NOTES, CLASS A-1

          $ 52,897,000 (APPROXIMATE)  % LEASE-BACKED NOTES, CLASS A-2

          $218,183,000 (APPROXIMATE)  % LEASE-BACKED NOTES, CLASS A-3

          $ 32,676,000 (APPROXIMATE)  % LEASE BACKED NOTES, CLASS A-4

          $ 30,233,000 (APPROXIMATE)  % LEASE-BACKED NOTES, CLASS B

          $ 19,239,587 (APPROXIMATE)  % LEASE-BACKED NOTES, CLASS C

                     GREEN TREE VENDOR SERVICES CORPORATION
                                    SERVICER

                                 ------------

  The Lease-Backed Notes issued by Green Tree Lease Finance 1997-1, LLC (the "Issuer") will consist of six classes, designated as the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes (together, the "Class A Notes"), the Class B Notes and the Class C Notes (collectively, the "Notes"). The Notes will be issued pursuant to an indenture (the "Indenture") between the Issuer and First Trust National Association, as Trustee. Pursuant to the Indenture, the Issuer will pledge the Trust Assets to secure the repayment of the Notes. The Trust Assets will include a pool of equipment leases (the "Leases") originated or acquired by Green Tree Vendor Services Corporation ("Vendor Services"), certain rights to the proceeds of disposition of the equipment underlying the Leases and certain other property described herein.

  The Notes will be payable from the Amount Available on each Payment Date (which will consist primarily of the Scheduled Payments due under the Leases, certain amounts received upon the prepayment or liquidation of Leases, funds on deposit in the Reserve Account and investment earnings on amounts deposited in the Collection Account established pursuant to the Indenture). To the extent described herein, payments of interest and principal on the Class B Notes will be subordinated in priority of payment to interest and principal, respectively, on the Class A Notes, and payments

                                                   (continued on following page)

                                 ------------

    FOR A DISCUSSION OF CERTAIN FACTORS RELATING TO THIS OFFERING, SEE "RISK
                        FACTORS" ON PAGE 16 HEREIN.

                                 ------------

THE NOTES  WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF GREEN  TREE VENDOR
 SERVICES  CORPORATION,  GREEN TREE  FINANCIAL  CORPORATION  OR ANY  OF  THEIR
  RESPECTIVE  AFFILIATES OTHER  THAN GREEN  TREE LEASE  FINANCE 1997-1,  LLC.

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION  OR ANY STATE SECURITIES COMMISSION, NOR  HAS THE SECU-
    RITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
     UPON THE ACCURACY OR ADEQUACY  OF THIS PROSPECTUS. ANY REPRESENTATION
      TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  Initial Public   Underwriting   Proceeds to
                                 Offering Price(1) Discount(2)  the Issuer(1)(3)
--------------------------------------------------------------------------------
Per Class A-1 Note.............             %              %              %
--------------------------------------------------------------------------------
Per Class A-2 Note.............             %              %              %
--------------------------------------------------------------------------------
Per Class A-3 Note.............             %              %              %
--------------------------------------------------------------------------------
Per Class A-4 Note.............             %              %              %
--------------------------------------------------------------------------------
Per Class B Note...............             %              %              %
--------------------------------------------------------------------------------
Per Class C Note...............             %              %              %
--------------------------------------------------------------------------------
Total..........................        $              $              $
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) Plus accrued interest, if any, from December  , 1997.
(2) Green Tree Financial Corporation has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933. See "Underwriting."
(3) Before deducting expenses estimated to be $   .

                                 ------------

  The Notes are offered subject to receipt and acceptance by the Underwriters, to prior sale and to the Underwriters' right to reject any order in whole or in part and to withdraw, cancel or modify any order without notice. It is expected that delivery of the Notes will be made in book-entry form through the facilities of The Depository Trust Company on or about December , 1997.

                                 ------------

                     Underwriters of the Class A Notes

LEHMAN BROTHERS
                                          FIRST UNION CAPITAL MARKETS CORP.
                                 ------------

               Underwriter of the Class B and Class C Notes

                              LEHMAN BROTHERS
                                 ------------

December   , 1997

(continued from preceding page)

of interest and principal on the Class C Notes will be subordinated in priority of payment to interest and principal, respectively, on the Class A Notes and the Class B Notes. The Notes will have the benefit of limited credit support from that month's Residual Realizations and amounts, if any, on deposit in the Reserve Account. The Class A Notes will also have the benefit of limited credit support consisting of the subordination, to the extent described herein, of the Class B Notes and the Class C Notes. The Class B Notes will have the benefit of limited credit support consisting of the subordination, to the extent described herein, of the Class C Notes. See "Description of the Notes."

  To the extent the Amount Available is sufficient therefor, interest at the rate per annum noted above for each Class of the Notes (the applicable "Interest Rate") and principal will be paid to Holders of each class of the Notes on the 20th day of each month (or, if such day is not a Business Day, on the next succeeding Business Day), commencing February 20, 1998 (each, a "Payment Date"). The Stated Maturity Date for the Class A-1 Notes is January 20, 1999, and the Stated Maturity Date for the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes is September 20, 2005, but final payment of any Class of Notes could occur significantly earlier than the Stated Maturity Date of such Class of Notes.

  The Notes are subject to redemption in whole as described herein under "Description of the Notes--Optional Purchase of Leases."

  There is currently no secondary market for the Notes and there is no assurance that one will develop. Each Underwriter expects, but will not be obligated, to make a market in the Classes of Notes for which it is acting as Underwriter. There is no assurance that any such market will develop, or if any such market does develop, that such market will continue. See "Risk Factors."

  It is a condition of issuance of the Notes that each of Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. and Fitch I.B.C.A., Inc. (i) rate the Class A-1 Notes "A-1+" and "F-1+," respectively,
(ii) rate the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes "AAA,"
(iii) rate the Class B Notes at least "A" and (iv) rate the Class C Notes at least "BBB." See "Ratings of the Notes."

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES OFFERED HEREBY. SUCH TRANSACTIONS MAY INCLUDE STABILIZING AND THE PURCHASE OF NOTES TO COVER SYNDICATE SHORT POSITIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  All documents filed by the Servicer, on behalf of the Issuer, pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Issuer will provide without charge to each person to whom a copy of this Prospectus is delivered on the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents. Requests for such copies should be directed to John Dolphin, Vice President and Director of Investor Relations, Green Tree Financial Corporation, 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639.

                             AVAILABLE INFORMATION

  The Issuer and Green Tree Lease Finance II, Inc. have filed a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") with respect to the Notes offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement and amendments thereof and to the exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, 13th Floor, New York, New York 10048; and Northwest Atrium Center, 500 Madison Street, Chicago, Illinois 60661. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a World Wide Web site which provides on-line access to reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at the address "http://www.sec.gov."

                             REPORTS TO NOTEHOLDERS

  Unless and until Definitive Notes are issued, monthly unaudited reports containing information concerning the Issuer and the Notes will be sent on behalf of the Issuer to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") as registered holder of the Notes pursuant to the Indenture. See "Description of the Notes--Book-Entry Registration." Such reports will be made available to DTC and its participants to holders of interests in the Notes in accordance with the rules, regulations and procedures creating and affecting DTC. However, such reports will not be sent directly to each beneficial owner while the Notes are in book-entry form. Upon the issuance of fully registered, certificated Notes, such reports will be sent directly to each Noteholder. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Servicer, on behalf of the Issuer, will file with the Commission periodic reports concerning the Issuer to the extent required under the Exchange Act and the rules and regulations of the Commission thereunder. However, in accordance with the Exchange Act and the rules and regulations of the Commission thereunder, the Servicer expects that the Issuer's obligation to file such reports will be terminated following the end of 1998.

                               TABLE OF CONTENTS

SECTION                   PAGE
-------                   ----
INCORPORATION OF CERTAIN
 DOCUMENTS BY REFERENCE.    i
AVAILABLE INFORMATION...   ii
REPORTS TO NOTEHOLDERS..   ii
SUMMARY.................    1
RISK FACTORS............   16
THE ISSUER AND THE SPC..   21
GREEN TREE VENDOR
 SERVICES CORPORATION...   22
THE LEASES..............   25
MANAGEMENT'S DISCUSSION
 AND ANALYSIS OF
 FINANCIAL CONDITION OF
 THE ISSUER.............   36
MANAGERS OF THE ISSUER..   37
WEIGHTED AVERAGE LIFE OF
 THE NOTES..............   38
DESCRIPTION OF THE
 NOTES..................   39
DESCRIPTION OF THE
 CONTRIBUTION AND
 SERVICING AGREEMENT....   52
CERTAIN LEGAL ASPECTS OF
 THE LEASES.............   57
FEDERAL INCOME TAX
 CONSEQUENCES...........   59
ERISA CONSIDERATIONS....   64
RATINGS OF THE NOTES....   65
USE OF PROCEEDS.........   65
EXPERTS.................   65
UNDERWRITING............   65
LEGAL MATTERS...........   66
INDEX OF PRINCIPAL
 TERMS..................   67
INDEX TO FINANCIAL
 STATEMENTS.............  F-1

                                    SUMMARY

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Certain capitalized terms used in this Summary are defined elsewhere in this Prospectus on the pages indicated in the "Index of Principal Terms" on page 67.
Issuer.......................
                               Green Tree Lease Finance 1997-1, LLC, a limited
                                liability company organized under the laws of the State of Delaware. Green Tree Lease Finance II, Inc. (the "SPC"), a wholly owned subsidiary of Green Tree Vendor Services Corporation, is the sole and managing member of the Issuer. See "The Issuer and the SPC."

Servicer.....................  Green Tree Vendor Services Corporation ("Vendor
                                Services"). See "Green Tree Vendor Services
                                Corporation."

Trustee......................
                               First Trust National Association, in its
                                capacity as trustee under an Indenture (the
                                "Indenture"), dated as of December 1, 1997, between the Issuer and the Trustee.

The Notes....................
                               Pursuant to the Indenture, the Issuer will issue
                                six classes of notes (the "Notes"), consisting of four classes of senior notes, designated as the Lease-Backed Notes, Class A-1, in the original principal amount of approximately $196,466,000, the Lease-Backed Notes, Class A-2, in the original principal amount of approximately $52,897,000, the Lease-Backed Notes, Class A-3, in the original principal amount of approximately $218,183,000 and the Lease-Backed Notes, Class A-4, in the original principal amount of approximately $32,676,000 (together, the "Class A Notes"), and two classes of subordinated notes, designated as the Lease-Backed Notes, Class B, in the original principal amount of approximately $30,233,000 and the Lease-Backed Notes, Class C, in the original principal amount of approximately $19,239,587. Investments in the respective Classes of Notes will represent substantially different investment risks due primarily to the relative priority of payments from the Trust Assets to which each such Class is entitled. The Class A Notes will be senior in right of payment of interest to the Class B Notes and Class C Notes, and the Class B Notes will be senior in right of payment of interest to the Class C Notes, as described under "Interest" and "Priority of Payments" below. Similarly, the Class A Notes will be senior in right of payment of principal to the Class B Notes and Class C Notes, and the Class B Notes will be senior in right of payment of principal to the Class C Notes, to the extent described under "Principal" below. All principal will be allocated to the Class A-1 Notes until paid in full, and then to the Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes and Class C Notes, as described under "Principal" below. The Class A-1 Notes will have a Stated Maturity Date that is significantly earlier than the other Classes of Notes, as described under "Stated Maturity Dates" below. See "Description of the Notes."

Interest.....................
                               Interest on the outstanding principal balance of
                                the Notes of each Class will accrue at the interest rate for such Class of Notes specified on the cover page of this Prospectus (the "Interest Rate" for such Class of Notes) from and including the Closing Date to but excluding February 20, 1998 (in the case of the first interest period), and thereafter for each successive Payment Date from and including the most recent prior Payment Date to which interest has been paid, to but excluding such Payment Date, calculated (i) in the case of the Class A-1 Notes, on the basis of actual days elapsed in a year of 360 days, and (ii) in the case of the Class A-2, Class A-3, Class A-4, Class B and Class C Notes, on the basis of a 360-day year comprised of twelve 30-day months. To the extent the Amount Available is sufficient therefor, the amount of interest to be paid on the Notes on each Payment Date will be equal to the product of (i) the applicable Interest Rate (calculated in the manner described above) and (ii) the Outstanding Principal Amount of such Class of Notes as of such Payment Date (or, in the case of the first interest period, interest accrued on the original principal amount of such Class of Notes from and including the Closing Date to but excluding February 20, 1998). The "Outstanding Principal Amounts" as of a Payment Date shall mean the then unpaid principal amounts of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes (determined prior to payment of any principal in respect thereof on such Payment Date). See "--Priority of Payments" below.

Principal....................
                               For each Payment Date, each of the Class A
                                Noteholders, the Class B Noteholders and the
                                Class C Noteholders will be entitled to receive payments of principal, to the extent funds are available therefor, in the priorities set forth in the Indenture and described herein below and under "--Priority of Payments" below and "Description of the Notes--Principal." On each Payment Date, to the extent funds are available therefor, principal will be paid to the Noteholders in the following priority:

                                 (a)(i) to the Class A-1 Noteholders only,
                                until the Outstanding Principal Amount on the Class A-1 Notes has been reduced to zero, the Class A Principal Payment, then (ii) to the Class A-2 Noteholders, Class A-3 Noteholders and Class A-4 Noteholders, sequentially, the Class A Principal Payment, in that order, until the Outstanding Principal Amount of each such Class has been reduced to zero,

                                 (b) to the Class B Noteholders, the Class B
                                Principal Payment,

                                 (c) to the Class C Noteholders, the Class C
                                Principal Payment,

                                 (d) to the extent that the Class B Floor
                                exceeds the Class B Target Investor Principal Amount and the Class C Floor exceeds the Class C Target Investor Principal Amount, Additional Principal (defined below) shall be distributed, sequentially, as an additional principal payment on the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes, in that order, until the Outstanding Principal Amount of each such Class has been reduced to zero, and

                                 (e) to the extent the Class C Floor exceeds
                                the Class C Target Investor Principal Amount, but the Class B Floor does not exceed the Class B Target Investor Principal Amount, Additional Principal shall be distributed as an additional principal payment on the Class A and Class B Notes, pro rata (and among the Class A Notes, sequentially on the Class A-2, Class A-3 and Class A-4 Notes, in that order), until the Outstanding Principal Amount of each such Class has been reduced to zero.

                               The "Class A Principal Payment" shall equal (a)
                                while the Class A-1 Notes are outstanding, (i) on all Payment Dates prior to the January 1999 Payment Date, the lesser of (1) the amount necessary to reduce the Outstanding Principal Amount on the Class A-1 Notes to zero and (2) the Monthly Principal Amount, and (ii) on the January 1999 Payment Date, the entire Outstanding Principal Amount on the Class A-1 Notes and (b) after the Class A-1 Notes have been paid in full, the amount necessary to reduce the aggregate Outstanding Principal Amount of the Class A Notes to the Class A Target Investor Principal Amount.

                               The "Class B Principal Payment" shall equal (a)
                                while the Class A-1 Notes are outstanding, zero and (b) after the Outstanding Principal Amount on the Class A-1 Notes has been reduced to zero, the amount necessary to reduce the Outstanding Principal Amount of the Class B Notes to the greater of the Class B Target Investor Principal Amount and the Class B Floor.

                               The "Class C Principal Payment" shall equal (a)
                                while the Class A-1 Notes are outstanding, zero and (b) after the Outstanding Principal Amount on the Class A-1 Notes has been reduced to zero, the amount necessary to reduce the Outstanding Principal Amount of the Class C Notes to the greater of the Class C Target Investor Principal Amount and the Class C Floor.

                               "Additional Principal" with respect to each
                                Payment Date is an amount equal to (a) the Monthly Principal Amount, less (b) the Class A Principal Payment, the Class B Principal Payment and the Class C Principal Payment to be paid on such Payment Date.

                               The "Class A Target Investor Principal Amount"
                                with respect to each Payment Date is an amount equal to the product of (a) the Class A Percentage and (b) the Lease Pool Principal Balance as of the last day of the Collection Period related to such Payment Date.

                               The "Class B Target Investor Principal Amount"
                                with respect to each Payment Date is an amount equal to the product of (a) the

                                Class B Percentage and (b) the Lease Pool
                                Principal Balance as of the last day of the Collection Period related to such Payment Date.

                               The "Class C Target Investor Principal Amount"
                                with respect to each Payment Date is an amount equal to the product of (a) the Class C Percentage and (b) the Lease Pool Principal Balance as of the last day of the Collection Period related to such Payment Date.

                               The "Class A Percentage" will be 85.994%. The
                                "Class B Percentage" will be 8.559%. The "Class C Percentage" will be 5.447%.

                               The "Class B Floor" with respect to each Payment
                                Date means (a) 3.0% of the Initial Pool
                                Principal Balance, plus (b) the Cumulative Loss Amount with respect to such Payment Date, minus
                                (c) the sum of the Outstanding Principal Amount of the Class C Notes as of such Payment Date and the amount on deposit in the Reserve Account after giving effect to withdrawals to be made on such Payment Date.

                               The "Class C Floor" with respect to each Payment
                                Date means (a) 2.0% of the Initial Pool
                                Principal Balance, plus (b) the Cumulative Loss Amount with respect to such Payment Date minus
                                (c) the amount on deposit in the Reserve
                                Account after giving effect to withdrawals to be made on such Payment Date; provided that if the Outstanding Principal Amount of the Class B Notes is equal to the Class B Floor on such Payment Date, the Class C Floor will equal the Outstanding Principal Amount of the Class C Notes for such Payment Date.

                               The "Monthly Principal Amount" for any Payment
                                Date will equal the excess, if any, of (i) the sum of the Outstanding Principal Amounts of the Notes for such Payment Date, over (ii) the aggregate of the Principal Balance of each Lease (the "Lease Pool Principal Balance") as of the last day of the Collection Period relating to such Payment Date.

                               The "Cumulative Loss Amount" with respect to
                                each Payment Date is an amount equal to the excess, if any, of

                                 (a) the total of (i) the Outstanding
                                Principal Amount of the Notes for such Payment Date, minus (ii) the lesser of (A) the Monthly Principal Amount and (B) the Amount Available remaining after the payment of amounts owing to the Servicer (other than the Servicing Fee to the extent that Vendor Services is the Servicer) and in respect of interest on the Notes on such Payment Date, over

                                 (b) the Lease Pool Principal Balance as of
                                the last day of the Collection Period related to such Payment Date.

                               The "Principal Balance" of any Lease as of the
                                last day of any Collection Period is:

                                 (1) in the case of any Lease that does not by
                                its terms permit prepayment or early
                                termination, the present value of the unpaid
                                Scheduled Payments due on such Lease after
                                such last day of the Collection Period
                                (excluding all Scheduled Payments due on or
                                prior to, but not received as of, such last
                                day, as well as any Scheduled Payments due
                                after such last day and received on or prior
                                thereto), after giving effect to any
                                Prepayments received on or prior to such last day, discounted monthly (assuming, for purposes of such calculation, that each Scheduled Payment is due on the last day of the applicable Collection Period) at the rate
                                of    % per annum (the "Discount Rate"), which
                                rate is equal to (a) the weighted average
                                Interest Rate of the Class A (utilizing the
                                Class A-4 Interest Rate), Class B and Class C Notes on the Closing Date, plus (b) the Servicing Fee;

                                 (2) in the case of any Lease that permits
                                prepayment or early termination only upon payment of a premium that is at least equal to the present value (calculated in the manner described in clause (1) above) of the unpaid Scheduled Payments due on such Lease after the date of such prepayment, the amount specified in clause (1) above; and

                                 (3) in the case of any Lease that permits
                                prepayment or early termination without
                                payment of a premium at least equal to the amount specified in clause (2) above, the lesser of (a) the outstanding principal balance of such Lease after giving effect to Scheduled Payments due on or prior to such last day of the Collection Period, whether or not received, as well as any Prepayments, and any Scheduled Payments due after such last day, received on or prior to such last day, and (b) the amount specified in clause (1) above.

                               The "Initial Pool Principal Balance," which is
                                the aggregate Principal Balance of the Leases as of the Initial Cut-Off Date, calculated at
                                the Discount Rate, is $         . "Statistical
                                Discounted Present Value of the Leases" means an amount equal to the future remaining Scheduled Payments (not including delinquent amounts) on the Leases as of December 1, 1997, discounted at a rate equal to 7.0% (the "Statistical Discount Rate"). The Statistical Discounted Present Value of the Leases as of December 1, 1997 is $550,991,889.46.

                               The Principal Balance of any Lease which became
                                a Liquidated Lease during a given Collection
                                Period or which Vendor Services was obligated to purchase as of the end of a given Collection Period due to a breach of representations and warranties, will be deemed to be zero on and after the last day of such Collection Period.

                               A "Liquidated Lease" is any Lease (a) which the
                                Servicer has charged off as uncollectible in accordance with its credit and collection policies and procedures (which shall be no later than the date as of which the Servicer has repossessed and disposed of the related Equipment, or otherwise collected all proceeds which, in the Servicer's reasonable judgment, can be collected under such Lease), or (b) as to which 10% or more of a Scheduled Payment is delinquent 180 days or more. See "Description of the Notes--Principal."

                               The "Collection Period" for any Payment Date
                                will be the calendar month preceding the month in which such Payment Date occurs (except that the Collection Period for the Payment Date in February 1998 will include December 1997 and January 1998).


Stated Maturity Dates...          If and to the extent not previously paid, the
                                outstanding principal balance of each Class of Notes will be payable on the Stated Maturity Date of such Class of Notes. The Class A-1 Stated Maturity Date will be January 20, 1999, and the Class A-2 Stated Maturity Date, the Class A-3 Stated Maturity Date, the Class A-4 Stated Maturity Date, the Class B Stated Maturity Date and the Class C Stated Maturity Date will be September 20, 2005. If all payments on the Leases are made as scheduled, however, final payment with respect to the Class A-2, Class A-3, Class A-4, Class B and Class C Notes would occur prior to their Stated Maturity.

Denominations................
                               The Notes will be available for purchase in
                                minimum denominations of $10,000 and integral multiples of $1,000 in excess thereof, except that one Class C Note may be issued in another denomination.

Closing Date.................
                               On or about December   , 1997.

Payment Dates and Record
 Dates.......................  Interest and principal on the Notes will be paid on the 20th day of each month (or, if such 20th day is not a Business Day, the next succeeding Business Day), commencing in February 1998, to Holders of record on the Business Day immediately preceding such Payment Date (so long as the Notes are held in book-entry form), or to Holders of record on the last day of the preceding calendar month (if Definitive Notes have been issued).

Subordination................
                               The likelihood of payment of interest on each
                                Class of Notes will be enhanced by the
                                application of the Amount Available to the payment of such interest prior to the payment of principal on any of the Notes, as well as by the preferential right of the Holders of Class A and Class B Notes to receive such interest
                                (1) in the case of the Class A Notes, prior to the payment of any interest on the Class B Notes and the Class C Notes, and (2) in the case of the Class B Notes, prior to the payment of any interest on the Class C Notes. Likewise, the likelihood of payment of principal, to the extent of the Class A Principal Payment and the Class B Principal Payment on a Payment Date on the Class A and Class B Notes, respectively, will be enhanced by the preferential right of the Holders of Notes of each such Class to receive such principal, to the extent of the Amount Available after payment of interest on the Notes as aforesaid, (i) in the case of the Class A Notes, prior to the payment of any principal due on such Payment Date on the Class B Notes and Class C Notes, and (ii) in the case of the Class B Notes, prior to the payment of any principal due on such Payment Date on the Class C Notes. See "Description of the Notes."

Ratings......................
                               It is a condition of issuance of the Notes that
                                each of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and Fitch I.B.C.A., Inc. ("Fitch") (together, the "Rating Agencies") (i) rate the Class A-1 Notes "A-1+" and "F-1+," respectively, (ii) rate the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes "AAA",
                                (iii) rate the Class B Notes at least "A" and
                                (iv) rate the Class C Notes at least "BBB". The rating of each Class of Notes addresses the likelihood of the timely receipt of interest and payment of principal on such Class of Notes on or before the Stated Maturity Date for such Class of Notes. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. The ratings of the Notes do not address the likelihood of payment of principal on any Class of Notes prior to the Stated Maturity Date thereof. See "Ratings of the Notes."

Trust Assets.................  The Trust Assets will consist of:

                                 (i)a pool of equipment lease contracts (each,
                                a "Lease") with various lessees, borrowers or other obligors thereunder (each, an "Obligor"), including all monies at any time paid or payable thereon or in respect thereof from and after December 1, 1997 (the "Initial Cut-Off Date") or, in the case of Substitute Leases, the first day of the month of transfer to the Issuer (each such date, or the Initial Cut-Off Date, as applicable to each Lease, a "Cut-Off Date") in the form of (1) Scheduled Payments (including all Scheduled Payments due prior to, but not received as of, the Cut-Off Date, but excluding any Scheduled Payments due on or after, but received prior to, the Cut-Off
                                Date), (2) Prepayments and (3) Liquidation
                                Proceeds (including all net proceeds from the disposition of the related Equipment);

                                 (ii) certain rights to Residual Realizations
                                and amounts, if any, on deposit in the Residual Account (described below);

                                 (iii)  amounts on deposit in (and Eligible
                                Investments allocated to) certain accounts established pursuant to the Indenture and the Contribution and Servicing Agreement, including the Collection Account;

                                 (iv) amounts on deposit in the Reserve
                                Account; and

                                 (v) certain other property and assets as
                                herein described.

                               On the Closing Date, Vendor Services will
                                contribute to the SPC all of its right, title and interest in the Leases and the related Equipment, pursuant to the Transfer Agreement between Vendor Services and the SPC. The SPC will immediately contribute the Leases to the Issuer and convey to the Issuer certain rights to the Residual Realizations. The Trust Assets will secure payment of the Notes. See "Source of Payment and Security" below and "The Issuer and the SPC."

Source of Payment and
 Security....................  Principal of and interest on the Notes will be paid on each Payment Date solely from, and secured by, the "Amount Available" for such Payment Date, which is equal to the sum of (a) those Pledged Revenues on deposit in the Collection Account as of the last Business Day preceding the related Determination Date (the "Deposit Date") which were received by the Servicer during the related Collection Period or which represent amounts paid by Vendor Services to repurchase Leases as of the end of such Collection Period and investment earnings on funds on deposit in the Collection Account (the "Available Pledged Revenues"), plus (b) Servicer Advances made by the Servicer, plus
                                (c) funds, if any, on deposit in the Residual Account plus (d) funds on deposit in the Reserve Account.

                               "Pledged Revenues" will consist of:

                                 (i) "Scheduled Payments" on the Leases (which
                                will consist of all required payments under the Leases other than those portions of such payments which (A) under the Leases, are to be applied by the Servicer to the payment of insurance charges, maintenance, taxes and other similar obligations or (B) under the Contribution and Servicing Agreement, are to be retained by the Servicer in payment of Administrative Fees or are late payments as to which Servicer Advances were made on a Payment
                                Date) received on or after the Cut-Off Date and due during the term of the Leases, without giving effect to end-of-term extensions or renewals thereof (including all Scheduled Payments due prior to, but not received as of, the Cut-Off Date, but excluding any Scheduled Payments due on or after, but received prior to, the Cut-Off Date);

                                 (ii) any voluntary prepayments ("Prepayments")
                                of Scheduled Payments received on or after the Cut-Off Date under the Leases;

                                 (iii) any amounts paid by Vendor Services to
                                repurchase Leases (to the extent Vendor
                                Services has not delivered Substitute Leases) due to a breach of representations and warranties with respect thereto, as described under "--Mandatory Repurchase or Substitution of Certain Leases" below;

                                 (iv) any amounts paid by the SPC to repurchase
                                the Leases as described under "--Optional
                                Repurchase of Leases" below;

                                 (v) all net proceeds derived from the
                                liquidation of the Leases and the related
                                Equipment, as described under "--Liquidated
                                Leases" below (unless Vendor Services has substituted a Substitute Lease therefor); and

                                 (vi) any earnings on the investment of amounts
                                credited to the Collection Account.

Servicer Advances............  Prior to any Payment Date, the Servicer may, but
                                will not be required to, advance to the Trustee an amount sufficient to cover delinquencies in Scheduled Payments on the Leases with respect to the prior Collection Period (a "Servicer Advance"). The Servicer will be reimbursed for Servicer Advances from late payments on the delinquent Leases with respect to which such advances were made and, if the Servicer later determines that such Servicer Advance will not be reimbursed from the recovery on the delinquent Lease (a "Nonrecoverable Servicer Advance"), from the Amount Available on the next Payment Date.

Residual Realizations........
                               Cash flows realized from the sale or re-lease of
                                the Equipment following the scheduled
                                expiration dates or voluntary early termination of the Leases, other than Equipment subject to Liquidated Leases (the "Residual Realizations"), will provide additional credit support to the Notes. During each Collection Period, the Residual Realizations will be deposited in the Residual Account. As provided in the Indenture, funds on deposit in the Residual Account will be available to cover shortfalls in the Available Pledged Revenues to pay interest and principal payments then due on the Notes. As of the Initial Cut-Off Date, the aggregate residual value of the Equipment recorded on the accounting books of Vendor Services (the "Book Value") of the Leases was $49,422,100.38. Actual Residual Realizations may be more or less than the Book Value. The Residual Realizations for a Collection Period not distributed to Noteholders, paid to the Servicer or deposited into the Reserve Account on the related Payment Date will be released to the SPC on such Payment Date, except during the continuation of certain limited circumstances specified in the Indenture (a "Residual Event"). During the continuation of a Residual Event, amounts in the Residual Account that otherwise would be released to the SPC will be retained in the Residual Account for application on future Payment Dates. Upon the termination of a Residual Event, any amounts on deposit in the Residual Account will be (i) deposited into the Reserve Account, to the extent that the amount on deposit in the Reserve Account is less than the Required Reserve Amount, or (ii) released to the SPC and thereafter will not be available to Noteholders under any circumstance. The Residual Events will be established prior to the Closing Date based on criteria prescribed by the Rating Agencies. Such criteria may be amended or otherwise altered after the Closing Date, without the consent of Noteholders, to alter the performance parameters that must occur to cause a Residual Event, so long as doing so would not cause either Rating Agency to reduce, withdraw or qualify any of its ratings on the Notes.

Reserve Account.......         The Noteholders will have the benefit of funds
                                on deposit in an account (the "Reserve
                                Account") to the extent that there is a
                                shortfall in the Available Pledged Revenues to make interest and principal payments on the Notes on any Payment Date and amounts on deposit in the Residual Account are insufficient to make up such shortfall. The Reserve Account will be funded by an initial deposit of 2.00% of the Initial Pool Principal Balance. Thereafter, to the extent provided in the Indenture, additional deposits will be made to the Reserve Account to the extent that the amount on deposit in the Reserve Account (the "Available Reserve Amount") is less than the Required Reserve Amount. The "Required Reserve Amount" equals the lesser of (a) 2.00% of the Initial Pool Principal Balance and (b) the Outstanding Principal Amount of the Notes. Amounts on deposit in the Reserve Account in excess of the Required Reserve Amount will be disbursed to the SPC in accordance with the provisions of the Indenture, and thereafter will not be available to Noteholders under any circumstance.

The Leases...................  The aggregate of the Leases held by the Issuer as part of the Trust Assets, as of any
                                particular date, is referred to as the "Lease Pool," and the Lease Pool, as of the Initial Cut-Off Date, is referred to as the "Cut-Off Date Pool." Unless otherwise noted, the statistical information contained in this Prospectus regarding the Cut-Off Date Pool is calculated based on the Statistical Discounted Present Value of the Leases and the Statistical Discount Rate. "Statistical Discounted Present Value of the Leases" means an amount equal to the future remaining Scheduled Payments (not including delinquent amounts) on the Leases as of the Initial Cut-Off Date, discounted at a rate equal to the Statistical Discount Rate. The Statistical Discounted Present Value of the Leases as of the Initial Cut-Off Date is $550,991,889.46 and will not vary materially from the Initial Pool Principal Balance.

                               The following are the characteristics of the
                                Cut-Off Date Pool as of the Initial Cut-Off
                                Date, based on the Statistical Discounted
                                Present Value of the Leases:

                                 (i) There were 54,483 Leases.

                                 (ii) The average Principal Balance was
                                approximately $10,113.10.

                                 (iii) Approximately 27.06% of such Leases
                                related to data processing equipment;
                                approximately 19.35% of such Leases related to office equipment; approximately 19.20% of such Leases related to telecommunications equipment; and approximately 8.90% of such Leases related to commercial laundry equipment.

                                 (iv) The Obligors on approximately 14.27% of
                                the Leases were located in California;
                                approximately 11.14% were located in New York; approximately 7.74% were located in Florida; approximately 7.49% were located in Texas; approximately 5.66% were located in New Jersey; and no other state represented more than 5.0% of the Statistical Discounted Present Value of the Leases.

                                 (v) The remaining term of the Leases ranged
                                from 6 months to 82 months.

                                 (vi) The weighted average remaining term of
                                the Leases was approximately 35.67 months and the weighted average age of the Leases was approximately 14.93 months. See "The Leases-- Certain Statistics Relating to the Cut-Off Date Pool."

                                 (vii) The Leases with a single Obligor having
                                the largest aggregate Principal Balance as of the Cut-Off Date represented no more than 0.20% of the Statistical Discounted Present Value of the Leases.

                               Vendor Services will make certain
                                representations and warranties regarding each Lease in connection with its contribution of the Leases to SPC, and will be obligated to repurchase (or substitute another lease for) any Lease in the event of a breach of any such representation or warranty that materially and adversely affects the value of such Lease. See "Mandatory Repurchase or Substitution of Certain Leases" below.

Lease Prepayments............  Vendor Services will represent and warrant that none of the Leases permit the Obligor
                                thereunder to prepay the amounts due under such Lease or otherwise terminate the Lease prior to its scheduled expiration date (except for a de minimis number of Leases which allow for a prepayment or early termination upon payment of an amount which is not less than the Required Payoff Amount). Nevertheless, under the Contribution and Servicing Agreement, the Servicer will be permitted to allow Prepayments of any of the Leases, but only if the amount paid by or on behalf of the Obligor (or, in the case of a partial Prepayment, the sum of such amount and the remaining Principal Balance of the Lease after application of such amount) is at least equal to the Required Payoff Amount for such Lease.

                               The "Required Payoff Amount," with respect to
                                any Collection Period for any Lease, is equal to the sum of:

                                 (i) the Scheduled Payment due in such
                                Collection Period, together with any Scheduled Payments due in prior Collection Periods and not yet received, plus

                                 (ii) the Principal Balance of such Lease as of
                                the last day of such Collection Period (after taking into account the Scheduled Payment due in such Collection Period).

Liquidated Leases............
                               Liquidation Proceeds (which will consist
                                generally of all amounts received by the Servicer in connection with the liquidation of a Liquidated Lease and disposition of the related Equipment, net of any related out-of-pocket liquidation expenses) will be deposited in the Collection Account and constitute Pledged Revenues to be applied to the payment of interest and principal on the Notes in accordance with the priorities described under "Priority of Payments" below (except that, to the extent that Vendor Services elects to substitute one or more Substitute Leases for all or a portion of the unpaid Principal Balance of the Liquidated Lease, Liquidation Proceeds will be remitted to Vendor Services and will not be available to Noteholders).

Servicing....................
                               The Servicer will be responsible for managing,
                                administering, servicing and making collections on the Leases. Compensation to the Servicer will include a monthly fee (the "Servicing Fee"), which will be payable to the Servicer from the Amount Available on each Payment Date (payable in accordance with the priorities described under "Priority of Payments" below), in an amount equal to the product of one-twelfth of .75% per annum multiplied by the Lease Pool Principal Balance determined as of the last day of the second preceding Collection Period (or, in the case of the Servicing Fee with respect to the Collection Period commencing on the Initial Cut-Off Date, the Initial Pool Principal Balance), plus any late fees, late payment interest, documentation fees, insurance administration charges and other administrative charges and a portion of any extension fees (collectively, the "Administrative Fees") collected with respect to the Leases during the related Collection Period and any investment earnings on collections prior to deposit thereof in the Collection Account. The Servicer may be terminated as Servicer under certain circumstances, in which event a successor Servicer would be appointed to service the Leases. See "Description of the Contribution and Servicing Agreement--Servicing--Events of Termination."

Mandatory Repurchase or
 Substitution of Certain
 Leases......................

                               Vendor Services will make certain
                                representations and warranties with respect to each Lease and the related Equipment, as more fully described in "The Leases--Representations and Warranties Made by Vendor Services." The Trustee will be entitled to require Vendor Services to repurchase any Lease and the related Equipment, at a price equal to (i) the Required Payoff Amount, plus (ii) the Book Value (if any) of the related Equipment, if the value of the Lease is materially and adversely affected by a breach of any such representation or warranty which is not cured within a specified period.

                               Vendor Services will have the option to
                                substitute one or more Leases having similar characteristics (each, a "Substitute Lease") for (a) Liquidated Leases, (b) Leases subject to repurchase as a result of a breach of representation and warranty ("Warranty Leases") and (c) Leases following a material modification or adjustment to the terms of such Lease ("Adjusted Leases"). The aggregate Principal Balance of the Liquidated Leases, Warranty Leases or Adjusted Leases for which Vendor Services may substitute Substitute Leases is limited to an amount not in excess of 10% of the Initial Pool Principal Balance.

                               In no event will the Lease Pool Principal
                                Balance after the inclusion of the Substitute Leases, be less than the Lease Pool Principal Balance prior to such substitution. In addition, after giving effect to such substitutions, the aggregate Book Value of the Equipment subject to the Leases will not be materially less than the aggregate Book Value of the Equipment subject to the Leases immediately prior to such substitutions. Additionally, the final payment on each Substitute Lease must be on or prior to September 2004 or, to the extent the final payment on such Lease is due subsequent to September 2004, only scheduled payments due on or prior to such date may be included in calculating the Principal Balance of such Lease.

Servicing and Collection
 Accounts....................  The Trustee will establish and maintain a
                                Servicing Account, into which the Servicer will deposit, no later than the second Business Day after receipt thereof, all Scheduled Payments, Prepayments, Liquidation Proceeds and other amounts received by the Servicer in respect of the Leases on and after the Cut-Off Date. The Trustee will also establish and maintain (i) the Collection Account, into which those amounts deposited in the Servicing Account and constituting Pledged Revenues will be transferred within three Business Days following the deposit thereof in the Servicing Account, and (ii) the Residual Account, into which those amounts deposited in the Servicing Account and constituting Residual Realizations will be transferred within three Business Days following the deposit thereof in the Servicing Account. The Servicer will be permitted to use any alternative remittance schedule for making deposits into such accounts which is acceptable to the Rating Agencies if the effect thereof will not result in a qualification, reduction or withdrawal of any of the ratings then applicable to the Notes. See "Description of the Contribution and Servicing Agreement-- Collections on Leases."


Priority of Payments.........
                               On each Payment Date, the Trustee will be
                                required to make the following payments, first, from the Available Pledged Revenues plus any Servicer Advances, second, from amounts on deposit in the Residual Account as described under "Residual Realizations" above and third, from amounts on deposit in the Reserve Account as described under "Reserve Account" above, in the following order of priority (except as otherwise described under "Description of the Notes--Events of Default; Rights Upon Event of Default"):

                                 (i) the Servicing Fee (if Vendor Services or
                                an affiliate is no longer the Servicer);

                                 (ii) to reimburse the Servicer for
                                unreimbursed Nonrecoverable Servicer Advances made with respect to a prior Payment Date;

                                 (iii) interest on the Notes in the following
                                order of priority:

                                  (a) interest on the Class A Notes,

                                  (b) interest on the Class B Notes, and

                                  (c) interest on the Class C Notes;

                                 (iv) an amount equal to the Monthly Principal
                                Amount as of such Payment Date, to the Class A, Class B and Class C Notes in the amount and order of priority described under "Principal" above;

                                 (v) from Available Pledged Revenues and
                                amounts (if any) on deposit in the Residual
                                Account, to the Reserve Account, an amount equal to the excess of the Required Reserve Amount over the Available Reserve Amount;

                                 (vi) from Available Pledged Revenues only, for
                                so long as Vendor Services or an affiliate is the Servicer, the Servicing Fee; and


                                 (vii) the remainder of Available Pledged
                                Revenues, if any, to the SPC.

Optional Repurchase of
  Leases...................... The SPC may repurchase all of the Leases on any
                                Payment Date following the date on which the unpaid principal balance of the Notes is less than 10% of the Initial Pool Principal Balance. The purchase price to be paid in connection with such repurchase shall be at least equal to the unpaid principal balance of the Notes as of such Payment Date plus interest to be paid on the Notes on such Payment Date. The proceeds of such repurchase shall be applied on such Payment Date to the payment of the remaining principal balance of the Notes, together with accrued interest thereon.

Tax Status...................  In the opinion of counsel to the Issuer, the
                                Notes will be characterized as indebtedness and the Issuer will not be characterized as an "association" or "publicly traded partnership" taxable as a corporation for federal income tax purposes. Each Noteholder, by its acceptance of a Note, will agree to treat the Notes as indebtedness for federal, state and local income tax purposes. Prospective investors are advised to consult their own tax advisors regarding the federal income tax consequences of the purchase, ownership and disposition of Notes, and the tax consequences arising under the laws of any state or other taxing jurisdiction. See "Federal Income Tax Consequences."

ERISA Considerations.........  If the Notes are considered to be indebtedness without substantial equity features under a regulation issued by the United States Department of Labor, the acquisition or holding of Notes by or on behalf of a Benefit Plan will not cause the assets of the Issuer to become plan assets, thereby generally preventing the application of certain prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended (the "Code"), that otherwise could possibly be applicable. Although there can be no assurances in this regard, it appears that the Notes should be treated as indebtedness without substantial equity features for purposes of such regulation. As a result, subject to the considerations described in "ERISA Considerations" herein, the Notes are eligible for purchase with plan assets of any Benefit Plan. However, a fiduciary or other person contemplating purchasing the Notes on behalf of or with plan assets of any Benefit Plan should carefully review with its legal advisors whether the purchase or holding of the Notes could give rise to a transaction prohibited or not otherwise permissible under ERISA or
                                Section 4975 of the Code. See "ERISA
                                Considerations."

Legal Investment........       The Class A-1 Notes will be eligible securities
                                for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940. A fund should consult with its advisors regarding the eligibility of the Class A-1 Notes under Rule 2a-7 and the fund's investment policies and objectives.

Registration, Clearance and
 Settlement of Notes.........  Each of the Notes will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company ("DTC"), and will be available for purchase only in book-entry form on the records of DTC and participating members thereof. Notes will be issued in definitive form only under the limited circumstances described under "Description of the Notes-- Definitive Notes." All references herein to "Holders" or "Noteholders" shall reflect the rights of beneficial owners of Notes (the "Note Owners"), as they may indirectly exercise such rights through DTC and participating members thereof, except as otherwise specified herein. See "Description of the Notes--Book-Entry Registration."

                                 RISK FACTORS

  Prospective Noteholders should consider the following factors in connection with the purchase of the Notes:

RISKS RESULTING FROM LIMITED ASSETS OF THE ISSUER

  The Issuer will have no assets other than the Leases (including the Liquidation Proceeds derived from the liquidation of defaulted Leases), certain rights to Residual Realizations on the Equipment, amounts on deposit from time to time in the Collection Account, the Residual Account, the Reserve Account and the accounts established pursuant to the Contribution and Servicing Agreement. The Notes will represent obligations solely of the Issuer, and none of the Notes will be insured or guaranteed, directly or indirectly, by Vendor Services, the SPC, or the Trustee (or any affiliate of any of them) or any other person or entity. As a result, the Noteholders may be subject to delays in payment and may incur losses on their investment as a result of defaults or delinquencies on the Leases and because of depreciation in the value of the related Equipment or other inability to realize on the Equipment. See "--Enforceability of the Leases" below.

RISKS OF LOSSES TO HOLDERS OF THE CLASS B NOTES AND CLASS C NOTES RESULTING FROM SUBORDINATION

  Payments of interest and principal on the Class B Notes will be subordinated in priority of payment to interest and principal, respectively, on the Class A Notes. Similarly, payments of interest and principal on the Class C Notes will be subordinated in priority of payment to interest and principal, respectively, on the Class A Notes and the Class B Notes. In addition, payments of principal on the Notes will be subordinated in priority of payment to payments of interest on the Notes to the extent described herein under "Description of the Notes--Distributions" and "--Subordination of Class B Notes and Class C Notes."

  The only protection afforded the Class C Noteholders against delinquencies and defaults on the Leases and resulting losses of principal will be any Residual Realizations each month, and the amounts, if any, on deposit in the Residual Account and the Reserve Account (in each case to the extent not used to make payments of interest and principal on the Class A and Class B Notes). With respect to the Class C Notes, sufficiently high delinquencies and liquidation losses on the Leases will have the effect of reducing, and could eliminate, the protection against loss afforded by the Residual Realizations and the amounts, if any, on deposit in the Residual Account and the Reserve Account. As a result, the Class C Noteholders would bear directly the risk of losses on the remaining Trust Assets, and the Class C Noteholders could incur losses on their investment as a result.

  Further, delinquencies and defaults on the Leases could eliminate the protection afforded the Class B Noteholders by the subordination of the Class C Notes, and the Class B Noteholders could incur losses on their investment as a result. In addition, delinquencies and defaults on the Leases could eliminate the protection offered to the Class A Noteholders by the subordination of the Class B Notes and the Class C Notes, and the Class A Noteholders could also incur losses on their investment as a result.

RISKS RELATED TO BANKRUPTCY

  Risks Relating to Characterization of the Transfer of the Leases and Equipment as a Borrowing by Vendor Services. Dorsey & Whitney LLP, counsel to the Issuer, will deliver a legal opinion to the effect that, subject to the qualifications and limitations expressed therein, the transfer of the Leases and the Equipment from Vendor Services to the SPC constitutes a sale or absolute assignment, rather than a pledge to secure indebtedness of Vendor Services; and that in the event that Vendor Services were to become a debtor under the federal bankruptcy code, a creditor or trustee in bankruptcy would be unable to successfully challenge the transfer of the

Leases and the Equipment to the SPC and the Leases, payments thereunder and the Equipment would not be property of the bankruptcy estate of Vendor Services. However, if Vendor Services were to become a debtor under the federal bankruptcy code or similar applicable state laws (collectively, "Insolvency Laws"), a creditor or trustee in bankruptcy of Vendor Services, or Vendor Services as debtor-in-possession, might argue that such transfer of the Leases and the Equipment from Vendor Services to the SPC was (or should be recharacterized as) a pledge of such assets rather than a sale or absolute assignment. If this position were accepted by a court, any Leases considered to be "true" leases under the applicable Insolvency Laws (as described under "The Leases-- Description of the Leases"), and any other Lease considered to be executory under such Insolvency Laws, could be rejected by such trustee in bankruptcy or by Vendor Services as debtor-in-possession, which would result in the termination of Scheduled Payments under any such Leases and reductions in distributions to Noteholders, and Noteholders could incur a loss on their investment as a result. To reduce the likelihood of such rejection, UCC financing statements perfecting a security interest for the benefit of the SPC in Vendor Services' interests in the Equipment, and assignments of such perfected security interest to the Issuer and the Trustee, will be filed against Vendor Services in those states where Equipment subject to Leases constituting at least 75% of the Initial Pool Principal Balance and at least 75% of the aggregate Book Value as of December 1, 1997 is located. Even if such Leases were not so rejected in the event of an insolvency of Vendor Services, the Issuer and the Trustee could experience a delay in or reduction of collections on all of the Leases, and Noteholders could incur a loss on their investment as a result.

  A case decided by the United States Court of Appeals for the Tenth Circuit contains language to the effect that accounts sold by an entity that subsequently became bankrupt remained property of the debtor's bankruptcy estate because the sale of accounts is treated as a "security interest" that must be perfected under the Uniform Commercial Code ("UCC"). Although the Leases constitute chattel paper or general intangibles rather than accounts under the UCC, sales of chattel paper, like sales of accounts, must be perfected under Article 9 of the UCC. If Vendor Services were to become a debtor under any Insolvency Law and a court were to follow the reasoning of the Tenth Circuit Court of Appeals and apply such reasoning to chattel paper, the Issuer (and thus the Trustee) could experience a delay in or reduction of collections on the Leases, and Noteholders could incur a loss on their investment as a result.

  Risks Relating to Substantive Consolidation of Vendor Services and the
SPC. Dorsey & Whitney LLP will deliver a legal opinion to the effect that, subject to the qualifications and limitations expressed therein, if Vendor Services were to become a debtor in a bankruptcy case, a bankruptcy court would not order that the assets and liabilities of the SPC be consolidated with those of Vendor Services. The SPC has taken steps in structuring the transactions described herein that are intended to prevent the voluntary or involuntary application for relief by or on behalf of Vendor Services under any Insolvency Law from resulting in the consolidation of the assets and liabilities of the SPC with those of Vendor Services. Such steps include the maintenance of separate books and records and the insistence on arm's-length terms in all agreements with Vendor Services and affiliates thereof. Nevertheless, there can be no assurance that, in the event of a bankruptcy or insolvency of Vendor Services, a court would not order that the Issuer's or the SPC's assets and liabilities be consolidated with those of Vendor Services. Any such order would adversely affect the Issuer's ability to receive payments on the Leases, and Noteholders could incur a loss on their investment as a result.

  Risks Related to Fraudulent Transfer Laws. Under federal or state fraudulent transfer laws, a court could, among other things, subordinate the rights of the Noteholders in the Leases and Equipment to the rights of creditors of Vendor Services, if a court were to find, among other things, that Vendor Services received less than reasonably equivalent value or fair consideration for the Leases and the Equipment and, at the time of any transfers, was insolvent or rendered insolvent as a result of such transfer, and Noteholders could incur a loss on their investment as a result.

  Risks Relating to Commingling of Trust Assets by Vendor Services as Servicer. While Vendor Services is the Servicer, cash collections held by Vendor Services will be commingled and used for the benefit of the Servicer prior to the date on which such collections are required to be deposited in a Collection Account as described under "Description of the Contribution and Servicing Agreement--Collections on Leases" and, in the event of the insolvency or receivership of the Servicer or, in certain circumstances, the lapse of certain time periods, the Issuer may not have a perfected ownership or security interest in such collections, and Noteholders could incur a loss on their investment as a result.

  Risks Relating to Reliance on Representations and Warranties Made by Vendor Services. Vendor Services will make certain representations and warranties regarding the Leases, the Equipment and certain other matters (see "The Leases--Representations and Warranties Made by Vendor Services"). In the event that any such representation or warranty with regard to a specific Lease is breached, is not cured within a specified period of time, and the value of such Lease is materially and adversely affected by such breach, Vendor Services will be required to purchase the Lease from the Issuer at a price equal to the Required Payoff Amount of such Lease and, if there is a Book Value of the related Equipment, will be required to purchase the related Equipment from the SPC at a price equal to the Book Value thereof (or, subject to certain conditions, deliver a Substitute Lease therefor). In the event of a bankruptcy or insolvency of Vendor Services, the Trustee's right to compel a purchase would be impaired and would have to be satisfied out of the available assets, if any, of Vendor Services's bankruptcy estate, and Noteholders could incur a loss on their investment as a result.

  Risks Relating to Insolvency of the SPC or the Issuer. If the SPC or the Issuer were to become insolvent under any Insolvency Law, delays in the amount of distributions to Noteholders would be likely and Noteholders could incur a loss on their investment as a result. The SPC and the Issuer have each taken certain steps to minimize the likelihood that it will become bankrupt or otherwise insolvent. The SPC is prohibited by its organizational documents and the Transfer Agreement from engaging in activities (including the incurrence or guaranty of debt) other than those permitted by the Transfer Agreement. See "The Issuer and the SPC." Its Articles of Incorporation also contain restrictions on the SPC's ability to commence a voluntary case or proceeding under any Insolvency Law without the affirmative vote of all its directors, including its independent directors. The Issuer is subject to similar constraints under the Contribution and Servicing Agreement and its LLC Agreement, including the requirement that an affirmative vote of all of the SPC's directors, including the independent director, occur before the Issuer may commence any such insolvency proceeding. The Trustee, on behalf of the Noteholders, will covenant not to subject the SPC or the Issuer to bankruptcy proceedings until the Notes have been paid in full and one year and one day has elapsed. Vendor Services believes that such actions substantially mitigate the risk of an involuntary bankruptcy petition being filed against either the SPC or the Issuer.

  Risk Relating to Insolvency of a Financial Intermediary. As described under "Green Tree Vendor Services Corporation--Equipment Lease Business," Vendor Services from time to time acquires leases from financial intermediaries. Similar to the risks described above related to any insolvency of Vendor Services, in the event that a financial intermediary were to become insolvent, the sale of the related Leases from such financial intermediary to Vendor Services could be characterized as a fraudulent transfer or as a pledge to secure indebtedness rather than a sale. In such event, the Issuer and the Trustee could experience a delay in or reduction of collections on such Leases, and Noteholders could incur a loss on their investment as a result.

PREPAYMENT AND EARLY TERMINATION OF LEASES AND RELATED REINVESTMENT RISKS

  The weighted average life of the Notes may be reduced by prepayments and early terminations of the Leases. Prepayments and early terminations may result from payments by Obligors, certain amounts received as a result of default or early termination of a Lease, the receipt of proceeds from the physical damage to the Equipment to the extent described herein under "The Leases," purchases by Vendor Services of Leases as a result of certain uncured breaches of the representations and warranties made by it with respect thereto (see "The Leases--Representations and Warranties Made by Vendor Services") or the SPC exercising its option to purchase all of the remaining Leases (see "Description of the Notes--Optional Purchase of Leases"). Most of the Leases do not permit a prepayment or early termination thereof. Nevertheless, Vendor Services historically has permitted lessees to terminate leases early, either in connection with the execution of a new lease of replacement equipment or upon payment of a negotiated prepayment premium, or both. The Contribution and

Servicing Agreement will permit the Servicer to allow a voluntary prepayment of a Lease by an Obligor at any time so long as the amount paid by or on behalf of the Obligor (or, in the case of a partial prepayment, the sum of such amount and the remaining Principal Balance of the Lease after application of such amount) is at least equal to the Required Payoff Amount for such Lease. The amounts so received in respect of such prepayments are to be added to the Amount Available and applied in the priority described in "Description of the Notes--Distributions." The rate of prepayments and early terminations on the Leases (including those due to Obligors seeking early termination and those due to defaults) may be influenced by a wide variety of economic and other factors, including, among others, changes in the reimbursement policies of governmental or third party payors, obsolescence of the Equipment, changes in interest rates, changes in the local, regional or national economies or changes in federal income tax laws. Therefore, no assurance can be given as to the rate of prepayments or as to whether there will be a substantial amount of prepayments, nor can any assurance be given as to the level or timing of any prepayments that do occur. As the rate of payment of principal of the Notes will depend (in the absence of Substitute Leases, as described below) on the rate of payment (including prepayments) on the Leases, the rate at which such principal will be paid cannot be predicted and the final payment of a Class of Notes could occur significantly earlier than the Stated Maturity Date of such Class of Notes. There can be no assurance that Noteholders will be able to reinvest principal paid on any Class of Notes at an interest rate equal to the Interest Rate for such Class of Notes, and Noteholders will bear all reinvestment risk resulting from the timing of payments of principal on the Notes. See "Weighted Average Life of the Notes."

RISKS RELATING TO SUBSTITUTE LEASES

  As described herein, pursuant to the Contribution and Servicing Agreement, Vendor Services may, but is not obligated to, substitute one or more leases as Substitute Leases in exchange for Liquidated Leases, Warranty Leases and Adjusted Leases. Accordingly, payments of principal of and interest on the Notes may be dependent, in part, upon payments received on such Substitute Leases. Although the Contribution and Servicing Agreement specifies various criteria that must be satisfied by any Substitute Lease, there can be no assurance that the delinquency and default experience of the Issuer with respect to such Substitute Leases will be comparable to that of the Leases so replaced. The Servicer's monthly report to Noteholders will disclose all Substitute Leases delivered to the Issuer during the related monthly period, and Vendor Services will make representations and warranties regarding any Substitute Leases described under "The Leases--Representations and Warranties Made by Vendor Services," but the characteristics of such Substitute Leases will not be verified by independent accountants or any other third party.

RISKS RELATING TO RELIANCE ON RESIDUAL REALIZATIONS

  The availability of Residual Realizations will depend on various factors, including the timing of Lease terminations and the future value of Equipment, which in each case is inherently uncertain. The Servicer will be obligated to use its best efforts to sell or re-lease any Equipment upon the termination of the Lease to which such Equipment is subject (whether as a result of early termination or upon scheduled expiration of the Lease), in a timely manner and in a manner so as to maximize, to the extent possible under then prevailing market conditions, the net proceeds from such Equipment. However, because, among other things, the market value of equipment generally declines with age and may be subject to sudden, significant declines in value due to technological obsolescence, there can be no assurance as to the amount the Servicer will be able to realize on any such Equipment at such time. Other factors that may also affect the amount of the Residual Realization will include whether the Equipment is returned to the Servicer upon termination or expiration of such Lease and whether there has been damage to or loss of any item of Equipment.

  Moreover, unless a Residual Event has occurred and is continuing, any month's Residual Realizations not used to pay interest or principal on the related Payment Date will be (i) deposited into the Reserve Account to the extent that the amount on deposit in the Reserve Account is less than the Required Reserve Amount or (ii) released to the SPC, and, upon such release to the SPC, will not thereafter be available to make payments on the Notes. Accordingly, there can be no assurance that Residual Realizations will be available on a Payment Date when the Available Pledged Revenues are insufficient to pay interest and principal on the Notes.

ENFORCEABILITY OF THE LEASES

  The transfer of the Leases by Vendor Services to the SPC, and by the SPC to the Issuer, the perfection of the interest of the Issuer in the Leases and the right to receive payments thereon, and the Issuer's and the Trustee's interest in such Leases and in the Equipment are subject to the requirements of the UCC as in effect in Minnesota and, with respect to certain of the Equipment, in the various states in which the Equipment subject to the applicable Lease is located from time to time. Vendor Services will take or cause to be taken such actions as are required to perfect the transfer to the SPC and thence to the Issuer of Vendor Services's rights in the Leases and the right to receive payments thereunder and to perfect the security interest of the Trustee in the Issuer's rights in the Leases and the right to receive payments thereunder.

  Risks Relating to Decision Not to File Certain UCC Financing Statements. It has been the general policy of Vendor Services, depending on the dollar amount of the particular Lease, not to file or (in certain cases) not to obtain or file UCC financing statements with respect to the Equipment relating to certain Leases. See "Green Tree Vendor Services Corporation--Documentation." No representation and warranty will be made in connection with the transfer of the Leases by Vendor Services with respect to the perfection or priority of any security interest in the related Equipment (see "The Leases-- Representations and Warranties Made by Vendor Services"). With respect to any such Leases that were deemed to be loans or leases intended for security (as described under "The Leases-- Description of the Leases"), a purchaser from the applicable Obligor of the related Equipment would acquire such Equipment free and clear of the interest of Vendor Services in such Equipment, and a creditor of the Obligor which has taken a security interest in such Equipment and filed a UCC financing statement with respect thereto or a trustee in the bankruptcy of such Obligor would have priority over the interest of Vendor Services in such Equipment. Any such purchaser, creditor or trustee would have an interest superior to the interest of the Issuer in such Equipment, which interest is derived from the transfer and conveyance of a security interest in the Equipment by Vendor Services to the SPC, and by the SPC to the Issuer. All of the Leases prohibit the Obligor from selling or pledging the related Equipment to third parties.

  Due to the administrative burden and expense, no assignments of the UCC financing statements evidencing the security interest of Vendor Services in the Equipment (to the extent that such financing statements have been filed against the Obligor, as discussed above) will be filed to reflect the SPC's, the Issuer's or the Trustee's interests therein. While failure to file such assignments does not affect the Issuer's interest in the Leases or perfection of the Trustee's interest in such Leases (including Vendor Services's security interest in the related Equipment), it does expose the Issuer (and thus Noteholders) to the risk that Vendor Services could release its security interest in the Equipment of record, and it could complicate the Issuer's enforcement, as assignee, of Vendor Services's security interest in the Equipment. While these risks should not affect the perfection or priority of the interest of the Trustee in the Leases or rights to payment thereunder, they may adversely affect the right of the Trustee to receive proceeds of disposition of the Equipment subject to a Liquidated Lease. Additionally, statutory liens for repairs or unpaid taxes and other liens arising by operation of law may have priority even over prior perfected security interests in the Equipment assigned to the Trustee.

  Risks Relating to Servicer's Retention of Lease Documents; Risk of Sale to Third Party. The Servicer will hold the Leases and certain related documents on behalf of the Issuer and the Trustee. To facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in the Servicer's possession. UCC financing statements will be filed in the appropriate jurisdictions reflecting (i) the sale and assignment of the Leases and Vendor Services' interests in the Equipment to the SPC (provided that filings with respect to Vendor Services' interests in the Equipment will be made only in those jurisdictions described above under "Risks Related to Bankruptcy--Risks Relating to Characterization of the Transfer of the Leases and Equipment as a Borrowing by Vendor Services"), (ii) the transfer and assignment of the Leases and rights to Residual Realizations by the SPC to the Issuer, and (iii) the pledge of the Leases and the Residual Realizations by the Issuer to the Trustee, and the Servicer's accounting records and computer systems will also reflect such transfers. The Leases will not, however, be stamped or otherwise marked to reflect that such Leases have been sold to the SPC, transferred to the Issuer or pledged to the Trustee. If, through inadvertence or otherwise, any of the Leases were sold to another party (or a security interest therein were granted to another party) that purchased (or took a security interest in) any of such Leases in the ordinary course of business and took possession of such Leases, the purchaser (or secured party) would acquire an interest in the Leases superior to the interest of the Issuer and the Trustee if the purchaser (or secured party) acquired (or took a security interest in) such Leases for new value and without actual knowledge of the Issuer's or the Trustee's interest. Such superior interest may include an ownership interest, which would cut off all rights of the Issuer to such Leases and payments thereunder, or a security interest, which would be senior to the security interest held by the Issuer; in either case, Noteholders could incur a loss on their investment as a result.

LIMITED LIQUIDITY OF THE NOTES

  There is currently no market for the Notes. Each Underwriter expects, but will not be obligated, to make a market for the Classes of Notes for which it is acting as underwriter. There can be no assurance that a secondary market for the Notes will develop or, if it does develop, that it will provide the Holders of such Notes with liquidity of investment or will continue for the life of such Notes. As a result, inverstors must be prepared to bear the risk of holding the Notes for as long as the Notes are outstanding.

EFFECT OF BOOK-ENTRY REGISTRATION

  The Notes will be issued in book-entry, rather than physical, form and, as a result, in certain circumstances, the liquidity of the Notes in the secondary market and the ability of the Noteholders to pledge them may be adversely affected. See "Underwriting" and "Description of the Notes--Book-Entry Registration." The Notes will be registered in the name of a nominee of DTC and will not be registered in the names of the beneficial owners or their nominees. As a result, unless and until Definitive Notes are issued in the limited circumstances described under "Description of the Notes--Definitive Notes," beneficial owners will not be recognized by the Trustee as Noteholders, as that term is used in the Indenture. Hence, until such time, beneficial owners will only be able to exercise the rights of Noteholders indirectly through DTC and its participating organizations. In addition, the laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to transfer beneficial interests in the Notes.

                             THE ISSUER AND THE SPC

  The Issuer is a limited liability company organized under the laws of the State of Delaware. Green Tree Lease Finance II, Inc. ("SPC"), a corporation organized under the laws of the State of Minnesota, is the sole and managing member of the Issuer. The SPC is wholly owned by Vendor Services.

  The Issuer has been formed solely for the purposes of the transactions described in this Prospectus. Under its LLC Agreement and the Indenture, the Issuer is not permitted to engage in any activity other than (i) acquiring the Leases and rights to the Residual Realizations from the SPC, (ii) pledging the Leases and its rights to the Residual Realizations to the Trustee, (iii) executing and performing its obligations under the Contribution and Servicing Agreement and the Indenture, and (iv) engaging in other transactions, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The Issuer is prohibited from incurring any debt, issuing any obligations, incurring any liabilities, except in connection with the issuance of the Notes or voting to file for bankruptcy without the affirmative vote of all of the SPC's directors, including the independent director.

  The SPC, as sole and managing member of the Issuer, does not intend to engage in any business or activities other than (i) becoming a member or shareholder of, making capital contributions to, and acting as the managing member of, the Issuer and other similar special purpose entities; (ii) acquiring, owning, leasing, transferring, receiving and pledging the Leases and related Equipment, other similar leases and related equipment, and related activities set forth in the SPC's Articles of Incorporation; and (iii) engaging in any lawful act or activity and exercising any powers permitted to corporations organized under the Minnesota Business Corporation Act that are incidental to and necessary or convenient for the accomplishment of the above mentioned business and purposes, all as more specifically set forth in its Articles of Incorporation, provided that none of the actions referenced in clauses (ii) and (iii) with respect to such other leases and equipment and related activities above, shall result in a downgrade of a rating issued by a Rating Agency with respect to the Notes. The SPC is not liable, responsible or obligated, directly or indirectly, for payment of any principal, interest or any other amount in respect of any of the Notes. Pursuant to its Articles of Incorporation, the SPC must at all times have at least one director who is "independent" of Green Tree and its affiliates, as defined in such articles.

  On the Closing Date, Vendor Services will contribute the Leases and the Equipment to the SPC pursuant to the Transfer Agreement. Immediately thereafter, the SPC will, pursuant to the Contribution and Servicing Agreement, contribute to the Issuer all of the Leases and certain rights to the Residual Realizations and the Reserve Account, and Vendor Services will agree to service the Leases on behalf of the Issuer. The Issuer will pledge the Trust Assets to the Trustee and issue the Notes pursuant to the Indenture.

  The Trust Assets will consist of:

    (1) a pool of equipment lease contracts (each, a "Lease") with various lessees, borrowers or other obligors thereunder (each, an "Obligor"), including all monies at any time paid or payable thereon or in respect thereof from and after December 1, 1997 (the "Initial Cut-Off Date") or, in the case of Substitute Leases, the first day of the month of transfer to the Issuer (each such date, or the Initial Cut-Off Date, as applicable to each Lease, a "Cut-Off Date") (in the form of (i) Scheduled Payments (including all Scheduled Payments due prior to, but not received as of, the Cut-Off Date, but excluding any Scheduled Payments due on or after, but received prior to, the Cut-Off Date), (ii) Prepayments, and (iii) Liquidation Proceeds (including all net proceeds from the disposition of the related Equipment) received with respect to defaulted Leases;

    (2) certain rights to Residual Realizations and amounts, if any, on deposit in the Residual Account, to the extent necessary to make payments of interest and principal then due on the Notes;

    (3) amounts on deposit in (and Eligible Investments allocated to) certain accounts established pursuant to the Indenture and the Contribution and Servicing Agreement, including the Collection Account;

    (4) funds on deposit in the Reserve Account; and

    (5) the Issuer's rights under the Contribution and Servicing Agreement and the SPC's rights under the Transfer Agreement.

                     GREEN TREE VENDOR SERVICES CORPORATION

GENERAL

  The Leases comprising the Trust Assets have been originated by Green Tree Vendor Services Corporation ("Vendor Services"), a Delaware corporation, or, in some cases, purchased from third parties by Vendor Services. Vendor Services is a leading independent provider of vendor/manufacturer-oriented equipment finance programs, with headquarters in Bloomington, Minnesota, additional operations in Paramus, New Jersey, and twelve regional sales offices located throughout the United States. Vendor Services, a wholly-owned subsidiary of Green Tree Financial Corporation ("Green Tree"), was acquired from FINOVA Corporation in November 1996. Vendor Services' original predecessor, TriContinental Leasing Corporation, was established in 1968, although its equipment leasing business has undergone several restructurings and changes of ownership since that time.

  Vendor Services offers "small-ticket" equipment leasing programs, for assets with a purchase price generally less than $100,000, to manufacturers, dealers and distributors, and to a select group of financial intermediaries nationwide, facilitating the sale of their products to end-user customers.

EQUIPMENT LEASE BUSINESS

 Market Position

  Vendor Services establishes customized financing programs for the end-user customers of equipment vendors and select financial intermediaries that focus on end-user customers who meet Vendor Services's general customer profiles. The equipment vendor segment has been the primary focus of Vendor Services's activities. In total, as of December 1996, Vendor Services had in its portfolio a total of 57,000 individual end-user customers with active accounts. Vendor Services attempts to maintain geographical diversity and a broad cross-section of commercial account types in its lease portfolio.

 Equipment Vendors

  The primary sales focus of Vendor Services is on providing point-of-sale financing for the customers of equipment vendors, including equipment manufacturers, dealers and distributors that sell their products regionally or nationally. While Vendor Services primarily finances office equipment such as copy machines, fax machines, personal computers and related peripherals, office furniture and telephone systems, its vendor base also consists of sellers of commercial laundry equipment, automotive diagnostic equipment and health-care related products.

 Financial Intermediaries

  With respect to financial intermediaries, Vendor Services focuses its activities on those that have industry recognition, proven track records in generating new business through end-user contracts or through low-end equipment dealers and a customer base consistent with Vendor Services's general customer profiles. Each lease acquired from financial intermediaries is individually approved by Vendor Services using Vendor Services' own credit underwriting criteria.

CREDIT UNDERWRITING STANDARDS

  Vendor Services has established policies, controls, systems and procedures designed to manage and limit credit risk. These policies, controls, systems and procedures are subject to periodic review by management.

  Vendor Services seeks to minimize credit risk through diversification of the portfolio by customer, industry segment, equipment type, geography and transaction maturity. Vendor Services's financing activities are spread across a wide range of equipment types, including general equipment, office equipment, information technology and light commercial equipment, with end-users located throughout the United States.

  Underwriting procedures are divided into three main categories: Equipment Dealers and Manufacturers, Financial Intermediaries and Lessees. Listed below is an overview of each underwriting process.

 Equipment Dealers and Manufacturers

  Vendor Services requires that all leased equipment be sold by authorized sellers that have sufficient experience with each brand they sell. Credit requirements vary depending on the degree to which Vendor Services relies on the dealer or manufacturer to support and service the equipment.

 Financial Intermediaries

  Financial intermediaries are required to have well-established histories and conform to Vendor Services's approved equipment Dealer/Manufacturers business line. Although standard industry representations and warranties are required, Vendor Services's credit decision will not depend on an financial intermediary's ability to honor these obligations.

 Lessees

  Vendor Services's underwriting standards are intended to evaluate a prospective customer's credit standing and repayment ability. Credit decisions are based on the credit characteristics of the applicant, loss experience with comparable customers, the amount, terms and conditions of the proposed transaction and the type of equipment to be leased or financed. Vendor Services uses a proprietary automated credit scoring system, which is a statistically based scoring system that quantifies information obtained from customers' credit applications and credit reports.

DOCUMENTATION

  Prior to funding a leasing and financing transaction, a complete documentation package must be completed. Generally, such a package includes a credit application, signed lease/installment sale or financing agreement, vendor invoice, initial lease/advance payment, proof of insurance (where relevant), delivery and acceptance acknowledgments and appropriate UCC financing statements. UCC filings are generally required if the underlying equipment cost is over $25,000.

COLLECTIONS

  Invoices are generated 21 days prior to the due date with a 10-day grace period before late charges accrue. Identified payments are electronically posted according to an established hierarchy.

  The collection processes begin after 15 days with an automatic late notice. Collection calls are placed between 15 and 30 days after the due date. A contract is classified as delinquent when it reaches 31 days past due. Automated "work to be done screens" are updated daily, allowing individual collectors to customize their follow-up procedures. Management approval is required for contract rewrites or extensions.

CHARGE-OFF POLICY

  Vendor Services works closely with vendors to manage delinquencies by maintaining and closely monitoring non-accrual and write-off policies. Vendor Services requires that accounts 90-plus days past due (or less, if in the judgment of the collection manager the account is impaired) are deemed "non-earning" and are placed on non-accrual status. Non-accrual accounts are assigned to the legal administration department. This department is responsible for ensuring collection costs are reasonable in relation to exposure and ability to collect from a lessee or guarantor, and for negotiating and processing settlements and write-offs within authorized levels. A write-off is recommended by the legal administration department if it has been determined that the lease is uncollectible even through litigation. A legal administrator may refer a delinquent account to a pre-approved collection agency or to an attorney, based upon dollar amount and the likelihood of collection.

  Before an account is written-off or settled, its disposition must be approved at a level of management commensurate with the size of the account. Similarly, re-writes and extensions must be approved at a level of management commensurate with the size of the account.

PORTFOLIO MONITORING

 Portfolio Performance Tracking

  Vendor Services uses a number of tools to monitor portfolio performance. Monthly vendor performance reports are prepared for all active accounts, indicating the dollar amount of delinquent accounts, the percentage of accounts delinquent, the dollar amount of accounts on non-accrual status, the percentage of accounts on non-accrual status and the dollar amount of any accounts written off. Accounts that fall outside standard Vendor Services guidelines are subject to further analysis.

  Each vendor relationship with a portfolio balance in excess of $1,000,000 is given an annual in-depth review covering portfolio performance, an analysis of management, the quality of the business sent to Vendor Services and the financial condition of the vendor. Any vendors whose portfolio performance falls outside the standard guidelines are assigned to a more senior analyst or manager for further review.

 Ongoing Credit Review

  In addition to the initial credit review, Vendor Services conducts ongoing credit review procedures to identify at an early stage those customers who may be experiencing financial difficulty. These customers are monitored by credit personnel, who periodically summarize for the Credit Committee the possible remedial actions, what portion, if any, of total credit exposures should be written off, and whether a specific allocation of Vendor Services's loss reserves is appropriate.

  In establishing allowances for credit losses, Vendor Services' management reviews, among other things, the maturity of Vendor Services' portfolio, the status of all non-performing leases and receivables, prior collection experience and Vendor Services' overall exposure and changes in credit risk.

RECENT DEVELOPMENTS

  As disclosed in Green Tree's Exchange Act filings, Green Tree recently announced that it has determined that a write down of the value of its interest only securities in an amount estimated to be in the range of $125 to $150 million will be made for the quarter ended December 31, 1997. Depending on the final results of its review, Green Tree's actual valuation adjustment may be greater or less than this amount. The valuation adjustment will result in a fourth quarter pre-tax reduction to earnings equal to the amount of the adjustment.

  As disclosed in Green Tree's Exchange Act filings, Green Tree recently received several securities law complaints filed in U.S. District Court. The complaints allege that Green Tree and certain of its officers omitted or misrepresented material facts about the business and financial condition of Green Tree in violation of federal securities laws. The complaints seek class action status. Green Tree has reviewed the complaints and believes the allegations to be without merit. Green Tree plans a vigorous defense against the lawsuits.

                                  THE LEASES

DESCRIPTION OF THE LEASES

 General

  Substantially all of the Leases are commercial rather than consumer leases. The following description of the Leases generally describes the material terms of the Leases to be included in the Lease Pool, although an immaterial number of Leases may differ in one or more provisions from the following description.

  Vendor Services offers a variety of lease plans based on (i) the type of equipment sold by the vendor, (ii) the average transaction size, (iii) the vendor's monthly lease volume, (iv) the general credit characteristics of the vendor's end-user customers and (v) the end-of-lease purchase option.

  The Leases include both true leases and leases intended for security. Under a true lease the lessor bears the risk of ownership and takes any federal tax benefits associated with the lease, and no title is conferred upon the lessee. The lessee under a true lease has the right to the temporary use of equipment for a term shorter than the economic life of such equipment in exchange for payments at scheduled intervals during the lease term and the lessor retains a significant "residual" economic interest in the leased equipment. End of lease options for true leases include purchase of the equipment at fair market value or renewal of the lease at fair market value. Under leases intended for security, the lessor in effect finances the "purchase" of the leased assets by the lessee and retains a security interest in the leased assets. The lessee retains the leased property for substantially all its economic life and the lessor retains no significant residual interest. These leases are considered conditional sales type leases for federal tax purposes, and, accordingly, the lessor may not claim any federal tax benefits of ownership of the leased equipment. End of lease options for such leases depend on the terms of the related Lease, although generally these terms provide for purchase of the Equipment at a prestated price. The inclusion of true leases in the Lease Pool will have no income tax impact on Noteholders since the Notes are treated as debt for income tax purposes. See "Federal Income Tax Consequences." However, true leases are treated differently under the Bankruptcy Code from leases intended for security. See "Risk Factors--Risks Related to Bankruptcy" and "Certain Legal Aspects of the Leases--Insolvency Matters" for a discussion of these differences.

 Lease Forms

  The Leases are generally in one of two forms: (a) a master lease agreement containing all of the general terms and conditions of the lease transaction or transactions, with schedules setting forth the specific terms of each lease transaction with that particular Obligor (a "Master Form Lease") or (b) a specific lease agreement form containing all of the terms and conditions of the lease transaction (a "Specific Lease Form"). In certain cases, the Lease may be written on another form which was created by Vendor Services, by a customer or by a financial intermediary.

 Payments

  All of the Leases require that the Obligor make periodic payments on a monthly basis. The payments under all of the Leases are required to be made in United States dollars and are fixed and specified payments, rather than payments which are tied to a formula or are otherwise at a floating rate. Payments under the Leases are ordinarily payable in advance, although a small percentage provide for payments in arrears. Many Leases also require security deposits which are held until all contractual obligations are met.

 Expenses Relating to Equipment

  The Leases require the Obligors to assume the responsibility for payment of all expenses of the related Equipment including (without limitation) any expenses in connection with the maintenance and repair of the related Equipment, the payment of any and all premiums for casualty and liability insurance and the payment of all taxes relating to the Equipment.

 Insurance; Repair and Replacement

  The Leases (except for a small number of Leases which, in relation to the Initial Pool Principal Balance, is not material) require the Obligors to maintain liability insurance which must name the lessor as additional insured. Leases require Obligors to procure property insurance against the loss, theft or destruction of, or damage to, the Equipment for its full replacement value, naming the lessor (or lender) as loss payee. This requirement is, from time to time, waived by the originator for a small number of transactions and, for some Leases, the Obligor is permitted to self-insure the Equipment under the Obligor's already existing self-insurance program.

  For transactions involving Equipment with a cost of $200,000 or less, the Obligor is generally provided with written information concerning its property insurance obligations under the Lease and the originator's own property insurance coverage that will be provided at the expense of the Obligor if the Obligor does not provide the originator with satisfactory evidence of its own insurance coverage. The Obligor is given a specified time period in which to provide such evidence. Proper evidence of coverage is verified independently and tracked by a third party tracking company and licensed broker. If the originator provides the insurance coverage, the Obligor is charged a monthly fee covering the insurance charges and other related administrative charges. The Obligor has the ability to "opt out" of the program by providing evidence of its own coverage, at which time such monthly charges cease.

  For transactions involving Equipment with a cost of more than $200,000, insurance coverage generally is verified and traced by the respective originator, and the failure to maintain such insurance constitutes an event of default under the applicable Lease. Generally, either pursuant to the Specific Lease Form or the Master Form Lease, the Obligor also agrees to indemnify the originator for all liability and expenses arising from the use, condition or ownership of the Equipment.

  Under each Lease, if the Equipment is damaged or destroyed, the Obligor is required (i) to repair such Equipment, (ii) to make a termination payment to the lessor in an amount not less than the Required Payoff Amount, or (iii) in some cases, to replace such damaged or destroyed Equipment with other equipment of comparable use and value. Under the Contribution and Service Agreement, the Servicer is permitted (in the case of the destruction of the Equipment related to a particular Lease) either to allow the Lessee to replace such Equipment (provided that the replacement equipment is, in the judgment of the Servicer, of comparable use and at least equivalent value to the value of the Equipment which was destroyed) or to accept the termination payment referred to above.

 Assignment of Leases

  The Leases permit the assignment thereof by the lessor or secured party without the consent of the Obligor, except for a small number of Leases which require notification of the assignment to, or the consent of, the Obligor.

  The Leases do not permit the assignment thereof (or the Equipment related thereto) by the Obligor without the prior consent of the lessor or secured party, other than Leases which (i) may permit assignments to a parent, subsidiary or affiliate, (ii) permit the assignment to a third party, provided the Obligor remains liable under the Lease or (iii) permit assignment to a third party with a credit standing (determined by Vendor Services in accordance with its underwriting policy and practice at the time for an equivalent contract type, term and amount) equal to or better than the original Obligor.

  Under the Contribution and Servicing Agreement, the Servicer may permit an assignment of a particular Lease from an Obligor to a third party only if the Servicer (utilizing the current underwriting criteria for its contract origination activities generally) determines that such third party is of sufficient credit quality that the Servicer would permit such third party to become an Obligor with respect to a Lease originated by the Servicer generally.

 Hell-or-High-Water Leases

  The Leases are "hell-or-high-water" contracts which require any payments thereunder to be made regardless of the condition or suitability of the related Equipment and notwithstanding any defense, set-off or counterclaim that the Obligor may have against the lessor.

 Events of Default and Remedies

  Events of default under the Leases generally include the failure to pay all amounts required by the Lease when due, the failure of the Obligor to perform its agreements and covenants under the applicable Lease, material misrepresentations made by the Obligor, the bankruptcy or insolvency of the Obligor or the appointment of a receiver for the Obligor and, in some cases, default by the Obligor under other contracts or agreements. Some of these default provisions are subject to notice provisions and cure periods. Remedies available to the lessor or secured party upon the occurrence of an event of default by the Obligor include the right to cancel or terminate the Lease, to recover possession of the related Equipment, and to receive an amount intended to make the lessor or secured party (as the case may be) whole plus costs and expenses (including legal fees) incurred by the lessor or secured party as a result of such default. Notwithstanding such events of default and remedies, under the Contribution and Servicing Agreement, the Servicer is permitted to take such actions, with respect to delinquent and defaulted Leases, as a reasonably prudent creditor would do under similar circumstances. See "Description of the Contribution and Servicing Agreement--Servicing." Vendor Services may occasionally provide payment extensions (generally of three months or less, although longer extensions are occasionally granted) to customers experiencing delays in payment due to cash flow shortages or other reasons. However, it is not intended that extensions be used to provide a temporary solution for a delinquent account. Rather, extensions are intended to be used when, in the judgment of the relevant credit authority, it will permit the permanent resolution of the delinquency.

 Prepayments and Early Termination

  None of the Leases permit the prepayment or early termination of the Lease (except for a de minimis number of Leases which allow for a prepayment or early termination upon payment of an amount which is not less than the Required Payoff Amount). Nevertheless, the Servicer is permitted under the Contribution and Servicing Agreement to accept prepayments of any of the Leases, but only if the amount paid by or on behalf of the Obligor (or, in the case of a partial prepayment, the sum of such amount and the remaining Principal Balance of the Lease after application of such amount) is at least equal to the Required Payoff Amount for such Lease.

 Disclaimer of Warranties

  The Leases contain provisions whereby the lessor (or Vendor Services, as assignee of the lessor) disclaims all warranties with respect to the Equipment and, in the majority of cases, the lessor assigns the manufacturer's warranties to the Obligor for the term of the Lease. Under the Leases, the Obligor "accepts" the Equipment under the applicable Lease following delivery and an opportunity to inspect the related Equipment.

REPRESENTATIONS AND WARRANTIES MADE BY VENDOR SERVICES

  Under the Transfer Agreement, Vendor Services will make the following representations and warranties regarding each Lease (and the related Equipment) as of the Initial Cut-Off Date, and regarding each Substitute Lease as of the applicable Cut-Off Date:

    (A) Each Lease (i) constitutes a valid, binding and enforceable payment obligation of the Obligor in accordance with its terms (except as may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforceability of creditors' rights generally and the availability of equitable remedies), (ii) has been duly and properly sold, assigned and conveyed by Vendor Services under the Transfer Agreement to the SPC and has been duly and properly transferred and conveyed by the SPC to the Issuer pursuant to the Contribution and Servicing Agreement, (iii) was originated by Vendor Services in the ordinary course of its business, or (in the case of any Lease purchased by Vendor Services) was acquired by Vendor Services for proper consideration and was validly assigned to Vendor Services by the originator of such Lease, and (iv) contains customary and enforceable provisions adequate to enable realization against the Obligor and/or the related Equipment (although no representation or warranty is made with respect to the perfection or priority of any security interest in such related Equipment);

    (B) No selection procedures adverse to the Noteholders were utilized in selecting the Leases from those leases owned by Vendor Services on the Cut-Off Date;

    (C) All requirements of applicable Federal, state and local laws, and regulations thereunder, in respect of all of the Leases, have been complied with in all material respects;

    (D) There is no known default, breach, violation or event permitting cancellation or termination of the Lease by the lessor under the terms of any Lease (other than Scheduled Payment delinquencies (in excess of 10% of the Scheduled Payment due) of not more than 59 days), and (except for payment extensions and waivers of Administrative Fees in accordance with Vendor Services's servicing and collection policies and procedures) there has been no waiver of any of the foregoing; and as of the Cut-Off Date, no related Equipment had been repossessed;

    (E) Immediately prior to the sale, assignment and conveyance of each Lease by Vendor Services to the SPC, Vendor Services had good title to such Lease and Vendor Services' interest in the related Equipment (subject to the terms of such Lease) and was the sole owner thereof, free of any lien; and immediately prior to the transfer and conveyance of the Leases by the SPC to the Issuer, the SPC had good title to such Leases and such interest in the related Equipment and was the sole owner thereof, free of any Lien (other than the rights of the Obligor under the related Lease);

    (F) No person has a participation in or other right to receive Scheduled Payments under any Lease, and neither the SPC nor Vendor Services has taken any action to convey any right to any person that would result in such person having a right to Scheduled Payments received with respect to any Lease;

    (G) Each Lease was originated by Vendor Services or acquired by Vendor Services and was sold and assigned by Vendor Services to the SPC without any fraud or misrepresentation on the part of Vendor Services;

    (H) Each Obligor (i) is located in the United States, and (ii) is not (a) the United States of America or any State or local government or any agency, department, subdivision or instrumentality thereof (except for Leases representing no more than 3% of the Initial Pool Principal Balance) or (b) Vendor Services or any affiliate thereof;

    (I) The sale, transfer and assignment of such Lease and Vendor Services' interest in the related Equipment to the SPC under the Transfer Agreement, and the transfer and conveyance of such Lease from, and the grant of rights to the related Residual Realizations by, the SPC to the Issuer under the Contribution and Servicing Agreement, are not unlawful, void or voidable under the laws of the jurisdiction applicable to such Lease;

    (J) All filings and other actions required to be made, taken or performed by any person in any jurisdiction to give the Issuer a first priority perfected lien or ownership interest in the Leases and a first priority perfected security interest in Vendor Services' interest in the Equipment have been made, taken or performed;

    (K) There exists a Lease File pertaining to each Lease, and such Lease File contains the Lease or a facsimile copy thereof;

    (L) There is only one original executed copy of each Lease;

    (M) The Leases constitute chattel paper within the meaning of the UCC as in effect in the States of Minnesota and Delaware (other than those Leases in which the lessor is financing exclusively the Obligor's software license or maintenance contract for Equipment, which Leases, in proportion to the Initial Pool Principal Balance, are not material);

    (N) Each Lease was entered into by an Obligor who, at the Cut-Off Date, had not been identified on the records of Vendor Services as being the subject of a current bankruptcy proceeding;

    (O) The computer tape containing information with respect to the Leases that was made available by Vendor Services to the Trustee on the Closing Date and was used to select the Leases was complete and accurate in all material respects as of the Cut-Off Date and includes a description of the same Leases that are described in the Schedule of Leases to the Contribution and Servicing Agreement;

    (P) By the Closing Date, the portions of the electronic master record of Vendor Services relating to the Leases will have been clearly and unambiguously marked to show that the Leases constitute part of the Trust Assets and are owned by the Issuer in accordance with the terms of the Contribution and Servicing Agreement;

    (Q) No Lease has a Scheduled Payment delinquency (in excess of 10% of the Scheduled Payment due) of more than 59 days past due as of the Cut-Off Date;

    (R) Each Lease may be sold, assigned and transferred by Vendor Services to the SPC, and may be assigned and transferred by the SPC to the Issuer, without the consent of, or prior approval from, or any notification to, the applicable Obligor, other than (i) certain Leases (which, in proportion to the aggregate of all of the Leases, are not material) that require notification of the assignment to the Obligor, which notification will be given by the Servicer not later than 10 days following the Closing Date, and (ii) Leases (which, in proportion to the aggregate of all of the Leases, are not material) that require the consent of the Obligor, which consent will be obtained by the Servicer not later than 10 days following the Closing Date;

    (S) Each Lease prohibits the sale, assignment or transfer of the Obligor's interest therein, the assumption of the Lease by another person in a manner that would release the Obligor thereof from the Obligor's obligation, or any sale, assignment or transfer of the related Equipment, without the prior consent of the lessor, other than Leases which may (i) permit assignment to a subsidiary, corporate parent or other affiliate, (ii) permit the assignment to a third party, provided the Obligor remains liable under the Lease, or (iii) permit assignment to a third party with a credit standing (determined by Vendor Services in accordance with its underwriting policy and practice at the time for an equivalent contract type, term and amount) equal to or better than the original Obligor;

    (T) The Obligor under each Lease is required to make payments thereunder
  (i) in United States dollars, and (ii) in fixed amounts and on fixed and predetermined dates;

    (U) Each Lease requires the Obligor to assume responsibility for payment of all expenses in connection with the maintenance and repair of the related Equipment, the payment of all premiums for insurance of such Equipment and the payment of all taxes (including sales and property taxes) relating to such Equipment;

    (V) Each Lease requires the Obligor thereunder to make all Scheduled Payments thereon under all circumstances and regardless of the condition or suitability of the related Equipment and notwithstanding any defense, set-off or counterclaim that the Obligor may have against the manufacturer, lessor or lender (as the case may be);

    (W) Under each Lease, if the Equipment is damaged or destroyed, the Obligor is required either (i) to repair such Equipment, (ii) to make a termination payment to the lessor in an amount not less than the Required Payoff Amount, or (iii) in some cases, to replace such damaged or destroyed Equipment with other equipment of comparable use and value;

    (X) None of the Leases permit the Obligor to terminate the Lease prior to the latest Stated Maturity Date or to otherwise prepay the amounts due and payable thereunder, except for a de minimis number of Leases which allow for an early termination or prepayment upon payment of an amount which is not less than the Required Payoff Amount;

    (Y) It is not a precondition to the valid transfer or assignment of Vendor Services' interest in any of the Equipment related to any Lease that title to such Equipment be transferred on the records of any governmental or quasi-governmental agency, body or authority;

    (Z) The information with respect to the Leases listed on the Schedule of Leases attached to the Contribution and Servicing Agreement is true, correct and complete in all material respects;

    (AA) No provisions of any Lease have been waived, altered or modified in any material respect, except as indicated in the Lease File;

    (BB) No Lease is a "consumer lease" as defined in Article 2A of the Uniform Commercial Code, except for a de minimis number of Leases;

    (CC) To the best of Vendor Services' knowledge, each Obligor has accepted the related Equipment and has had reasonable opportunity to inspect and test such Equipment; and

    (DD) The Obligor has made at least one payment under the Lease.

  The above-described representations and warranties of Vendor Services will survive the transfer and assignment of the related Leases and other Trust Assets to the Issuer.

  In the event of a breach of any such representation or warranty with respect to a Lease that materially and adversely affects the value of such Lease (any such breach being a "Repurchase Event"), Vendor Services, unless it cures the breach by the end of the second Collection Period after the date on which Vendor Services becomes aware of or receives written notice from the Trustee or the Servicer of such breach, will be obligated to repurchase (or substitute another lease for) the Lease and the related Equipment. Any such repurchase shall be made on the Deposit Date immediately following the end of such second Collection Period at a price equal to the Required Payoff Amount applicable to such Lease plus the Book Value of the related Equipment. This repurchase or substitution obligation may be enforced by the Trustee on behalf of the holders of the Notes, and will constitute the sole remedy available to the Noteholders against Vendor Services for any such uncured breach, except that pursuant to the Transfer Agreement, Vendor Services will indemnify the Trustee, the Issuer and the

Noteholders against losses, damages, liabilities and claims which may be asserted against any of them as a result of third-party claims arising out of the facts giving rise to such breach.

  Upon the repurchase or substitution by Vendor Services of a Lease and any related Equipment, such Lease and related Equipment will be released to Vendor Services.

CERTAIN STATISTICS RELATING TO THE CUT-OFF DATE POOL

 General

  Vendor Services has prepared certain statistics relating to the Pool as of the Initial Cut-Off Date (the "Cut-Off Date Pool"). All calculations of the Principal Balances of the Leases set forth herein are made using the Statistical Discount Rate of 7.0%. The Initial Pool Principal Balance (calculated at the Discount Rate, which will be the weighted average of the Interest Rates of the Class A (utilizing the Class A-4 Interest Rate), Class B and Class C Notes on the Closing Date, plus the Servicing Fee), will not vary materially from the Statistical Discounted Present Value of the Leases (which is calculated using the Statistical Discount Rate).

  The Statistical Discounted Present Value of the Leases is an amount equal to $550,991,889.46 (which amount is based upon the aggregate of the Principal Balance of each Lease (the "Lease Pool Principal Balance") determined as of the Cut-Off Date, but also includes an amount in respect of all Scheduled Payments on the Leases due prior to, but not received as of, the Initial Cut-Off Date). The total number of Leases in the Cut-Off Date Pool is 54,483. The average Principal Balance of the Leases, as of the Cut-Off Date, was approximately $10,113.10.

                     COMPOSITION OF THE CUT-OFF DATE POOL

             STATISTICAL       WEIGHTED AVERAGE
 NUMBER    POOL PRINCIPAL       ORIGINAL TERM          WEIGHTED AVERAGE       AVERAGE PRINCIPAL
OF LEASES      BALANCE             (RANGE)          REMAINING TERM (RANGE)     BALANCE (RANGE)
---------  --------------- ------------------------ ----------------------  ----------------------
 54,483    $550,991,889.46       50.61 months            35.67 months             $10,113.10
                           (7 months to 120 months) (6 months to 82 months) ($51.91 to $559,399.61)

 Geographical Diversity

  The following table shows the geographical diversity of the Cut-Off Date Pool, by indicating the number of Leases, the aggregate Statistical Discounted Present Value of the Leases and the percentage (by number of Leases and by aggregate Statistical Discounted Present Value) of such Leases relative to all of the Leases in the Cut-Off Date Pool by reference to the State in which the Obligors on such Leases are located:

                                                                   AGGREGATE         % OF STATISTICAL
                                                             STATISTICAL DISCOUNTED DISCOUNTED PRESENT
                                           % OF TOTAL NUMBER     PRESENT VALUE         VALUE OF THE
STATE                     NUMBER OF LEASES     OF LEASES         OF THE LEASES            LEASES
-----                     ---------------- ----------------- ---------------------- ------------------
Alabama.................          493             0.90%         $  4,597,928.28             0.83%
Alaska..................           98             0.18               802,532.01             0.15
Arizona.................          783             1.44             7,472,767.52             1.36
Arkansas................          229             0.42             2,318,963.37             0.42
California..............        6,839            12.54            78,605,444.69            14.27
Colorado................          788             1.45             8,707,814.20             1.58
Connecticut.............        1,089             2.00             9,089,549.17             1.65
Delaware................          328             0.60             2,700,294.30             0.49
District of Columbia....          216             0.40             2,652,111.51             0.48
Florida.................        4,184             7.68            42,659,247.70             7.74
Georgia.................        1,683             3.09            17,208,199.95             3.12
Hawaii..................          123             0.23             1,165,718.24             0.21
Idaho...................          121             0.22             1,011,092.78             0.18
Illinois................        2,435             4.47            23,987,946.22             4.35
Indiana.................          774             1.42             7,032,783.74             1.28
Iowa....................          263             0.48             2,055,472.91             0.37
Kansas..................          359             0.66             3,436,313.46             0.62
Kentucky................          372             0.68             4,140,250.81             0.75
Louisiana...............          598             1.10             6,291,877.77             1.14
Maine...................          267             0.49             1,842,146.76             0.33
Maryland................          889             1.63             9,141,020.85             1.66
Massachusetts...........        2,429             4.46            23,176,793.99             4.21
Michigan................          948             1.74             9,288,727.72             1.69
Minnesota...............        1,270             2.33            10,399,666.09             1.89
Mississippi.............          271             0.50             2,295,684.74             0.42
Missouri................          643             1.18             6,757,869.61             1.23
Montana.................          127             0.23               896,368.36             0.16
Nebraska................          179             0.33             1,599,272.76             0.29
Nevada..................          534             0.98             5,454,193.21             0.99
New Hampshire...........          488             0.90             4,187,067.32             0.76
New Jersey..............        3,106             5.70            31,160,382.24             5.66
New Mexico..............          259             0.48             2,579,634.04             0.47
New York................        5,687            10.44            61,403,565.13            11.14
North Carolina..........        1,779             3.27            15,243,481.42             2.77
North Dakota............           40             0.07               298,972.14             0.05
Ohio....................        1,877             3.45            15,943,144.88             2.89
Oklahoma................          457             0.84             4,584,999.95             0.83
Oregon..................          649             1.19             5,500,708.94             1.00
Pennsylvania............        2,552             4.68            26,730,919.46             4.85
Rhode Island............          209             0.38             1,909,689.99             0.35
South Carolina..........          531             0.97             6,089,425.20             1.11
South Dakota............           53             0.10               558,939.16             0.10
Tennessee...............          768             1.41             8,257,354.56             1.50
Texas...................        3,413             6.26            41,292,322.71             7.49
Utah....................          205             0.38             2,125,138.20             0.39
Vermont.................          104             0.19               692,982.57             0.13
Virginia................        1,387             2.55            12,319,438.94             2.24
Washington..............          833             1.53             7,002,120.69             1.27
West Virginia...........          192             0.35             1,715,387.47             0.31
Wisconsin...............          471             0.86             4,087,409.09             0.74
Wyoming.................           91             0.17               520,752.64             0.09
                               ------           ------          ---------------           ------
 Total..................       54,483           100.00%         $550,991,889.46           100.00%
                               ======           ======          ===============           ======

  Adverse economic conditions in states where a substantial number of Obligors are located, such as California and New York, may adversely affect such Obligors' ability to make payments on the related Leases, and the Noteholders could suffer a loss on their investment as a result.

 Payment Status

  The following table shows the payment status of the Cut-Off Date Pool, by indicating the number of Leases, the aggregate Statistical Discounted Present Value of such Leases and the percentage (by number of Leases and by aggregate Statistical Discounted Present Value) of such Leases relative to all of the Leases in the Cut-Off Date Pool by reference to whether such Leases were current as of the Initial Cut-Off Date or were 31-60 days delinquent. For these purposes, a "delinquency" means that the Obligor on the Lease has failed to make a required Scheduled Payment in an amount equal to at least 90% of the required Scheduled Payment within 30 days of the due date.

                                                        AGGREGATE
                                                       STATISTICAL   % OF STATISTICAL
                                          % OF TOTAL   DISCOUNTED       DISCOUNTED
                                          NUMBER OF   PRESENT VALUE  PRESENT VALUE OF
PAYMENT STATUS           NUMBER OF LEASES   LEASES    OF THE LEASES     THE LEASES
--------------           ---------------- ---------- --------------- ----------------
Current.................      53,008         97.29%  $541,007,763.80       98.19%
31-60 Days Delinquent...       1,475          2.71      9,984,125.66        1.81
                              ------        ------   ---------------      ------
  Total.................      54,483        100.00%  $550,991,889.46      100.00%
                              ======        ======   ===============      ======

 Leases by Equipment Type

  The following table shows the type of Equipment securing or otherwise related to the Leases, by the number of Leases, the aggregate Statistical Discounted Present Value of such Leases, and the percentage (by number of Leases and by aggregate Statistical Discounted Present Value) of such Leases relative to all of the Leases:

                                                        AGGREGATE
                                                       STATISTICAL   % OF STATISTICAL
                                          % OF TOTAL   DISCOUNTED       DISCOUNTED
                                          NUMBER OF   PRESENT VALUE  PRESENT VALUE OF
TYPE OF EQUIPMENT        NUMBER OF LEASES   LEASES    OF THE LEASES     THE LEASES
-----------------        ---------------- ---------- --------------- ----------------
Data Processing Equip-
 ment...................      16,631         30.52%  $149,081,554.06       27.06%
Office Machines.........      12,798         23.49    106,609,039.20       19.35
Telecommunications......      12,799         23.49    105,784,038.16       19.20
Laundry & Cleaning......       2,068          3.80     49,036,825.06        8.90
Furniture...............       2,681          4.92     26,320,485.89        4.78
Auto Services...........       1,583          2.91     21,888,770.63        3.97
Healthcare Related......       1,598          2.93     21,441,764.53        3.89
Other...................         717          1.32     14,575,947.51        2.65
Machine Tool............         662          1.22     11,727,937.19        2.13
Food & Lodging..........         788          1.45     11,314,159.81        2.05
Recreation..............         590          1.08     10,698,299.89        1.94
HVAC....................         303          0.56      6,026,648.70        1.09
Printing................         353          0.65      5,774,488.11        1.05
Imaging.................         317          0.58      2,714,867.96        0.49
Unclassified............         231          0.42      2,401,237.56        0.44
Construction............          86          0.16      2,100,498.48        0.38
Material Handling.......          95          0.17      1,116,125.21        0.20
Waste Management........          61          0.11        665,276.05        0.12
Manufacturing...........          48          0.09        569,162.48        0.10
Maintenance.............          59          0.11        427,682.64        0.08
Secured Loans...........           7          0.01        400,821.42        0.07
Transportation..........           8          0.01        316,258.92        0.06
                              ------        ------   ---------------      ------
  Total.................      54,483        100.00%  $550,991,889.46      100.00%
                              ======        ======   ===============      ======

 Principal Balances

  The following table shows the distribution of the Cut-Off Date Pool by Principal Balance by indicating the number of Leases which have a Principal Balance within a defined range and the aggregate Statistical Discounted Present Value of the Leases, and the percentage (by number of Leases and by aggregate Statistical Discounted Present Value) of such Leases relative to all of the
Leases:

                                                        AGGREGATE
                                                       STATISTICAL   % OF STATISTICAL
                                          % OF TOTAL   DISCOUNTED       DISCOUNTED
                                            NUMBER    PRESENT VALUE  PRESENT VALUE OF
PRINCIPAL BALANCE        NUMBER OF LEASES OF LEASES   OF THE LEASES     THE LEASES
-----------------        ---------------- ---------- --------------- ----------------
$      0.01 to
 $ 20,000.00............      47,910         87.95%  $273,395,991.38       49.62%
$ 20,000.01 to
 $ 40,000.00............       4,427          8.14    122,044,211.53       22.15
$ 40,000.01 to
 $ 60,000.00............       1,204          2.21     58,114,506.29       10.55
$ 60,000.01 to
 $ 80,000.00............         403          0.74     27,641,449.66        5.02
$ 80,000.01 to
 $100,000.00............         217          0.40     19,133,747.01        3.47
$100,000.01 to
 $120,000.00............         109          0.20     11,815,811.83        2.14
$120,000.01 to
 $140,000.00............          69          0.13      8,899,137.10        1.62
$140,000.01 to
 $160,000.00............          44          0.08      6,547,256.25        1.19
$160,000.01 to
 $180,000.00............          23          0.04      3,884,391.71        0.70
$180,000.01 to
 $200,000.00............          24          0.04      4,529,959.52        0.82
$200,000.01 to
 $220,000.00............          12          0.02      2,518,823.34        0.46
$220,000.01 to
 $240,000.00............           5          0.01      1,139,446.05        0.21
$240,000.01 to
 $260,000.00............          12          0.02      3,000,835.62        0.54
$260,000.01 to
 $280,000.00............           7          0.01      1,894,823.59        0.34
$280,000.01 to
 $300,000.00............           1          0.00        280,084.05        0.05
$300,000.01 to
 $320,000.00............           6          0.01      1,832,139.15        0.33
$320,000.01 to
 $340,000.00............           2          0.00        665,353.13        0.12
$360,000.01 to
 $380,000.00............           1          0.00        366,681.18        0.07
$400,000.01 to
 $420,000.00............           2          0.00        809,823.46        0.15
$440,000.01 to
 $460,000.00............           2          0.00        893,474.15        0.16
$480,000.01 to
 $500,000.00............           1          0.00        481,459.52        0.09
$540,000.01 to
 $560,000.00............           2          0.00      1,102,483.94        0.20
                              ------        ------   ---------------      ------
  Total.................      54,483        100.00%  $550,991,889.46      100.00%
                              ======        ======   ===============      ======

 Remaining Terms of Leases

  The following table shows the remaining term of the Leases from the Initial Cut-Off Date to the scheduled expiration date of such Leases, by indicating the number of Leases, the aggregate Statistical Discounted Present Value of such Leases, and the percentage (by number of Leases and by aggregate Statistical Discounted Present Value) of such Leases relative to all of the Leases:

                                                          AGGREGATE
                                                         STATISTICAL   % OF STATISTICAL
                                            % OF TOTAL   DISCOUNTED       DISCOUNTED
                                            NUMBER OF   PRESENT VALUE  PRESENT VALUE OF
REMAINING TERMS OF LEASES  NUMBER OF LEASES   LEASES    OF THE LEASES     THE LEASES
-------------------------  ---------------- ---------- --------------- ----------------
One Month to 12 Months...        8,503         15.61%  $ 25,553,905.19        4.64%
13 Months to 24 Months...       17,445         32.01    108,204,282.98       19.64
25 Months to 36 Months...       16,420         30.14    170,812,466.60       31.00
37 Months to 48 Months...        7,064         12.97    115,262,240.97       20.92
49 Months to 60 Months...        4,931          9.05    125,136,919.76       22.71
61 Months to 72 Months...          112          0.21      4,511,433.42        0.82
Over 72 Months...........            8          0.01      1,510,640.54        0.27
                                ------        ------   ---------------      ------
  Total..................       54,483        100.00%  $550,991,889.46      100.00%
                                ======        ======   ===============      ======

CERTAIN STATISTICS RELATING TO DELINQUENCIES AND DEFAULTS

 Delinquencies

  The following table sets forth statistics relating to delinquencies on leases within Vendor Services' owned and managed portfolio of receivables similar to the Leases as of December 31, 1996 and as of November 30, 1997. Vendor Services was acquired by Green Tree in November 1996, and current management, accordingly, cannot certify delinquency and default experience for prior periods. However, current management does not believe that Vendor Services' delinquency and default experience in prior periods was substantially different from the experience presented here. For these purposes, a "Delinquency" means that the obligor on the lease has failed to make a required Scheduled Payment in an amount equal to at least 90% of the required Scheduled Payment within 30 days of the due date. For these purposes, any payment made by the obligor on a lease subsequent to the required payment date is applied to the earliest payment which was unpaid. The following table is based, where indicated, on the gross receivable balance of the leases, as it appears on the accounting records of Vendor Services as of the date set forth below and not solely the overdue payments.

                                                PERCENTAGE OF GROSS RECEIVABLE
                                     GROSS       BALANCE OF LEASES WHICH WERE
                                   RECEIVABLE             DELINQUENT
                                   BALANCE OF   -------------------------------
                                     LEASES     31 TO 60 61 TO 90 OVER 90
DATE OF CALCULATION              (IN THOUSANDS)   DAYS     DAYS    DAYS   TOTAL
-------------------              -------------- -------- -------- ------- -----
12/31/96........................    $618,075      2.20%    0.36%   0.13%  2.69%
11/30/97........................     720,391      1.51     0.26    0.16   1.93

 Non-Accruals

  The following table sets forth statistics relating to Non-Accruals on leases within Vendor Services' owned and managed portfolio of receivables similar to the Leases as of December 31, 1996 and as of November 30, 1997. Vendor Services was acquired by Green Tree in November 1996, and current management, accordingly, cannot certify non-accrual experience for prior periods. However, current management does not believe that Vendor Services' non-accrual experience in prior periods was substantially different from the experience presented here. For these purposes, a "Non-Accrual" means that, as of the date indicated, the obligor on the relevant lease had failed to make payments in an amount at least equal to 90% of the required Scheduled Payment for at least 90 days beyond the date required (or less, if in the judgment of the collection manager the account is impaired), or commenced a bankruptcy or insolvency proceeding. The following table is based, where indicated, on the net investment of the leases (gross of any allowance for losses) as it appears on the records of Vendor Services as of the date specified below:

                                     AGGREGATE NET       PERCENTAGE OF
                                     INVESTMENT OF  AGGREGATE NET INVESTMENT
                                         LEASES       OF LEASES WHICH WERE
     DATE OF CALCULATION             (IN THOUSANDS)      ON NON-ACCRUAL
     -------------------             -------------  ------------------------
     12/31/96.......................   $558,040               3.42%
     11/30/97.......................    658,416               3.55

 Losses and Recoveries

  The following table sets forth statistics relating to gross losses and losses net of recoveries on defaulted leases within Vendor Services' owned and managed portfolio of receivables similar to the Leases during the twelve-month period ending December 31, 1996 and during the eleven-month period ending November 30, 1997. Vendor Services was acquired by Green Tree in November 1996, and current management, accordingly, cannot certify loss and recovery experience for prior periods. However, current management does not believe that Vendor Services' loss and recovery experience in prior periods was substantially different from the experience presented here. For these purposes, "gross losses" means total losses before recoveries measured against the net investment of the leases (gross of any allowance for losses), and "losses net of recoveries" means losses after recoveries measured against the net investment of the leases (gross of any allowance for losses).

                                 AGGREGATE NET     GROSS LOSSES AS A  NET LOSSES AS A
                              INVESTMENT OF LEASES PERCENTAGE OF NET PERCENTAGE OF NET
     DATE OF CALCULATION         (IN THOUSANDS)       INVESTMENT        INVESTMENT
     -------------------      -------------------- ----------------- -----------------
     12/31/96................       $558,040             2.96%             1.83%
     11/30/97................        658,416             2.37              1.58

  Vendor Services' delinquency, non-accrual and net loss experience has historically been affected by prevailing economic conditions, particularly in industries and geographic regions where it has customer concentrations. These conditions are often volatile, and no predictions can be made regarding them. There can be no assurance that the delinquency, non-accrual and net loss experience on the Leases will be comparable to that set forth above.

  It has been Vendor Services' experience that collections from the obligors constitute a significant portion of recoveries on defaulted equipment lease receivables, in addition to the proceeds from liquidation of the related equipment. The resale value of individual items of Equipment, which would be collected by the Servicer in the event of a default under the related Lease, will vary substantially, depending on such factors as the expected remaining useful life of the Equipment at the time of the default and the obsolescence of the Equipment, it is possible that the resale values for some Equipment would be negligible or insufficient to justify repossession and resale. See "Risk Factors--Risks Relating to Reliance on Residual Realizations."

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OF THE ISSUER

  As of the date of this Prospectus, the Issuer has had no operating history. The net proceeds of the sale of the Notes will be employed to purchase the Leases. See "Use of Proceeds." The Issuer is prohibited by its LLC Agreement from engaging in business other than (i) acquiring the Leases and rights to the Residual Realizations from the SPC, (ii) pledging the Leases and its rights to the Residual Realizations to the Trustee, (iii) executing and performing its obligations under the Contribution and Servicing Agreement and the Indenture, and (iv) engaging in other transactions, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

                             MANAGERS OF THE ISSUER

  The following table sets forth the managers of the Issuer and their ages and positions as of the date of this Prospectus. Because the Issuer is organized as a special purpose company and will be largely passive, it is expected that the managers in such capacity will participate in the management of the Issuer to a limited extent. Most of the actions related to maintaining and servicing the assets will be performed by the Servicer.

     NAME                             AGE                POSITION
     ----                             --- --------------------------------------
     Joel H. Gottesman............... 48  Manager and Chair of Board of Managers
     Edward L. Finn.................. 53  Manager

  Joel H. Gottesman was named to the Board of Managers of the Issuer in October 1997. Mr. Gottesman has been Senior Vice President and General Counsel of Green Tree Financial Corporation since September 1995, and Secretary since May 1996. From 1983 to 1995, Mr. Gottesman was an attorney at Briggs & Morgan, Professional Association, Minneapolis, Minnesota.

  Edward L. Finn was named to the Board of Managers of the Issuer in October 1997. Mr. Finn has served as Executive Vice President and Chief Financial Officer of Green Tree Financial Corporation since July 1996. From 1970 to 1996, Mr. Finn held various positions at Ernst & Young LLP, an accounting firm, including Managing Partner of the Minneapolis office.

  None of the above-listed managers of the Issuer will be compensated directly by the Issuer nor with any funds or assets of the Issuer nor will any such managers receive compensation in the capacities in which they act for the Issuer.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to managers and controlling persons of the Issuer pursuant to its LLC Agreement, or otherwise, the Issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Issuer of expenses incurred or paid by a manager, officer or controlling person of the Issuer in the successful defense of any action, suit or proceeding) is asserted by such manager or controlling person in connection with the Notes, the Issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                      WEIGHTED AVERAGE LIFE OF THE NOTES

  THE FOLLOWING INFORMATION IS GIVEN SOLELY TO ILLUSTRATE THE EFFECT OF PREPAYMENTS ON THE LEASES ON THE WEIGHTED AVERAGE LIFE OF THE NOTES UNDER THE ASSUMPTIONS STATED BELOW AND IS NOT A PREDICTION OF THE PREPAYMENT RATE THAT MIGHT ACTUALLY BE EXPERIENCED BY THE LEASES.

  Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Notes will be primarily a function of the rate at which payments are made on the Leases. Payments on the Leases may be in the form of Scheduled Payments or prepayments (including, for this purpose, liquidations due to default). See "Risk Factors--Prepayment and Early Termination of Leases and Related Reinvestment Risks."

  The Constant Prepayment Rate prepayment model ("CPR") represents an assumed constant rate of prepayment of Leases outstanding as of the beginning of each month expressed as a per annum percentage. There can be no assurance that Leases will experience prepayments at a constant prepayment rate or otherwise in the manner assumed by the prepayment model. See "Risk Factors--Prepayment and Early Termination of Leases and Related Reinvestment Risk."

  The weighted average lives in the following table were determined assuming that (i) Scheduled Payments on the Leases are received in a timely manner and prepayments are made at the percentages of CPR set forth in the table; (ii) with respect to the table under the caption "To Maturity," the SPC does not exercise its right to repurchase the Leases described under "Description of the Notes--Optional Repurchase of the Leases," and with respect to the table under the caption "To Call," the SPC does exercise such right at the earliest possible time; (iii) the Initial Pool Principal Balance is $549,694,587 and the Leases have the characteristics described under "The Leases"; (iv) payments are made on the Notes on the 20th day of each month commencing in February 1998; and (v) the Closing Date is December 23, 1997. No representation is made that these assumptions will be correct, including the assumption that the Leases will not experience delinquencies or losses.

  In making an investment decision with respect to the Notes, investors should consider a variety of possible prepayment scenarios, including the limited scenarios described in the table below.

  WEIGHTED AVERAGE LIFE OF THE NOTES AT THE RESPECTIVE CPRS SET FORTH BELOW:

                                               WEIGHTED AVERAGE LIFE (YEARS)
                TO MATURITY                 ------------------------------------
                                            2% CPR 5% CPR 7% CPR 10% CPR 13% CPR
                                            ------ ------ ------ ------- -------
Class A-1 Notes............................  0.48   0.46   0.45   0.43    0.41
Class A-2 Notes............................  1.07   1.03   1.00   0.96    0.92
Class A-3 Notes............................  2.12   2.05   2.00   1.93    1.87
Class A-4 Notes............................  3.92   3.85   3.80   3.73    3.65
Class B Notes..............................  2.20   2.14   2.10   2.04    1.98
Class C Notes..............................  2.26   2.20   2.16   2.10    2.04

                                               WEIGHTED AVERAGE LIFE (YEARS)
                  TO CALL                   ------------------------------------
                                            2% CPR 5% CPR 7% CPR 10% CPR 13% CPR
                                            ------ ------ ------ ------- -------
Class A-1 Notes............................  0.48   0.46   0.45   0.43    0.41
Class A-2 Notes............................  1.07   1.03   1.00   0.96    0.92
Class A-3 Notes............................  2.11   2.04   2.00   1.92    1.86
Class A-4 Notes............................  3.24   3.16   3.16   2.99    2.91
Class B Notes..............................  2.05   1.98   1.95   1.87    1.81
Class C Notes..............................  2.05   1.98   1.95   1.87    1.81

                           DESCRIPTION OF THE NOTES

GENERAL

  The Notes will be issued pursuant to the terms of the Indenture. The following summary describes certain terms of the Notes and the Indenture. A copy of the form of the Indenture has been filed with the Commission as an Exhibit to the Registration Statement of which this Prospectus is a part. First Trust National Association, a national banking association headquartered in St. Paul, Minnesota, will be the Trustee.

  Pursuant to the Indenture, the Issuer will issue six classes of notes (the
"Notes"), consisting of four classes of senior notes, designated as the    %
Lease-Backed Notes, Class A-1, in the original principal amount of
approximately $196,466,000, the    % Lease-Backed Notes, Class A-2, in the
original principal amount of approximately $52,897,000, the    % Lease-Backed
Notes, Class A-3, in the original principal amount of approximately
$218,183,000 and the    % Lease-Backed Notes, Class A-4, in the original
principal amount of approximately $32,676,000 (together, the "Class A Notes")
and two classes of subordinated notes, designated as the        % Lease-Backed
Notes, Class B, in the original principal amount of approximately $30,233,000
and the        % Lease-Backed Notes, Class C, in the original principal amount of approximately $19,239,587 .

  Payments on the Notes will be made by the Trustee on each Payment Date to persons in whose names the Notes are registered as of the related Record Date (the "Holders" or "Noteholders"). The Payment Date for the Notes will be the 20th day of each month (or if such 20th day is not a Business Day, the next succeeding Business Day), commencing in February 1998. The Record Date for any Payment Date will be the Business Day immediately preceding the Payment Date (so long as the Notes are held in the book-entry form), or the last day of the prior calendar month (if Definitive Notes have been issued).

  A "Business Day" is any day (other than a Saturday, Sunday or legal holiday) on which commercial banks in New York City, or any other location of a successor Servicer or Trustee, are open for regular business.

  Each Class of Notes initially will be represented by one or more certificates (the "Book-Entry Certificates") registered in the name of the nominee of DTC (together with any successor depository selected by the Trustee, the "Depository"), except as set forth below. Beneficial interests in each Class of Notes will be available for purchase in minimum denominations of $10,000 and integral multiples of $1,000 in excess thereof, except that one Class C Note may be issued in another denomination in book-entry form only. The Issuer has been informed by DTC that DTC's nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the Holder of record of the Notes. Unless and until Definitive Notes are issued under the limited circumstances described herein, no Note Owner acquiring an interest in any Class of Notes will be entitled to receive a certificate representing such Note Owner's interest in such Notes. Until such time, all references herein to actions by Noteholders of any Class of Notes will refer to actions taken by the Depository upon instructions from its participating organizations and all references herein to distributions, notices, reports and statements to Noteholders of any Class of Notes will refer to distributions, notices, reports and statements to the Depository or its nominee, as the registered Holder of the Notes of such Class, for distribution to Note Owners of such Class in accordance with the Depository's procedures. See "--Book-Entry Registration" and "--Definitive Notes."

  Subject to applicable laws with respect to escheat of funds, any money held by the Trustee or any paying agent in trust under the Indenture for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and, upon request of the Issuer, shall be deposited by the Trustee in the Collection Account; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such paying agent with respect to such money shall thereupon cease.

DISTRIBUTIONS

  Principal of and interest on the Notes will be paid on each Payment Date, solely from, and secured by, the "Amount Available" for such Payment Date, which is equal to the sum of those (a) Pledged Revenues on deposit in the Collection Account as of the last Business Day preceding the related Determination Date (the "Deposit Date") which were received by the Servicer during the related Collection Period or which represent amounts paid by Vendor Services to repurchase Leases as of the end of such Collection Period and investment earnings on funds on deposit in the Collection Account (the "Available Pledged Revenues") plus (b) Servicer Advances made by the Servicer, plus (c) funds, if any, on deposit in the Residual Account, as described under""--Residual Realizations" below, plus (d) funds on deposit in the Reserve Account. See "--The Reserve Account" below.

  "Pledged Revenues" will consist of (i) "Scheduled Payments" on the Leases (which will consist of all required payments under the Leases other than those portions of such payments which, under the Leases, are to be (A) applied by the Servicer to the payment of insurance charges, maintenance, taxes and other similar obligations, or (B) under the Contribution and Servicing Agreement, are to be retained by the Servicer in payment of Administrative Fees or are late payments as to which Servicer Advances were made on a Payment Date) received on or after the Cut-Off Date and due during the term of the Leases, without giving effect to end-of-term extensions or renewals thereof (including all Scheduled Payments due prior to, but not received as of, the Cut-Off Date, but excluding any Scheduled Payments due on or after, but received prior to, the Cut-Off Date); (ii) any voluntary prepayments ("Prepayments") of Scheduled Payments received on or after the Cut-Off Date under the Leases; (iii) any amounts paid by Vendor Services to repurchase Leases (to the extent Vendor Services has not delivered a Substitute Lease) due to a breach of representations and warranties with respect thereto, as described under "The Leases--Representations and Warranties Made by Vendor Services"; (iv) any amounts paid by the SPC to repurchase the Leases as described under "-- Optional Repurchase of Leases"; (v) Liquidation Proceeds derived from the liquidation of the Leases and the disposition of the related Equipment, as described under "--Liquidated Leases" below (unless Vendor Services has substituted a Substitute Lease therefor); and (vi) any earnings on the investment of amounts credited to the Collection Account.

  On each Payment Date, the Trustee will be required to make the following payments, first, from Available Pledged Revenues plus any Servicer Advances, second, from amounts on deposit in the Residual Account as described under "-- Residual Realizations" below, and third, from amounts on deposit in the Reserve Account, in the following order of priority (except as otherwise described under "--Events of Default; Rights Upon Event of Default" below):

    (i) the Servicing Fee if Vendor Services or an affiliate is no longer the Servicer;

    (ii) to reimburse the Servicer for unreimbursed Nonrecoverable Servicer Advances made with respect to a prior Payment Date;

    (iii) interest on the Notes in the following order of priority:

      (a) interest on the Class A Notes,

      (b) interest on the Class B Notes, and

      (c) interest on the Class C Notes;

    (iv) an amount equal to the Monthly Principal Amount as of such Payment Date, in respect of principal on the Notes in the amounts and in the priority described under "--Principal" below;

    (v) from Available Pledged Revenues and amounts (if any) on deposit in the Residual Account, to the Reserve Account, an amount equal to the excess of the Required Reserve Amount over the Available Reserve Amount;

    (vi) from Available Pledged Revenues only, for so long as Vendor Services or an affiliate is the Servicer, the Servicing Fee; and

    (vii) the remainder of Available Pledged Revenues, if any, to the SPC.

CLASS A INTEREST

  Interest will be paid to the Holders of each Class of the Class A Notes on each Payment Date, to the extent the Amount Available (after taking into account any prior applications described under "--Distributions" above) is sufficient therefor, at the Interest Rate for such Class on the Outstanding Principal Amount of such Class. Interest on the Class A-1 Notes will be calculated on the basis of actual days elapsed in a year of 360 days, and interest on the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Such interest so payable on such Payment Date will be equal to the product of
(i) the Interest Rate for such Class (calculated in the manner described above) and (ii) the Outstanding Principal Amount of such Class as of such Payment Date. Interest on each Class of the Class A Notes will accrue from and including the Closing Date to but excluding February 20, 1998 (in the case of the first interest period), and thereafter for each successive Payment Date from and including the most recent prior Payment Date to which interest has been paid, to but excluding such Payment Date.

  In the event that, on a given Payment Date, the Amount Available is not sufficient to make a full payment of interest to the Holders of Class A Notes, the amount of interest to be paid on the Class A Notes will be allocated among the Notes of each Class of Class A Notes pro rata in accordance with their respective entitlements to interest (and within each such Class pro rata among the holders of such Class), and the amount of such shortfall will be carried forward and, together with interest thereon at the applicable Interest Rate, added to the amount of interest such Holders will be entitled to receive on the next Payment Date.

CLASS B INTEREST

  Interest will be paid to the Holders of the Class B Notes on each Payment Date, to the extent the remaining Amount Available (after taking into account all prior applications described under "--Distributions" above) is sufficient therefor, at the Interest Rate on the Outstanding Principal Amount of the Class B Notes, and will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Such interest so paid on such Payment Date will be equal to one-twelfth of the product of (i) the Class B Interest Rate and (ii) the Outstanding Principal Amount of the Class B Notes as of such Payment Date. Interest on the Class B Notes will accrue from and including the Closing Date to but excluding February 20, 1998 (in the case of the first interest period), and thereafter for each successive Payment Date from and including the most recent prior Payment Date to which interest has been paid, to but excluding such Payment Date.

  In the event that, on a given Payment Date, the Amount Available, after payment of interest on the Class A Notes, is not sufficient to make a full payment of interest to the Holders of Class B Notes, the amount of interest to be paid on the Class B Notes will be allocated among the Class B Notes pro rata, and the amount of such shortfall will be carried forward and, together with interest thereon at the Class B Interest Rate, added to the amount of interest such Holders will be entitled to receive on the next Payment Date.

CLASS C INTEREST

  Interest will be paid to the Holders of the Class C Notes on each Payment Date, to the extent the remaining Amount Available (after taking into account all prior applications described under "--Distributions" above) is sufficient therefor, at the Class C Interest Rate on the Outstanding Principal Amount of the Class C Notes, and will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Such interest so paid on such Payment Date will be equal to one-twelfth of the product of (i) the Class C Interest Rate and (ii) the Outstanding Principal Amount of the Class C Notes as of such Payment Date. Interest on the Class C Notes will accrue from and including the Closing Date to but excluding February 20, 1998 (in the case of the first interest period), and thereafter for each successive Payment Date from and including the most recent prior Payment Date to which interest has been paid, to but excluding such Payment Date.

  In the event that, on a given Payment Date, the Amount Available, after payment of interest on the Class A and Class B Notes, is not sufficient to make a full payment of interest to the Holders of Class C Notes, the amount of interest to be paid on the Class C Notes will be allocated among the Class C Notes pro rata, and the amount of such shortfall will be carried forward and, together with interest thereon at the Class C Interest Rate, added to the amount of interest such Holders will be entitled to receive on the next Payment Date.

PRINCIPAL

  For each Payment Date, each of the Class A Noteholders, the Class B Noteholders and the Class C Noteholders will be entitled to receive payments of principal, to the extent funds are available therefor, in the priorities set forth in the Indenture and described herein below and under "-- Distributions." On each Payment Date, to the extent funds are available therefor, principal will be paid to the Noteholders in the following priority:

    (a) (i) to the Class A-1 Noteholders only, until the Outstanding Principal Amount on the Class A-1 Notes has been reduced to zero, the Class A Principal Payment, then (ii) to the Class A-2 Noteholders, Class A-3 Noteholders and Class A-4 Noteholders, sequentially, the Class A Principal Payment in that order, until the Outstanding Principal Amount of each such Class has been reduced to zero,

    (b) to the Class B Noteholders, the Class B Principal Payment,

    (c) to the Class C Noteholders, the Class C Principal Payment,

    (d) to the extent that the Class B Floor exceeds the Class B Target Investor Principal Amount and the Class C Floor exceeds the Class C Target Investor Principal Amount, Additional Principal (defined below) shall be distributed, sequentially, as an additional principal payment on the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes, in that order, until the Outstanding Principal Amount of each such Class has been reduced to zero, and

    (e) to the extent the Class C Floor exceeds the Class C Target Investor Principal Amount, but the Class B Floor does not exceed the Class B Target Investor Principal Amount, Additional Principal shall be distributed as an additional principal payment on the Class A and Class B Notes, pro rata (and among the Class A Notes, sequentially on the Class A-2, Class A-3 and Class A-4 Notes, in that order), until the Outstanding Principal Amount of each such Class has been reduced to zero.

  The "Outstanding Principal Amounts" as of a Payment Date shall mean the then unpaid principal amounts of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes (determined prior to payment of any principal in respect thereof on such Payment Date).

  The "Class A Principal Payment" shall equal (a) while the Class A-1 Notes are outstanding, (i) on all Payment Dates prior to the January 1999 Payment Date, the lesser of (1) the amount necessary to reduce the Outstanding Principal Amount on the Class A-1 Notes to zero and (2) the Monthly Principal Amount, and (ii) on the January 1999 Payment Date, the entire Outstanding Principal Amount on the Class A-1 Notes and (b) after the Class A-1 Notes have been paid in full, the amount necessary to reduce the aggregate Outstanding Principal Amount on the Class A Notes to the Class A Target Investor Principal Amount.

  The "Class B Principal Payment" shall equal (a) while the Class A-1 Notes are outstanding, zero and (b) after the Outstanding Principal Amount on the Class A-1 Notes has been reduced to zero, the amount necessary to reduce the Outstanding Principal Amount of the Class B Notes to the greater of the Class B Target Investor Principal Amount and the Class B Floor.

  The "Class C Principal Payment" shall equal (a) while the Class A-1 Notes are outstanding, zero and (b) after the Outstanding Principal Amount on the Class A-1 Notes has been reduced to zero, the amount necessary to reduce the Outstanding Principal Amount of the Class C Notes to the greater of the Class C Target Investor Principal Amount and the Class C Floor.

  "Additional Principal" with respect to each Payment Date is an amount equal to (a) the Monthly Principal Amount, less (b) the Class A Principal Payment, the Class B Principal Payment and the Class C Principal Payment to be paid on such Payment Date.

  The "Class A Target Investor Principal Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class A Percentage and (b) the Lease Pool Principal Balance as of the last day of the Collection Period related to such Payment Date.

  The "Class B Target Investor Principal Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class B Percentage and (b) the Lease Pool Principal Balance as of the last day of the Collection Period related to such Payment Date.

  The "Class C Target Investor Principal Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class C Percentage and (b) the Lease Pool Principal Balance as of the last day of the Collection Period related to such Payment Date.

  The "Class A Percentage" will be 85.994%. The "Class B Percentage" will be 8.559%. The "Class C Percentage" will be 5.447%.

  The "Class B Floor" with respect to each Payment Date means (a) 3.0% of the Initial Pool Principal Balance, plus (b) the Cumulative Loss Amount with respect to such Payment Date, minus (c) the sum of the Outstanding Principal Amount of the Class C Notes as of such Payment Date and the amount on deposit in the Reserve Account after giving effect to withdrawals to be made on such Payment Date.

  The "Class C Floor" with respect to each Payment Date means (a) 2.0% of the Initial Pool Principal Balance, plus (b) the Cumulative Loss Amount with respect to such Payment Date minus (c) the amount on deposit in the Reserve Account after giving effect to withdrawals to be made on such Payment Date; provided that if the Outstanding Principal Amount on the Class B Notes is equal to the Class B Floor on such Payment Date, the Class C Floor will equal the Outstanding Principal Amount of the Class C Notes as of such Payment Date.

  The "Monthly Principal Amount" for any Payment Date will equal the excess, if any, of (i) the sum of the Outstanding Principal Amount of the Notes for such Payment Date, over (ii) the aggregate of the Principal Balance of each Lease (the "Lease Pool Principal Balance") as of the last day of the Collection Period relating to such Payment Date.

  The "Cumulative Loss Amount" with respect to each Payment Date is an amount equal to the excess, if any, of

    (a) the total of (i) the Outstanding Principal Amount of the Notes for such Payment Date, minus (ii) the lesser of (A) the Monthly Principal Amount and (B) the Amount Available remaining after the payment of amounts owing to the Servicer (other than the Servicing Fee to the extent that Vendor Services is the Servicer) and in respect of interest on the Notes on such Payment Date, over

    (b) the Lease Pool Principal Balance as of the last day of the Collection Period related to such Payment Date.

  The "Principal Balance" of any Lease as of the last day of any Collection Period is:

    (1) in the case of any Lease that does not by its terms permit prepayment or early termination, the present value of the unpaid Scheduled Payments due on such Lease after such last day of the Collection Period (excluding all Scheduled Payments due on or prior to, but not received as of, such last day, as well as any Scheduled Payments due after such last day and received on or prior thereto), after giving effect to any Prepayments received on or prior to such last day, discounted monthly (assuming, for purposes of such calculation, that each Scheduled Payment is due on the last day of the applicable Collection Period) at the rate of % per annum (the "Discount Rate"), which rate is equal to (a) the weighted average Interest Rate of the Class A (utilizing the Class A-4 Interest Rate), Class B and Class C Notes on the Closing Date, plus the (b) Servicing Fee;

    (2) in the case of any Lease that permits prepayment or early termination only upon payment of a premium that is at least equal to the present value (calculated in the manner described in clause (1) above) of the unpaid Scheduled Payments due on such Lease after the date of such prepayment, the amount specified in clause (1) above; and

    (3) in the case of any Lease that permits prepayment or early termination without payment of a premium at least equal to the amount specified in clause (2) above, the lesser of (a) the outstanding principal balance of such Lease after giving effect to Scheduled Payments due on or prior to such last day of the Collection Period, whether or not received, as well as any Prepayments, and any Scheduled Payments due after such last day, received on or prior to such last day, and (b) the amount specified in clause (1) above.

  The "Initial Pool Principal Balance," which is the aggregate Principal Balance of the Leases as of the Initial Cut-Off Date, calculated at the
Discount Rate, is $         .

  The Principal Balance of any Lease which became a Liquidated Lease during a given Collection Period or which Vendor Services was obligated to purchase as of the end of a given Collection Period due to a breach of representations and warranties, will be deemed to be zero on and after the last day of such Collection Period.

  A "Liquidated Lease" is any Lease (a) which the Servicer has charged off as uncollectible in accordance with its credit and collection policies and procedures (which shall be no later than the date as of which the Servicer has repossessed and disposed of the related Equipment, or otherwise collected all proceeds which, in the Servicer's reasonable judgment, can be collected under such Lease), or (b) as to which 10% or more of a Scheduled Payment is delinquent 180 days or more.

  The "Collection Period" for any Payment Date will be the calendar month preceding the month in which such Payment Date occurs (except that the Collection Period for the Payment Date in February 1998 will include December 1997 and January 1998).

SERVICER ADVANCES

  Prior to any Payment Date, the Servicer may, but will not be required to, advance to the Trustee an amount sufficient to cover delinquencies in Scheduled Payments on the Leases with respect to the prior Collection Period (a "Servicer Advance"). The Servicer will be reimbursed for Servicer Advances from late payments on the delinquent Leases with respect to which such advances were made and, if the Servicer later determines that such Servicer Advance will not be reimbursed from the recovery on the delinquent Lease (a "Nonrecoverable Servicer Advance"), from the Amount Available on the next Payment Date.

RESIDUAL REALIZATIONS

  Cash flows realized from the sale or re-lease of the Equipment following the scheduled expiration dates or voluntary early termination of the Leases, other than Equipment subject to Liquidated Leases (the "Residual Realizations"), will provide additional credit support for the Notes. Historically Vendor Services has realized amounts greater than book value through sale or re-lease of equipment similar to the Equipment, but there can be no assurance as to the amount or timing of Residual Realizations. See "Risk Factors--Risks Relating to Reliance on Residual Realizations." The Residual Realizations will be deposited in the Residual Account. As provided in the Indenture, funds on deposit in the Residual Account will be available to cover shortfalls in the Available Pledged Revenues to pay interest and principal payments then due on the Notes. As of the Initial Cut-Off Date, the aggregate residual value of the Equipment recorded on the accounting books of Vendor Services (the "Book Value") of the Leases was $49,422,100.38. Actual Residual Realizations may be more or less than Book Value. The Residual Realizations for a Collection Period not distributed to Noteholders, paid to the Servicer or deposited into the Reserve Account on the related Payment Date will be released to the SPC on such Payment Date, except during the continuation of certain limited circumstances specified in the Indenture (a "Residual Event"). During the continuation of a Residual Event, amounts in the Residual Account that otherwise would be released to the SPC will be retained in the Residual Account for application on future Payment Dates.

  Upon the termination of a Residual Event, any amounts on deposit in the Residual Account will be (i) deposited into the Reserve Account, to the extent that the amount on deposit in the Reserve Account is less than the Required Reserve Amount, or (ii) released to the SPC, and thereafter will not be available to Noteholders under any circumstance. The Residual Events will be established prior to the Closing Date based on criteria prescribed by the Rating Agencies. Such criteria may be amended or otherwise altered after the Closing Date, without the consent of Noteholders, to alter the performance parameters that must occur to cause a Residual Event without the consent of Noteholders, so long as doing so would not cause either Rating Agency to reduce, withdraw or qualify any of its ratings on the Notes.

RESERVE ACCOUNT

  The Trustee will establish and maintain as Eligible Account (the "Reserve Account"). On the Closing Date, the SPC will make an initial deposit in an amount equal to 2.00% of the Initial Pool Principal Balance into the Reserve Account. In the event that Available Pledged Revenues are insufficient to pay the amounts owing the Servicer, interest payments on the Notes and the Class A Principal Payment, the Class B Principal Payment and the Class C Principal Payment (such payments, the "Required Payments"), and amounts on deposit in the Residual Account are insufficient to make up such shorfall, the Trustee will withdraw from the Reserve Account an amount equal to the lesser of the funds on deposit in the Reserve Account (the "Available Reserve Amount") and such deficiency. In addition, on each Payment Date, the Amount Available remaining after the payment of the Required Payments will be deposited into the Reserve Account to the extent that the Required Reserve Amount exceeds the Available Reserve Amount. The "Required Reserve Amount" equals the lesser of (a) 2.00% of the Initial Pool Principal Balance and (b) the Outstanding Principal Amount of the Notes. Any amounts on deposit in the Reserve Account in excess of the Required Reserve Amount will be released to the SPC, and thereafter will not be available to Noteholders under any circumstance.

SUBORDINATION OF CLASS B NOTES AND CLASS C NOTES

  The likelihood of payment of interest on each Class of Notes will be enhanced by the application of the Amount Available to the payment of such interest prior to the payment of principal on any of the Notes, as well as by the preferential right of the Holders of Class A and Class B Notes to receive such interest (1) in the case of the Class A Notes, prior to the payment of any interest on the Class B Notes or the Class C Notes, and (2) in the case of the Class B Notes, prior to the payment of any interest on the Class C Notes. Likewise, the likelihood of payment of principal, to the extent of the Class A Principal Payment and the Class B Principal Payment on a Payment Date on the Class A and Class B Notes, respectively, will be enhanced by the preferential right of the Holders of Notes of each such Class to receive such principal, to the extent of the Amount Available, after payment of interest on the Notes as aforesaid, (i) in the case of the Class A Notes, prior to the payment of any principal on the Class B Notes or the Class C Notes and (ii) in the case of the Class B Notes, prior to the payment of any principal on the Class C Notes.

LIQUIDATED LEASES

  Liquidation Proceeds (which will consist generally of all amounts received by the Servicer in connection with the liquidation of a Liquidated Lease and disposition of the related Equipment, net of any related out-of-pocket liquidation expenses) will be deposited in the Collection Account and constitute Pledged Revenues to be applied to the payment of interest and principal on the Notes in accordance with the priorities described under "-- Distributions" above (except that, to the extent that Vendor Services elects to substitute one or more Substitute Leases for all or a portion of the unpaid Principal Balance of the Liquidated Lease, Liquidation Proceeds will be remitted to Vendor Services and will not be available to Noteholders).

OPTIONAL REPURCHASE OF LEASES

  The SPC may purchase all of the Leases on any Payment Date following the date on which the unpaid principal balance of the Notes is less than 10% of the Initial Pool Principal Balance. The purchase price to be paid in connection with such purchase shall be at least equal to the unpaid principal balance of the Notes as of such Payment Date plus interest to be paid on the Notes on such Payment Date. The proceeds of such purchase shall be applied on such Payment Date to the payment of the remaining principal balance of the Notes, together with accrued interest thereon.

TRUST ACCOUNTS

  The Trustee will establish and maintain under the Indenture segregated trust accounts (which need not be deposit accounts, but which shall constitute "Eligible Accounts"), consisting of the "Collection Account," the "Servicing Account," the "Residual Account," the "Reserve Account" and the "Note Distribution Account" (collectively, the "Trust Accounts"). An "Eligible Account" means any account which is (i) an account maintained with an Eligible Institution (as defined below); (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC; (iii) a "segregated trust account" maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee, which depository institution or trust company has capital and surplus (or, if such depository institution or trust company is a subsidiary of a bank holding company system, the bank holding company has capital and surplus) of not less than $50,000,000 and the securities of such depository institution or trust company (or, if such depository institution or trust company is a subsidiary of a bank holding company system and such depository institution's or trust company's securities are not rated, the securities of the bank holding company) have a credit rating from each of the Rating Agencies (if rated by such Rating Agency) which signifies "investment grade"; or (iv) an account that will not cause any Rating Agency to reduce, qualify or withdraw its then-current rating assigned to the Notes, as confirmed in writing by such Rating Agency. "Eligible Institution" means any depository institution organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Bank Insurance Fund (currently administered by the Federal Deposit Insurance Corporation), whose short-term deposits or unsecured long-term debt have a credit rating from each of the Rating Agencies (if rated by such Rating Agency), and which is subject to supervision and examination by federal or state authorities.

  The Servicer, as agent for the Trustee, may designate, or otherwise arrange for the purchase by the Trustee of, investments to be made with funds in the Trust Accounts, which investments shall be Eligible Investments (as defined in the Indenture) that will mature not later than the business day preceding the applicable monthly Payment Date. "Eligible Investments" include, among other investments, obligations of the United States or of any agency thereof backed by the full faith and credit of the United States; federal funds, certificates of deposit, time deposits and bankers' acceptances sold by eligible financial institutions; certain repurchase agreements with eligible institutions and other investments which would not result in the reduction, qualification or withdrawal of any rating of the Notes by any Rating Agency.

REPORTS TO NOTEHOLDERS

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Noteholder, a statement in respect of the related Payment Date setting forth, among other things:

    (i) the amount of interest paid on each Class of Class A Notes, including any unpaid interest from the prior Payment Date, and any remaining unpaid interest on each Class of Class A Notes;

    (ii) the amount of interest paid on the Class B Notes, including any unpaid interest from the prior Payment Date, and any remaining unpaid interest on the Class B Notes;

    (iii) the amount of interest paid on the Class C Notes, including any unpaid interest from the prior Payment Date, and any remaining unpaid interest on the Class C Notes;

    (iv) the amount of principal paid on each Class of Class A Notes;

    (v) the amount of principal paid on the Class B Notes;

    (vi) an amount of principal paid on the Class C Notes;

    (vii) the Cumulative Loss Amount, if any, for such Payment Date;

    (viii)all Substitute Leases delivered by Vendor Services;

    (ix) the balance in the Reserve Account and the Required Reserve Amount;
  and

    (x) the amount on deposit in the Residual Account.

  The Notes will be registered in the name of a nominee of DTC and will not be registered in the names of the beneficial owners or their nominees. As a result, unless and until Definitive Notes are issued in the limited circumstances described under "--Definitive Notes" below, beneficial owners will not be recognized by the Trustee as Noteholders, as that term is used in the Indenture. Hence, until such time, beneficial owners will receive reports and other information provided for under the Indenture only if, when and to the extent provided by DTC and its participating organizations.

BOOK-ENTRY REGISTRATION

  Each Class of Notes will initially be represented by one or more Book-Entry Certificates registered in the name of the nominee of DTC. The Issuer has been informed by DTC that DTC's nominee will be Cede & Co. Noteholders may hold their Notes through DTC, if they are participants of DTC ("Participants"), or indirectly through organizations that are Participants.

  DTC is a New York-chartered limited-purpose trust company, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC in effect in the State of New York, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for its Participants ("DTC Participants") and facilitates the clearance and settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities. Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). Transfers between DTC Participants will occur in accordance with DTC rules.

  Note Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Notes may do so only through Participants and Indirect Participants. Note Owners will receive all distributions from the Trustee through Participants and Indirect Participants. Note Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to DTC's nominee. DTC will forward such payments to its Participants, which thereafter will forward them to indirect Participants or Note Owners. Note Owners will not be recognized by the Trustee as Noteholders and Note Owners will be permitted to exercise the rights of Noteholders only indirectly through DTC and its Participants.

  Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Notes among Participants on whose behalf it acts with respect to the Notes and to receive and transmit distributions of amounts payable on the Notes. Participants and Indirect Participants with which Note Owners have accounts similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Note Owners. Accordingly, although Note Owners will not possess Notes, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

  Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Note Owner to pledge Notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Notes, may be limited due to the lack of a physical certificate for such Notes.

  DTC has advised the Issuer that it will take any action permitted to be taken by a Noteholder under the Indenture, only at the direction of one or more Participants to whose accounts with DTC the Notes are credited.

DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

  Except as required by law, Vendor Services, the SPC, the Issuer, and the Trustee will not have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interest of the Notes held by DTC's nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  DTC may discontinue providing its services as securities depository with respect to the Notes at any time by giving reasonable notice to the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Definitive Notes are required to be printed and delivered. See "--Definitive Notes."

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Issuer believes to be reliable, but the Issuer takes no responsibility for the accuracy or completeness thereof.

  Although DTC has agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE NOTES

  The Notes of each Class will be issued in registered, certificated form to the Note Owners of such Class or their nominees ("Definitive Notes"), rather than to the Depository or its nominee, only if (i) the Depository advises the Trustee in writing that it is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Notes of such Class, and the Trustee is unable to locate a qualified successor, or (ii) an Event of Default has occurred, and Note Owners representing not less than 50% of the principal balance of such Class advise the Trustee and the Depository through Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interest of the Note Owners of such Class.

  Upon the occurrence of any of the events described in the immediately preceding paragraph, the Depository is required to notify all Participants of the availability through the Depository of Definitive Notes. Upon surrender by the Depository of the definitive certificate representing the Notes of the affected Class and instructions for registration, the Trustee will issue the Notes of such Class as Definitive Notes, and thereafter the Trustee will recognize the Note Owners of such Definitive Notes as Noteholders under the Indenture.

  Distributions of principal and interest on the Notes will be made by the Trustee directly to Noteholders in accordance with the procedures set forth herein and in the Indenture. Interest payments and any principal payments on each Payment Date will be made to Noteholders in whose names the Definitive Notes were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Noteholder as it appears on the register maintained by the Trustee. The final payment on any Note, however, will be made only upon presentation and surrender of such Note at the office or agency specified in the notice of final distribution to Noteholders. The Trustee will provide such notice to registered Noteholders mailed not later than the fifth day of the month of such final distributions.

  Definitive Notes will be transferable and exchangeable at the offices of the transfer agent and registrar, which initially will be the Trustee (in such capacity, the "Transfer Agent and Registrar"). No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. The Transfer Agent and Registrar will not be required to register the transfer or exchange of Definitive Notes for the period from the Record Date preceding the due date for any payment to the Payment Date with respect to such Definitive Notes.

MODIFICATION OF INDENTURE WITHOUT NOTEHOLDER CONSENT

  The Issuer and the Trustee may, without consent of the Noteholders, enter into one or more supplemental indentures for any of the following purposes: (i) to correct or amplify the description of the collateral or add additional collateral; (ii) to provide for the assumption of the Notes and the Indenture obligations by a permitted successor to the Issuer (as described under "-- Certain Covenants"); (iii) to add additional covenants for the benefit of the Noteholders, or to surrender any rights or power conferred upon the Issuer;
(iv) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee; (v) to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental indenture which may be inconsistent with any other provision of the Indenture; (vi) to provide for the acceptance of the appointment of a successor Trustee or to add to or change any of the provisions of the Indenture or in any supplemental indenture as shall be necessary and permitted to facilitate the administration by more than one trustee; (vii) to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended; (viii) to avoid a reduction, qualification or withdrawal of any rating of the Notes; or
(ix) to add any provisions to, or change in any manner or eliminate any of the provisions of, the Indenture or to modify in any manner the rights of the Holders of the Notes under the Indenture, provided that such action shall not
(a) result in a reduction, qualification or withdrawal of the then-current ratings of the Notes, or (b) as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Noteholder.

MODIFICATION OF INDENTURE WITH NOTEHOLDER CONSENT

  With the consent of the Holders representing a majority of the principal balance of each Class of the Notes then outstanding (a "Note Majority"), the Issuer and the Trustee may execute a supplemental indenture to add provisions to change in any manner or eliminate any provisions of, the Indenture, or modify in any manner the rights of the Noteholders.

  Without the consent of the Holder of each outstanding Note affected thereby, however, no supplemental indenture may: (i) change the date, timing or method of determination of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change the manner of calculating any such payment or any place of payment where, or the coin or currency in which, any Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of each Class of the Notes then outstanding the consent of the Holders of which is required for any such supplemental indenture or for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences; (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Issuer, any other obligor on the Notes, the Issuer or an affiliate of any of them; (v) reduce the percentage of the Notes the consent of the Holders of which is required to direct the Trustee to sell or liquidate the Trust Assets if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes; (vi) reduce the percentage of each Class of the Notes then outstanding required to amend the sections of the Indenture which specify the applicable percentage of each Class of the Notes then outstanding necessary to amend the Indenture or certain other related agreements; (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the Holder of any Note of the security afforded by the lien of the Indenture; or (viii) result in a reduction, qualification or withdrawal of the rating of any Class of Notes by a Rating Agency, as confirmed in writing by each Rating Agency.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

  "Events of Default" under the Indenture will consist of: (i) a default for five calendar days or more in the payment of interest due on any Note; (ii) failure to pay the unpaid principal amount of any Class of Notes on the Stated Maturity Date or any redemption date for such Class; (iii) a default in the observance or performance in any material respect of any covenant or agreement of the Issuer made in the Indenture, or any representation or warranty made by the Issuer in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect as of the time made, and the continuation of any such default or the failure to cure such breach of a representation or warranty for a period of 30 calendar days after notice thereof is given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in principal amount of the Notes then outstanding; or (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Issuer.

  If an Event of Default should occur and be continuing with respect to the Notes, the Trustee or a Note Majority may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by a Note Majority.

  If the Notes have been declared due and payable following an Event of Default, the Trustee may institute proceedings to collect amounts due or foreclose on Trust Assets or any portion thereof, exercise remedies as a secured party, sell the Trust Assets or any portion thereof or elect to have the Issuer maintain possession of the Trust Assets and continue to apply collections on the Trust Assets as if there had been no declaration of acceleration. The Trustee, however, will be prohibited from selling the Pledged Revenues following an Event of Default, unless (i) the Holders of all the outstanding Notes consent to such sale; (ii) the proceeds of such sale distributable to Holders of the Notes are sufficient to pay in full the principal of and the accrued interest on all the outstanding Notes at the date of such sale; or (iii) the Trustee determines that the Trust Assets would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Trustee obtains the consent of the Holders of 66 2/3% of the aggregate outstanding amount of the Notes. Following a declaration upon an Event of Default that the Notes are immediately due and payable, any proceeds of liquidation of the Trust Assets, will be applied in the following order of priority: (i) to the Servicer, the Servicing Fee (if Vendor Services or an affiliate is no longer the Servicer); (ii) to the reimbursement of the Trustee for its expenses; (iii) to the payment of interest, sequentially, on the Class A Notes, the Class B Notes and the Class C Notes; (iv) to the payment of principal, sequentially, on the Class A Notes, the Class B Notes and the Class C Notes; (v) to the Servicer, the Servicing Fee (if Vendor Services or an affiliate is the Servicer); and (vi) the remainder, if any, to the Issuer.

  Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes, if the Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, a Note Majority will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Trustee, and a Note Majority may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the Holders of such outstanding Notes.

  No Holder of a Note will have the right to institute any proceeding with respect to the Indenture, unless (i) such Holder previously has given to the Trustee written notice of a continuing Event of Default, (ii) the Holders of not less than 25% in principal amount of the outstanding Notes have made written request of the Trustee to institute such proceeding in its own name as Trustee, (iii) such Holder or Holders have offered the Trustee reasonable indemnity, (iv) the Trustee has for 60 days failed to institute such proceeding, and (v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of such outstanding Notes.

  If an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to each Noteholder notice of the Event of Default within 90 days after it occurs. Except in the case of a failure to pay principal of or interest on any Note, the Trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in the interests of the Noteholders.

  In addition, the Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the Issuer any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

  Neither the Trustee nor the Issuer in its individual capacity, nor any Holder of a Note including, without limitation, the SPC, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the Notes or for any agreement or covenant of the Issuer contained in the Indenture.

CERTAIN COVENANTS

  The Indenture will provide that the Issuer may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States or any state, (ii) such entity expressly assumes the Issuer's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Issuer under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Issuer has been advised that the rating of the Notes then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation, (v) the Issuer has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Issuer or to any Noteholder, and (vi) the Issuer or the Person (if other than the Issuer) formed by or surviving such consolidation or merger has a net worth, immediately after such consolidation or merger, that is (a) greater than zero and (b) not less than the net worth of the Issuer immediately prior to giving effect to such consolidation or merger.

  The Issuer will not, among other things, (i) except as expressly permitted by the Indenture, sell, transfer, exchange or otherwise dispose of any of the Trust Assets, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the related Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former Holder of such Notes because of the payment of taxes levied or assessed upon the Issuer, (iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the indenture except as may be expressly permitted thereby, or (v) except as expressly permitted by the Indenture or the Contribution and Servicing Agreement, permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Issuer or any part thereof, or any interest therein or proceeds thereof.

  The Issuer may not engage in any activity other than as specified under "The SPC and the Issuer." The Issuer will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes and the Indenture or otherwise in accordance with the Indenture and the Contribution and Servicing Agreement.

ANNUAL COMPLIANCE STATEMENT

  The Issuer will be required to file annually with the Trustee a written statement as to the fulfillment of its obligations under the Indenture.

TRUSTEE'S ANNUAL REPORT

  The Trustee will be required to mail each year to all Noteholders a brief report relating to its eligibility and qualification to continue as Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Issuer to the Trustee in its individual capacity, the property and funds physically held by the Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported.


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

SATISFACTION AND DISCHARGE OF INDENTURE

  The Indenture will be discharged with respect to the collateral securing the Notes upon the delivery to the related Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of such Notes.

THE TRUSTEE

  First Trust National Association will be the Trustee. The Trustee may resign at any time, in which event the Issuer will be obligated to appoint a successor trustee. The Issuer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Indenture, if the Trustee becomes insolvent or if the rating assigned to the long-term unsecured debt obligations of the Trustee (or the holding company thereof) by the Rating Agencies shall be lowered below the rating of "BBB", "Baa3" or equivalent rating or be withdrawn by any Rating Agency. In such circumstances and others set forth in the Indenture, the Issuer will be obligated to appoint a successor trustee. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by a successor trustee.

            DESCRIPTION OF THE CONTRIBUTION AND SERVICING AGREEMENT

TRANSFER AND ASSIGNMENT OF LEASES AND EQUIPMENT

  On the Closing Date, Vendor Services will transfer to the SPC pursuant to the Transfer Agreement all of its right, title and interest in the Leases and the related Equipment, including all security interests created thereby and therein, the right to receive all Scheduled Payments and Prepayments received on the Leases on or after the Cut-Off Date (including all Scheduled Payments due prior to, but not received as of, the Cut-Off Date, but excluding any Scheduled Payments due on or after, but received prior to, the Cut-Off Date), all rights under insurance policies maintained on the Equipment pursuant to the Leases, all documents contained in the Lease Files and all proceeds derived from any of the foregoing. Pursuant to the Contribution and Servicing Agreement, on the Closing Date, the SPC will transfer all of its rights in the Leases and certain rights to Residual Realizations, together with all its rights under the Transfer Agreement, to the Issuer.

  The Contribution and Servicing Agreement will designate the Servicer as custodian to maintain possession, as the Issuer's agent, of the Leases and all documents related thereto. To facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in the Servicer's possession. UCC financing statements will be filed on the Closing Date in the applicable jurisdictions reflecting the transfer of the Leases by Vendor Services to the SPC, by the SPC to the Issuer, and the pledge of the Leases by the Issuer to the Trustee, and Vendor Services's accounting records and computer systems will also reflect such assignments and pledge. The Leases will not, however, be stamped or otherwise physically marked to reflect their assignment to the Issuer. If, through fraud, negligence or otherwise, a subsequent purchaser were able to take physical possession of the Leases without knowledge of the assignment, the Issuer's interest in the Leases could be defeated. See "Risk Factors--Enforceability of the Leases" and "Certain Legal Aspects of the Leases."

COLLECTIONS ON LEASES

  The Trustee will establish and maintain a Servicing Account, into which the Servicer will deposit, no later than the second Business Day after receipt thereof, all Scheduled Payments, Prepayments, Liquidation Proceeds, Residual Realizations and other amounts received by the Servicer in respect of the Leases on and after the Cut-Off Date. The Servicer will thereafter transfer to the Collection Account, no later than the third Business Day after deposit thereof in the Servicing Account, the following amounts:

    (i) all Scheduled Payments made by or on behalf of Obligors under the Leases;

    (ii) all Prepayments;

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

    (iii) all amounts constituting Liquidation Proceeds on Liquidated Leases (to the extent Vendor Services has not delivered Substitute Leases);

    (iv) any and all payments made by Vendor Services pursuant to the Transfer Agreement in connection with the purchase of any Leases as a result of a breach of a representation or warranty with respect thereto, as described under "The Leases--Representations and Warranties Made by Vendor Services"; and

    (v) the amount paid by the SPC to purchase the Leases, as described under "Description of the Notes--Optional Purchase of Leases."

  The Servicer will transfer all Residual Realizations from the Servicing Account to the Residual Account no later than the third Business Day after deposit thereof in the Servicing Account.

  So long as no Event of Termination shall have occurred and be continuing with respect to the Servicer, the Servicer, if Vendor Services or an affiliate is no longer the Servicer, may make the remittances to be made by it to the Collection Account net of amounts (which amounts may be netted prior to any such remittance for a Collection Period) otherwise to be distributed to it in payment of its Servicing Fee.

  The Servicer will be entitled to withdraw from the Collection Account any amounts deposited therein in error or required to be repaid to an Obligor, based on the Servicer's good-faith determination that such amount was deposited in error or must be returned to the Obligor.

  Under the Contribution and Servicing Agreement, the Servicer is required to establish in its own name one or more "Insurance, Maintenance and Tax Accounts," into which are to be deposited any payments made by or on behalf of Obligors which constitute (a) insurance charges paid by an Obligor to the lessor or secured party under a Lease (unless such payments are made directly by the Obligor to the applicable insurance company, or Vendor Services has previously paid such charges), (b) any insurance payments or recoveries paid by an insurance company or comparable third party and related to the damage to, or destruction of, the Equipment related to such Lease (unless paid directly by such insurance company or comparable third party directly to the Obligor), (c) any payments made by or on behalf of Obligors which constitute amounts paid by an Obligor to the lessor or secured party under a Lease in respect of the maintenance of the related Equipment, and (d) taxes paid by the Obligor and related to the applicable Lease or the Equipment related thereto (unless such payment is made directly by the Obligor to the applicable taxing authority or authorities, or Vendor Services has previously paid such taxes). The Servicer may withdraw amounts from the Insurance, Maintenance and Tax Accounts, when and if appropriate, to pay when due (or may pay from its own funds and thereafter reimburse itself from amounts in the Insurance, Maintenance and Tax Accounts)
(1) all insurance charges in the amounts received under clause (a) above, (2) any amounts payable under any applicable maintenance contract or otherwise with respect to the maintenance of the related Equipment in the amounts received under clause (c) above, and (3) all taxes in the amounts received under clause
(d) above. Amounts on deposit in the Insurance, Maintenance and Tax Accounts which represent amounts received by the Servicer pursuant to clause (b) above shall be applied by the Servicer as follows: if equipment is purchased to replace the Equipment that was damaged or destroyed, and such replacement equipment is (in the reasonable opinion of the Servicer) of comparable use and equivalent value to the Equipment that was damaged or destroyed, or if the Equipment is to be repaired, the Servicer shall release such amount so received from the insurance company or comparable third party in payment or reimbursement for such replacement equipment or such repair; and if this replacement option is not exercised and the Equipment is not to be repaired, then the Servicer shall treat such amount as Liquidation Proceeds and transfer that portion thereof which would be allocable to the Notes from the Insurance, Maintenance and Tax Accounts to the Collection Account.

  On or before the first Business Day preceding each Payment Date (the "Determination Date"), the Servicer is required to determine the amount of Available Pledged Revenues for such Payment Date, the amount of interest payable on the Notes on such Payment Date, the Monthly Principal Amount for such Payment Date, the Cumulative Loss Amount (if any) for such Payment Date, and the amount, if any, by which such Available Pledged Revenues plus any Servicer Advances with respect to such Payment Date, when applied in accordance with the priorities described under "Description of the Notes--Distributions," are insufficient to pay the interest and principal payable on the Notes on such Payment Date (a "Payment Shortfall"). If there is a Payment Shortfall for such Payment Date, amounts on deposit in the Residual Account and then amounts on deposit in the Reserve Account will be applied to the payment of interest and principal on the Notes to the extent necessary to cure such Payment Shortfall. The Servicer shall further give notice to the Trustee of (1) any remaining Payment Shortfall (after giving effect to the previous application of funds in the Residual Account or Reserve Account as aforesaid), (2) the Cumulative Loss Amount (if any), and (3) if such Payment Date is the Stated Maturity Date for any Class of Notes, the remaining unpaid principal balance of such Class of Notes (after giving effect to previous application of funds in the Residual Account as aforesaid).

SERVICING

  Pursuant to the Contribution and Servicing Agreement, Vendor Services will be engaged to act as Servicer on behalf of the Issuer. The Servicer is generally obligated under the Contribution and Servicing Agreement to service the Leases in accordance with customary and usual procedures of institutions which service equipment Leases, installment sale contracts, promissory notes, loan and security agreements and other similar types of receivables comparable to the Leases and, to the extent more exacting, the degree of skill and attention that the Servicer exercises from time to time with respect to all comparable such contracts that it services for itself or others. In performing such duties, so long as Vendor Services is the Servicer, it shall comply in all material respects with its credit and collection policies and procedures in effect from time to time (which credit and collection policies currently in effect are described under "Green Tree Vendor Services Corporation"). The Servicer may delegate certain of its servicing responsibilities with respect to the Leases to third parties, provided that the Servicer will remain obligated to the Issuer for the proper performance of all such servicing responsibilities.

  The Servicer will use its best efforts to sell or re-lease any Equipment upon the termination of the Lease to which such Equipment is subject (whether as a result of early termination following an Obligor default or upon scheduled expiration of the Lease), in a timely manner and in a manner so as to maximize, to the extent possible under then prevailing market conditions, the net proceeds from such Equipment. The Servicer may, in its discretion, choose to dispose of Equipment through a new lease or in some other manner which provides for payment for the Equipment over time. In any such event, the Servicer will be required to pay from its own funds an amount which, in its reasonable judgment, is equal to the fair market value of such Equipment (less any related out-of-pocket liquidation expenses), and the Servicer will be entitled to all payments received thereafter in respect of such Equipment. Any such amounts so paid by the Servicer will be deemed to constitute additional Liquidation Proceeds or Residual Realizations, depending on the reason for the disposition of the Equipment, with respect to the related Lease and Equipment.

  Under the Contribution and Servicing Agreement, the Servicer is responsible for, among other things: reviewing and certifying that the Lease Files are complete; monitoring and tracking any property and sales taxes to be paid by Obligors; billing, collection and recording of payments from Obligors; communicating with and providing billing records to Obligors; deposit of funds into the Collection Account; receiving payments as the Issuer's agent on the insurance policies maintained by the Obligors and communicating with insurers with respect thereto; issuance of reports to the Trustee specified in the Indenture and in the Contribution and Servicing Agreement; repossession and remarketing of Equipment following Obligor defaults or upon scheduled termination or early termination of Leases; and paying the fees and ordinary expenses of the Trustee.

  The Servicer shall, to the extent the proceeds of such liquidation are sufficient therefor, be entitled to recover all reasonable out-of-pocket expenses incurred by it in the course of liquidating a Lease and disposing of the related Equipment, which amounts may be retained by the Servicer from such proceeds to the extent of such expenses. The Servicer is entitled under the Contribution and Servicing Agreement to retain, from liquidation proceeds, a reserve for out-of-pocket liquidation expenses in an amount equal to such expenses, in addition to those previously incurred, as it reasonably estimates will be incurred. Upon completion of such liquidation, the remainder of any such reserve, after reimbursement to the Servicer of all out-of-pocket liquidation expenses, shall constitute Liquidation Proceeds and be deposited in the Collection Account.

  Under the Contribution and Servicing Agreement, the Servicer, subject to certain limitations, is permitted to grant payment extensions on a Lease in accordance with its credit and collection policies and procedures if the Servicer believes in good faith that such extension is necessary to avoid a termination and liquidation of such Lease and will maximize the amount to be received by the Issuer with respect to such Lease. Under the Contribution and Servicing Agreement, the Servicer, subject to certain limitations, is permitted to grant modifications or amendments to a Lease in accordance with its credit and collection policies and procedures.

  Prepayments. The Servicer may in its discretion allow a Prepayment of any Lease, but only if the amount paid by or on behalf of the Obligor (or, in the case of a partial Prepayment, the sum of such amount and the remaining Principal Balance of the Lease after application of such amount) is at least equal to the Required Payoff Amount of such Lease. To the extent any Prepayment exceeds the Required Payoff Amount of a Lease, such excess will be paid to the Issuer.

  Evidence as to Compliance. On or before March 31 (or within 90 days after the end of the Servicer's fiscal year, if other than December 31) of each year, the Servicer must deliver to the Trustee a report of a nationally recognized accounting firm stating that such firm has examined certain documents and records relating to the servicing of equipment leases and loans serviced by the Servicer and stating that, on the basis of such procedures, such servicing has been conducted in compliance with the Contribution and Servicing Agreement, except for any exceptions set forth in such report.

  Certain Matters Regarding the Servicer. The Servicer may not resign from its obligations under the Contribution and Servicing Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until a successor servicer has assumed the Servicer's obligations and duties under the Contribution and Servicing Agreement. The Servicer can be removed as Servicer only upon the occurrence of an Event of Termination as discussed below.

  The Servicer must keep in place throughout the term of the Contribution and Servicing Agreement (i) a policy or policies of insurance covering errors and omissions by the Servicer, and (ii) a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among persons that service a portfolio of equipment leases having an unpaid balance of at least $100 million and which are generally regarded as servicers acceptable to institutional investors.

  Servicing Compensation and Payment of Expenses. Compensation to the Servicer will include a monthly fee (the "Servicing Fee"), which will be payable to the Servicer from the Amount Available on each Payment Date, in an amount equal to the product of one-twelfth of .75% per annum multiplied by the Lease Pool Principal Balance as of the last day of the second preceding Collection Period (or, in the case of the Servicing Fee with respect to the Collection Period commencing on the Initial Cut-Off Date, the Initial Pool Principal Balance), plus any late fees, late payment interest, documentation fees, insurance administration charges and other administrative fees and charges and a portion of any extension fees (collectively, the "Administrative Fees") collected with respect to the Leases during the prior Collection Period and any investment earnings on collections prior to deposit thereof in the Collection Account. The Servicer is authorized under the Contribution and Servicing Agreement, in its discretion, to waive any Administrative Fees or extension fees that may be collected in the ordinary course of servicing any Lease.

  Events of Termination. An Event of Termination under the Contribution and Servicing Agreement will occur if (a) the Servicer fails to make any payment or deposit required under the Contribution and Servicing Agreement and such failure continues for five business days after notice from the Trustee or after discovery by the Servicer; (b) the Servicer fails to deliver to the Trustee and the Issuer the Servicer's Certificate (as defined in the Contribution and Servicing Agreement) by the third Business Day prior to the related Payment Date; (c) the Servicer fails to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Contribution and Servicing Agreement (and, if Vendor Services is the Servicer, the Transfer

Agreement), and such failure (i) materially and adversely affects the rights of the Issuer or Noteholders, and (ii) continues unremedied for 30 days after written notice thereof has been given to the Servicer by the Issuer, the Trustee or any Noteholder; (d) certain events of bankruptcy or insolvency occur with respect to the Servicer; or (e) any representation, warranty or statement of the Servicer made in the Contribution and Servicing Agreement or any certificate, report or other writing delivered pursuant thereto proves to be incorrect in any material respect, and such incorrectness (i) has a material adverse effect on the Issuer or Noteholders, and (ii) continues uncured for 30 days after written notice thereof has been given to the Servicer by the Issuer, the Trustee or any Noteholder. The Servicer is required under the Contribution and Servicing Agreement to give the Trustee, the Issuer and each Rating Agency notice of an Event of Termination promptly after having obtained knowledge of such event.

  Federal bankruptcy laws limit the termination of contracts solely by reason of the fact that the party obligated to provide such performance is subject to federal bankruptcy proceedings. In such a circumstance, the Trustee may be unable to terminate the Servicer unless it could demonstrate that independent grounds (whether or not arising from the same facts causing the Servicer to be subject to bankruptcy proceedings) exist to declare an Event of Termination and the court supervising the bankruptcy proceeding determines that such grounds warrant termination of the Servicer.

  Rights upon Event of Termination. So long as an Event of Termination remains unremedied, the Trustee may, and at the written direction of a Note Majority (as defined in the Indenture) shall, terminate all of the rights and obligations of the Servicer under the Contribution and Servicing Agreement in and to the Leases, whereupon a successor servicer (which, unless and until the Trustee appoints a new servicer, will be the Trustee) will succeed to all the responsibilities, duties and liabilities of the Servicer under the Contribution and Servicing Agreement and will be entitled to similar compensation arrangements; provided, however, that any successor servicer be liable for any acts or omissions of the prior Servicer occurring prior to a transfer of the Servicer's servicing and related functions or for any breach by such Servicer of any of its obligations contained in the Contribution and Servicing Agreement.

  A Note Majority may waive any default by the Servicer in the performance of its obligations under the Contribution and Servicing Agreement and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Termination arising therefrom shall be deemed to have been remedied. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

AMENDMENT

  The Contribution and Servicing Agreement may be amended by the parties thereto (i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be inconsistent with any other provision therein, or (iii) to make any other provisions with respect to matters or questions arising under the Contribution and Servicing Agreement that are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of the Noteholders. The Contribution and Servicing Agreement may also be amended by the parties thereto with the consent of a Note Majority for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Contribution and Servicing Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment (a) that reduces in any manner the amount of, or accelerates or delays the timing of, any payment received on or with respect to Leases that are required to be distributed on any Note or that reduces the aforesaid percentage required to consent to any such amendment or any waiver under the Contribution and Servicing Agreement, may be effective without the consent of the Holder of each such Note, or (b) will be effective unless each Rating Agency confirms that such amendment will not result in a reduction, qualification or withdrawal of the ratings on the Notes.


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

TERMINATION OF THE CONTRIBUTION AND SERVICING AGREEMENT

  The obligations created by the Contribution and Servicing Agreement will terminate (after distribution of all interest and principal then due to Noteholders) on the earlier of (i) the Payment Date next succeeding the later of the final payment or other liquidation of the last Lease or the disposition of all Equipment acquired upon termination of any Lease; or (b) the Payment Date on which the SPC repurchases the Leases as described under "Description of the Notes--Optional Purchase of Leases." However, Vendor Services's representations, warranties and indemnities will survive any termination of the Contribution and Servicing Agreement.

                      CERTAIN LEGAL ASPECTS OF THE LEASES

ENFORCEMENT OF SECURITY INTERESTS IN THE EQUIPMENT

  Due to the administrative burden and expense, no assignments of the UCC financing statements evidencing the security interest of Vendor Services in the Equipment (to the extent that such financing statements have been filed against the Obligor, as discussed under "Green Tree Vendor Services Corporation-- Documentation") will be filed to reflect the SPC's, the Issuer's or the Trustee's interests therein, except to the extent described under "Risk Factors--Risks Related to Bankruptcy--Risks Relating to Characterization of the Transfer of the Leases and Equipment as a Borrowing by Vendor Services." While failure to file such assignments does not affect the Issuer's interest in the Leases (including Vendor Services's interest in the related Equipment), it does expose the Issuer and the Noteholders to the risk that Vendor Services could release its security interest in the Equipment of record, and it could complicate the Issuer's enforcement, as assignee, of Vendor Services's security interest in the Equipment. While these risks should not affect the perfection or priority of the interest of the Trustee in the Leases or rights to payment thereunder, they may adversely affect the right of the Trustee to receive proceeds of disposition of the Equipment subject to a Liquidated Lease, which are to be allocated to the payment of the Notes as described under "Description of the Notes--Liquidated Leases." Additionally, statutory liens for repairs or unpaid taxes and other liens arising by operation of law may have priority even over prior perfected security interests assigned to the Trustee in the Equipment.

  In the event of a default by the Obligor under a Lease intended for security, the Servicer on behalf of the Issuer may take action to enforce Vendor Services' interest in the related Equipment by repossession and resale or re-lease of the Equipment. Under the UCC in most states, a creditor can, without prior notice to the debtor, repossess assets securing a defaulted contract by the Obligor's voluntary surrender, or by "self-help" repossession that does not involve a breach of the peace and by judicial process. In the event of bankruptcy or insolvency of the Obligor these remedies may require the permission of a bankruptcy court or may otherwise not be immediately available. See "--Insolvency Matters" below.

  In the event of a default by the Obligor under a Lease intended for security, some jurisdictions require that the Obligor be notified of the default and be given a time period within which it may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

  The UCC and other state laws place restrictions on repossession sales, including requirements that the secured party provide the debtor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held and that any such sale be conducted in a commercially reasonable manner.

  Under most state laws, an Obligor under a Lease intended for security has the right to redeem collateral for its obligations prior to actual sale by paying the lessor or secured party the unpaid balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, to the extent provided for in the written agreement of the parties, reasonable attorneys' fees.

  In addition, because the market value of equipment of the type subject to the Leases generally declines with age, due to obsolescence, the net disposition proceeds of Equipment at any time during the term of the Leases may not equal or exceed the Principal Balance on the related Lease. Because of this, and because other creditors may in certain cases have rights in the related Equipment superior to those of the Issuer, the Servicer may not be able to recover the entire amount due on a defaulted Lease in the event that the Servicer elects to repossess and dispose of such Equipment at any time.

  Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from an Obligor under a Lease intended for security for any deficiency on repossession and resale of the asset securing the unpaid balance of such Obligor's Lease. However, some states impose prohibitions or limitations on deficiency judgments. In most jurisdictions, the courts, in interpreting the UCC, would impose upon a creditor an obligation to repossess the equipment in a commercially reasonable manner and to "mitigate damages" in the event of an Obligor's failure to cure a default. The creditor would be required to exercise reasonable judgment and follow acceptable commercial practice in seizing, selling or re-leasing the equipment and to offset the net proceeds of such disposition against its claim. In addition, an Obligor may successfully invoke an election of remedies defense to a deficiency claim in the event that the Servicer's repossession and sale of the Equipment is found to be a retention discharging the Obligor from all further obligations under the UCC. If a deficiency judgment were granted, the judgment would be a personal judgment against the Obligor for the shortfall, but a defaulting Obligor may have limited assets or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

  Many states have adopted a version of Article 2A of the UCC ("Article 2A").
Article 2A purports to codify many provisions of existing common law. Although there is little precedental authority regarding how Article 2A will be interpreted, it may, among other things, limit enforceability of any "unconscionable" provision in a Lease, provide an Obligor with remedies including the right to cancel the Lease for any lessor breach or default, and may add to or modify the terms of "consumer leases" and leases where the Obligor is a "merchant lessee." However, each Lease contains an acknowledgement by the Obligor that the Equipment was acquired for business purposes, and Vendor Services will represent in the Contribution and Servicing Agreement that no Lease (other than a de minimis number of Leases) is a "consumer lease" under
Article 2A. Article 2A, moreover, recognizes typical commercial lease "hell or high water" rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or Obligor defaults. Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context a wide latitude to vary provisions of the law.

INSOLVENCY MATTERS

  Certain statutory provisions, including federal and state bankruptcy and insolvency laws, may also limit the ability of the Servicer to repossess and resell or re-lease Equipment or obtain a deficiency judgment. In the event of the bankruptcy or reorganization of an Obligor, various provisions of the Bankruptcy Code of 1978 (the "Bankruptcy Code") and related laws may interfere with or eliminate the ability of the Servicer to enforce the Issuer's rights under the Leases. For example, although the bankruptcy or reorganization of an Obligor would constitute an event of default under such Lease, the Bankruptcy Code provides generally that rights and obligations under an unexpired lease or an executory contract may not be terminated or modified solely because of a provision in the lease or executory contract conditioned upon the commencement of a case under the Bankruptcy Code. If bankruptcy proceedings were instituted in respect of an Obligor under such a Lease, the Issuer could be prevented from continuing to collect payments due from or on behalf of such Obligor or exercising any remedies assigned to the Issuer without the approval of the bankruptcy court, and, with respect to a Lease intended as security, the bankruptcy court could permit the Obligor, as owner of the Equipment, to use or dispose of the Equipment and provide the Issuer with a lien on substitute collateral, so long as the court held that such substitute collateral constituted "adequate protection" within the meaning of the Bankruptcy Code.

  In the case of a Lease that is deemed not to be intended as security, the Bankruptcy Code grants to the bankruptcy trustee or the debtor-in-possession a right to elect to assume or reject any executory contract or unexpired lease. Any such rejection by the lessee would result in the return of the leased equipment to the lessor. Any rejection of such a lease or contract constitutes a breach of such lease or contract, entitling the non-breaching party to a claim for breach of contract, which claim would be payable only from the assets of the debtor's bankruptcy estate. The net proceeds from any resulting judgment would be deposited into the Collection Account by the Servicer. See "Description of the Notes--Liquidated Leases."

  In the event that, as a result of the bankruptcy or reorganization of an Obligor, the related Lease becomes a defaulted Lease without breach of any representation or warranty of Vendor Services, no recourse would be available against Vendor Services and the Noteholders could suffer a loss with respect to such Lease.

  These UCC and bankruptcy provisions, in addition to the possible decrease in the value of a repossessed item of Equipment, may limit the amount realized on the sale of Equipment securing the Leases to less than the amount due thereunder.

                        FEDERAL INCOME TAX CONSEQUENCES

  The following discussion is a summary of certain United States federal income tax considerations relevant to the purchase, ownership and disposition of the Notes by the holders thereof. Dorsey & Whitney LLP, counsel to the Issuer ("Counsel"), will deliver their opinion regarding the treatment of the Notes and the treatment of the Issuer, as discussed below. The opinion of Counsel addresses only those issues specifically identified below as being covered by such opinion; however, the opinion of Counsel also states that the additional discussion set forth below accurately sets forth Counsel's advice with respect to material tax issues. The opinion of Counsel is not binding on the Internal Revenue Service (the "IRS"). There can be no assurance that the IRS will take a similar view of such issues, and no assurance can be given that the opinion of Counsel would be sustained if challenged by the IRS. No ruling on any of the issues discussed below will be sought from the IRS.

  This summary does not purport to be a complete analysis of all the potential federal income tax consequences relating to the purchase, ownership and disposition of the Notes. Moreover, the discussion does not address all aspects of taxation that may be relevant to particular purchasers in light of their individual circumstances (including the effect of any foreign, state or local tax laws) or to certain types of purchasers (including dealers in securities, insurance companies, financial institutions and tax-exempt entities) subject to special treatment under United States federal income tax laws. The discussion below assumes that the Notes are held as capital assets.

  The discussion of the United States federal income tax consequences set forth below is based upon currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), judicial decisions and administrative interpretations, all of which are subject to change, which changes may be retroactive. Because individual circumstances may differ, each prospective purchaser of the Notes is strongly urged to consult its own tax advisor with respect to its particular tax situation and the tax effects of any state, local, foreign, or other tax laws and possible changes in the tax laws.

  As used herein, the term "United States Holder" means a beneficial owner of a Note who or which is for United States federal income tax purposes either (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or
(iv) a trust, (A) for taxable years beginning after December 31, 1996 (or after August 20, 1996, if the trustee has made an applicable election), with respect to which a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons have the authority to control all of its substantial decisions, or (B) otherwise, the income of which is subject to U.S. federal income tax regardless of its source. The term also includes certain former citizens of the United States whose income and gain on the Notes will be subject to United States taxation. As used herein, the term "United States Alien Holder" means a beneficial owner of a Note that is not a United States Holder.

OPINION OF COUNSEL REGARDING TREATMENT OF THE NOTES

  In the opinion of Counsel, the Notes will be treated as indebtedness for United States federal income tax purposes. Under the terms of the Notes and the Indenture, each Noteholder agrees and acknowledges upon its purchase of the Notes and by acceptance of the Notes that it will also treat the Notes as indebtedness for such purposes.

OPINION OF COUNSEL REGARDING TREATMENT OF THE ISSUER

  In the opinion of Counsel, the Issuer will not be characterized as an "association" taxable as a corporation for United States federal income tax purposes. In addition, in the opinion of Counsel, the Issuer will not be characterized as a "publicly traded partnership" taxable as a corporation for United States federal income tax purposes, based on Counsel's opinion that the Notes will be treated as indebtedness for federal income tax purposes. If the Issuer were treated as either an association or a publicly traded partnership taxable as a corporation, the resulting entity would be subject to federal income taxes at corporate tax rates on its taxable income generated by ownership of the Leases, and certain distributions by the entity would not be deductible in computing the entity's taxable income. Such an entity-level tax could result in reduced distributions to Noteholders.

PAYMENTS OF INTEREST

  Interest paid on a Note will generally be taxable to a United States Holder as ordinary interest income at the time it accrues or is received in accordance with the United States Holder's method of accounting for federal income tax purposes.

ORIGINAL ISSUE DISCOUNT

  Under applicable regulations, a Note will be considered issued with original issue discount ("OID") if the "stated redemption price at maturity" of the Note (generally equal to its principal amount as of the date of issuance plus all interest other than "qualified stated interest" payable prior to or at maturity) exceeds the original issue price (in this case, the initial offering price at which a substantial amount of the Notes are sold to the public). Any OID would be considered de minimis under the regulations if it does not exceed 0.25% of the stated redemption price at maturity of a Note multiplied by the number of full years until its maturity date or, in the case of the Notes which have more than one principal payment, the weighted average maturity date. It is anticipated that the Notes will not be considered issued with more than de minimis OID. Under the OID regulations, a holder of a Note issued with a de minimis amount of OID must include an allocable portion of such OID in income as principal payments are made on the Note.

  While it is not anticipated that the Notes will be issued with more than de minimis OID, it is possible that they will be so issued. If the Notes are issued with more than de minimis OID, such OID would be includible in the income of United States Holders as interest over the term of the Notes under a constant yield method. Any amount included in income as OID would not, however, be includible again when the amount is actually received. Noteholders would be required to currently include accrued OID in gross income without regard to their regular method of accounting. Each United States Holder should consult its own tax advisor regarding the impact of the OID rules if the Notes are issued with OID and the consequences to such holder as a result of special rules in the Code which are applicable to debt instruments whose principal payments may be accelerated by reason of prepayments of other obligations securing such debt instruments.

MARKET DISCOUNT

  If a United States Holder purchases a Note at a price that is less than its remaining principal amount or, in the case of a Note issued with OID, its adjusted issue price, by 0.25% or more of its remaining redemption amount multiplied by the number of whole years to maturity, the Note will be considered to bear "market discount" in the hands of such United States Holder. In such case, principal payments received by the United States Holder, or gain realized by the United States Holder on the disposition of the Note, generally will be treated as ordinary interest income to the extent of the market discount that accrued on the Note while held by such United States Holder and that has not previously been included in income. Market discount generally accrues on a straight-line basis over the remaining term of a Note except that, at the election of the United States Holder, market discount may accrue on a constant yield basis. A United States Holder may not be allowed to deduct immediately all or a portion of the interest expense on any indebtedness incurred or continued to purchase or to carry such Note. A United States Holder may elect to include market discount in income currently as it accrues (either on a straight-line basis or, if the United States Holder so elects, on a constant yield basis), in which case the interest deferral rule set forth in the preceding sentence will not apply. Such an election will apply to all bonds acquired by the United States Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

AMORTIZABLE BOND PREMIUM

  If a United States Holder purchases a Note for an amount that is greater than the amount payable at maturity, such holder will be considered to have purchased such Note with "amortizable bond premium" equal in amount to such excess, and may elect (in accordance with applicable Code provisions) to amortize such premium using a constant yield method over the remaining term of the Note. The amount amortized in any year will be treated as a reduction of the United States Holder's interest income from the Note in such year. A United States Holder that elects to amortize bond premium must reduce its tax basis in the Note by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations held on the first day of the first taxable year to which the election applies or thereafter acquired by the United States Holder and may be revoked only with the consent of the IRS.

SALE, EXCHANGE OR RETIREMENT OF NOTES

  Upon the sale, exchange or retirement of a Note, a United States Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (not including any amount attributable to accrued but unpaid interest) and such holder's adjusted tax basis in the Note. To the extent attributable to accrued but unpaid interest, the amount realized by a United States Holder would be treated as a payment of interest. A United States Holder's adjusted tax basis in a Note will equal the cost of the Note to such holder, increased by the amount of any OID and market discount previously included in income by such holder with respect to such Note and reduced by any amortized bond premium and any principal payments received by such holder.

  Subject to the discussion of market discount above, gain or loss realized on the sale, exchange or retirement of a Note by a United States Holder will be capital gain or loss, and will be short-term, mid-term or long-term capital gain or loss depending upon whether, at the time of the sale, exchange or retirement, the Note has been held for less than one year, more than one year or more than eighteen months. Mid-term and long-term capital gains are taxed at a lower rate than ordinary income for certain non-corporate taxpayers, but not for corporate taxpayers. The distinction between capital gain or loss and ordinary income or loss is also relevant for purposes of, among other things, limitations on the deductibility of capital losses.

TAX CONSEQUENCES TO UNITED STATES ALIEN HOLDERS

  Under present United States federal income and estate tax law, and subject to the discussion below concerning backup withholding:

    (a) payments of principal of and interest on the Notes by the Trustee or any paying agent to a beneficial owner of a Note that is a United States Alien Holder, as defined above, will not be subject to United States federal withholding tax, provided that, in the case of interest, (i) such holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of Green Tree entitled to vote, (ii) such holder is not, for United States federal income tax purposes, a controlled foreign corporation related, directly or indirectly, to Green Tree through stock ownership, (iii) such holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code, and (iv) the certification requirements under Section 871(h) or Section 881(c) of the Code and Treasury regulations thereunder (summarized below) are met:

    (b) a United States Alien Holder of a Note will not be subject to United States federal income tax on gain realized on the sale, exchange or other disposition of such Note, unless (i) such holder is an individual who is present in the United States for 183 days or more in the taxable year of sale, exchange or other disposition, and certain conditions are met or (ii) such gain is effectively connected with the conduct by such holder of a trade or business in the United States; and

    (c) a Note held by an individual who is not a citizen or resident of the United States at the time of his death will not be subject to United States federal estate tax as a result of such individual's death, provided that, at the time of such individual's death, the individual does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of Green Tree entitled to vote and payments with respect to such Note would not have been effectively connected to the conduct by such individual of a trade or business in the United States.

  Sections 871(h) and 881(c) of the Code and Treasury Regulations thereunder require that, in order to obtain the exemption from withholding tax described in paragraph (a) above, either (i) the beneficial owner of a Note must certify under penalties of perjury to the Trustee or the paying agent, as the case may be, that such owner is a United States Alien Holder and must provide such owner's name and address, and United States taxpayer identification number, if any, or (ii) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and holds the Note on behalf of the beneficial owner thereof must certify under penalties of perjury to the Indenture Trustee or the paying agent, as the case may be, that such certificate has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and must furnish the payor with copy thereof. A certificate described in this paragraph is effective only with respect to payments of interest made to the certifying United States Alien Holder after issuance of the Notes in the calendar year of its issuance and the two immediately succeeding calendar years. Under temporary United States Treasury Regulations, such requirement will be fulfilled if the beneficial owner of a Note certifies on IRS Form W-8, under penalties of perjury, that it is a United States Alien Holder and provides its name and address, and any Financial Institution holding the Note on behalf of the beneficial owner files a statement with the withholding agent to the effect that it has received such a statement from the beneficial owner (and furnishes the withholding agent with a copy thereof). If the information shown on IRS Form W-8 changes, a new IRS Form W-8 must be filed within 30 days of such change. IRS Form W-8 is valid for the calendar year in which filed and the two succeeding calendar years.

  A United States Alien Holder residing in a country that has a tax treaty with the United States may be eligible for an exemption or reduced rate (depending upon the terms of the treaty) with respect to U.S. withholding tax. In order to secure this exemption or reduced rate, the United States Alien Holder (or his agent) must certify the holder's residence in the treaty country filing IRS Form 1001. If the treaty provides only for a reduced rate, U.S. withholding tax will be imposed at the reduced rate unless the requirements set forth in paragraph (a) above and the immediately preceding paragraph (including filing of IRS Form W-8) are satisfied. IRS Form 1001 is valid for the calendar year in which filed and the two succeeding calendar years.

  If the United States Alien Holder of a Note is engaged in a trade or business in the United States, and if interest on the Note, or gain realized on the sale, exchange or other disposition of the Note, is effectively connected with the conduct of such trade or business, the United States Alien Holder, although exempt from United States withholding tax, will generally be subject to regular United States income tax on such interest or gain in the same manner as if it were a United States Holder. In lieu of the certificate described in the preceding paragraph, such a holder will be required to provide to the Trustee or the paying agent, as the case may be, a properly executed IRS Form 4224 in order to claim an exemption from withholding tax. In addition, if such

United States Alien Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest on and any gain recognized on the sale, exchange or other disposition of a Note will be included in the effectively connected earnings and profits of such United States Alien Holder if such interest or gain is effectively connected with the conduct by the United States Alien Holder of a trade or business in the United States. IRS Form 4224 is valid solely for the calendar year in which filed.

  New Withholding Rules in 1999. Effective January 1, 1999, new withholding tax regulations will take effect with respect to interest payments and certain other categories of payments made to United States Alien Holders. Among other things, these regulations generally will require any United States Alien Holder that seeks the protection of an income tax treaty with respect to the imposition of U.S. withholding tax to obtain a taxpayer identification number ("TIN") from the IRS in advance and provide verification that such holder is entitled to the protection of the relevant income tax treaty. Tax-exempt United States Alien Holders will generally be required to provide verification of their tax-exempt status. United States Alien Holders are urged to consult with their tax advisors with respect to these new withholding rules.

BACKUP WITHHOLDING

  Under current United States federal income tax law, a 31% backup withholding tax requirement applies to certain payments of interest on, and the proceeds of a sale, exchange or redemption of, the Notes.

  Backup withholding will generally not apply with respect to payments made to certain exempt recipients such as corporations or other tax-exempt entities. In the case of a non-corporate United States Holder, backup withholding will apply only if such holder (i) fails to furnish its TIN which, for an individual, would be his social security number, (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that it has failed to report properly payments of interest and dividends or (iv) under certain circumstances, fails to certify under penalties of perjury that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments.

  In the case of a United States Alien Holder, under current Treasury Regulations, backup withholding will not apply to payments made by the Indenture Trustee or any paying agent thereof on a Note if such holder has provided the required certificate under penalties of perjury that it is not a United States Holder (as defined above) or has otherwise established an exemption, provided in each case that the Trustee or such paying agent, as the case may be, does not have actual knowledge that the payee is a United States Holder.

  Under current Treasury Regulations, if payments on a Note are made to or through a foreign office of a custodian, nominee or other agent acting on behalf of a beneficial owner of a Note, such custodian, nominee or other agent will not be required to apply backup withholding to such payments made to such beneficial owner.

  Under current Treasury Regulations, payments on the sale, exchange or other disposition of a Note made to or through a foreign office of a broker generally will not be subject to backup withholding. Payments to or through the United States office of a broker will be subject to backup withholding and information reporting unless the holder certifies under penalties of perjury that it is not a United States Holder and that certain other conditions are met or otherwise establishes an exemption.

  Holders of Notes should consult their tax advisors regarding the application of backup withholding in their particular situations, the availability of an exemption therefrom and the procedure for obtaining such an exemption, if available. Any amounts withheld from payment under the backup withholding rules will be allowed as a credit against a holder's United States federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS.

POSSIBLE ALTERNATIVE TREATMENT OF THE NOTES

  If, contrary to the opinion of Counsel, the Service successfully asserted that one or more classes of Notes did not represent indebtedness for federal income tax purposes, the Notes might be treated as equity interests in the Issuer. If so treated, the Issuer might be characterized as a publicly traded partnership taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). In addition, treatment of the Notes as equity interests in such a partnership could have adverse tax consequences to certain holders. For example, income to foreign holders generally would be subject to federal tax and federal tax return filing and withholding requirements at a rate as high as 30%, and individual holders might be subject to certain limitations on their ability to deduct their share of Issuer expenses.

  THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION AND IS NOT TAX ADVICE. ACCORDINGLY, EACH PROSPECTIVE NOTEHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO THE PROSPECTIVE NOTEHOLDER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME TAX LAWS AND ANY RECENT OR POSSIBLE CHANGES IN APPLICABLE TAX LAWS.

                              ERISA CONSIDERATIONS

  Section 406 of the Employee Retirement Income Security Act ("ERISA"), and/or
Section 4975 of the Code, prohibits a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

  Certain transactions involving the purchase, holding or transfer of the Notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Issuer were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Issuer would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "equity interest" in the Issuer and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there can be no assurances in this regard, it appears that the Notes should be treated as debt without substantial equity features for purposes of the Plan Assets Regulation and that the Notes do not constitute equity interests in the Issuer for purposes of the Plan Assets Regulation. However, without regard to whether the Notes are treated as an equity interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Issuer or the Trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 96-23, regarding transactions effected by "in-house asset managers"; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding transactions effected by "insurance company general accounts"; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers."

  Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

  A PLAN FIDUCIARY CONSIDERING THE PURCHASE OF ANY OF THE NOTES SHOULD CONSULT ITS TAX AND/OR LEGAL ADVISORS REGARDING WHETHER THE ASSETS OF THE ISSUER WOULD BE CONSIDERED PLAN ASSETS, THE POSSIBILITY OF EXEMPTIVE RELIEF FROM THE PROHIBITED TRANSACTION RULES AND OTHER ISSUES AND THEIR POTENTIAL
CONSEQUENCES.

                             RATINGS OF THE NOTES

  It is a condition of issuance that each of S&P and Fitch (i) rate the Class A-1 Notes "A-1+" and "F-1+," respectively, (ii) rate the Class A-2 Notes "AAA," (iii) rate the Class B Notes at least "A," and (iv) rate the Class C Notes at least "BBB." The rating of each Class of Notes addresses the likelihood of the timely receipt of interest and payment of principal on such Class of Notes on or before the Stated Maturity Date for such Class of Notes. The rating of the Class A and Class B Notes will be based primarily upon the Pledged Revenues, the Residual Realizations, the Reserve Account and the subordination provided by (1) the Class B Notes and the Class C Notes, in the case of the Class A Notes and (2) the Class C Notes, in the case of the Class B Notes. In the event that a rating or ratings with respect to the Notes is qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to the Notes so qualified, reduced or withdrawn.

  The rating of the Notes should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold the Notes, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Notes do not address the likelihood of payment of principal on any Class of Notes prior to the Stated Maturity Date thereof, or the possibility of the imposition of United States withholding tax with respect to non-United States Persons.

                                USE OF PROCEEDS

  The proceeds from the offering and sale of the Notes, after paying the expenses of the Issuer, will be paid by the Issuer to the SPC and by the SPC to Vendor Services in connection with the transfer of the Leases and Vendor Services' interests in the Equipment.

                                 EXPERTS

  The financial statements of Green Tree Lease Finance 1997-1, LLC as of December 12, 1997 included herein have been included in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                                 UNDERWRITING

  Subject to the terms and conditions of the underwriting agreement (the "Underwriting Agreement"), the underwriters named below (the "Underwriters"), through their representative, Lehman Brothers Inc. (the "Representative"), have severally agreed to purchase from the Issuer the following respective initial principal amount of Notes at the initial public offering price less the underwriting discounts set forth on the cover page of this Prospectus:

                   INITIAL PRINCIPAL INITIAL PRINCIPAL INITIAL PRINCIPAL INITIAL PRINCIPAL INITIAL PRINCIPAL INITIAL PRINCIPAL
                       AMOUNT OF         AMOUNT OF         AMOUNT OF         AMOUNT OF         AMOUNT OF         AMOUNT OF
                       CLASS A-1         CLASS A-2         CLASS A-3         CLASS A-4          CLASS B           CLASS C
UNDERWRITERS             NOTES             NOTES             NOTES             NOTES             NOTES             NOTES
------------       ----------------- ----------------- ----------------- ----------------- ----------------- -----------------
Lehman Brothers
 Inc..............
First Union Capi-
 tal
 Markets Corp.....
                         ----              ----              ----              ----              ----              ----
  Total...........
                         ====              ====              ====              ====              ====              ====

  In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Notes offered hereby if any of such Notes are purchased. The Issuer has been advised by the Representative that the Underwriters propose initially to offer the Notes to the public at the respective public offering prices set forth on the cover page of this Prospectus, and to certain dealers at such price, less a concession not
in excess of   % per Class A-1 Note,   % per Class A-2 Note,   % per Class A-3
Note,   % per Class A-4 Note,   % per Class B Note and    % per Class C Note.
The Underwriters may allow and such dealers may reallow to other dealers a
discount not in excess of   % per Class A-1 Note,   % per Class A-2 Note,   %
per Class A-3 Note,   % per Class A-4 Note,   % per Class B Note and    % per
Class C Note. After the initial public offering of the Notes, the offering prices and such concessions and discounts may be varied by the Underwriters.

  Until the distribution of the Notes is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Notes. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes.

  In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

  Neither the Issuer nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Notes. In addition, neither the Issuer nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

  Green Tree Financial Corporation has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

  The Notes are new issues of securities with no established trading market. The Issuer has been advised by the Representative that each Underwriter intends to make a market in the United States in the Classes of Notes for which it is acting as underwriter but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes.

  Funds in the Trust Accounts may, from time to time, be invested in Eligible Investments acquired from the Underwriters.

                                 LEGAL MATTERS

  Certain legal matters with respect to the Notes will be passed upon for the Issuer by Dorsey & Whitney LLP. Brown & Wood LLP will act as counsel to the Underwriters. The Indenture, the Contribution and Servicing Agreement, the Transfer Agreement and the Notes will be governed by the laws of the State of Minnesota.

                            INDEX OF PRINCIPAL TERMS

TERM                                                                   PAGE
----                                                                   ----
Additional Principal..............................................        3, 42
Adjusted Lease....................................................           13
Administrative Fees...............................................       12, 55
Amount Available..................................................        8, 40
Article 2A........................................................           58
Available Pledged Revenues........................................        8, 40
Available Reserve Amount..........................................       10, 45
Bankruptcy Code...................................................           58
Benefit Plan......................................................           64
Book-Entry Certificates...........................................           39
Book Value........................................................        9, 44
Business Day......................................................           39
Cede..............................................................           ii
Class A Notes..................................................... Cover, 1, 39
Class A Percentage................................................        4, 43
Class A Principal Payment.........................................        3, 42
Class A Target Investor Principal Amount..........................        3, 42
Class B Floor.....................................................        4, 43
Class B Percentage................................................        4, 43
Class B Principal Payment.........................................        3, 42
Class B Target Investor Principal Amount..........................        3, 43
Class C Floor.....................................................        4, 43
Class C Percentage................................................        4, 43
Class C Principal Payment.........................................        3, 42
Class C Target Investor Principal Amount..........................        4, 43
Clearing Corporation..............................................           47
Code..............................................................       15, 59
Collection Account................................................           44
Collection Period.................................................        6, 46
Commission........................................................            i
Counsel...........................................................           59
CPR...............................................................           38
Cumulative Loss Amount............................................        4, 43
Cut-Off Date......................................................        7, 22
Cut-Off Date Pool.................................................       10, 31
Definitive Notes..................................................           48
Delinquency.......................................................           35
Deposit Date......................................................        8, 40
Depository........................................................           39
Determination Date................................................           53
Discount Rate.....................................................        5, 43
DTC...............................................................       ii, 15
DTC Participants..................................................           47
Eligible Account..................................................           46

TERM                                                                 PAGE
----                                                                 ----
Eligible Institution..........................................               46
Eligible Investments..........................................               46
ERISA.........................................................           15, 64
Events of Default.............................................               49
Exchange Act..................................................                i
Financial Institution.........................................               62
Fitch.........................................................                7
Green Tree....................................................               22
Gross Losses..................................................               35
Holders.......................................................           15, 39
Indenture.....................................................         Cover, 1
Indirect Participants.........................................               47
Initial Cut-Off Date..........................................            7, 22
Initial Pool Principal Balance................................            5, 44
Insolvency Laws...............................................               17
Insurance, Maintenance and Tax Accounts.......................               53
Interest Rate.................................................             i, 2
IRS...........................................................               59
Issuer........................................................            Cover
Lease.........................................................            7, 22
Lease Pool....................................................               10
Lease Pool Principal Balance..................................        4, 31, 43
Leases........................................................         Cover, 1
Liquidated Lease..............................................            5, 44
Losses Net of Recoveries......................................               35
Master Form Lease.............................................               26
Monthly Principal Amount......................................            4, 43
Non-Accrual...................................................               35
Nonrecoverable Servicer Advance...............................            9, 44
Note Distribution Account.....................................               46
Note Majority.................................................               49
Note Owner....................................................               15
Noteholders...................................................           15, 39
Notes......................................................... Cover, 1, 39, 65
Obligor.......................................................            7, 22
OID...........................................................               60
Outstanding Principal Amounts.................................            2, 42
Participants..................................................               47
Payment Date..................................................                i
Payment Shortfall.............................................               54
Plan Assets Regulation........................................               64
Pledged Revenues..............................................            8, 40
Prepayments...................................................            8, 40
Principal Balance.............................................            4, 43
PTCE..........................................................               64
Rating Agencies...............................................                7
Representative................................................               65
Repurchase Event..............................................               30
Required Payoff Amount........................................               11
Required Payment..............................................               45
Required Reserve Amount.......................................       10, 45, 46
Reserve Account...............................................       10, 45, 46
Residual Account..............................................               46

TERM                                                                   PAGE
----                                                                   ----
Residual Event....................................................        9, 44
Residual Realizations.............................................        9, 44
Rules.............................................................           47
S&P...............................................................            7
Scheduled Payments................................................        8, 40
Securities Act....................................................           ii
Security Interest.................................................           17
Servicer Advance..................................................        9, 44
Servicing Account.................................................           46
Servicing Fee.....................................................       12, 55
SPC...............................................................        1, 21
Specific Lease Form...............................................           26
Statistical Discount Rate.........................................            5
Statistical Discounted Present Value of the Leases................            5
Substitute Lease..................................................           12
TIN...............................................................           63
Transfer Agent and Registrar......................................           48
Trust Accounts....................................................           46
UCC...............................................................           17
Underwriters......................................................           65
Underwriting Agreement............................................           65
United States Alien Holder........................................           59
United States Holder..............................................           59
Vendor Services................................................... Cover, 1, 22
Warranty Leases...................................................           13

                         INDEX TO FINANCIAL STATEMENTS

Independent Auditors' Report ............................................... F-2
Balance Sheet as of December 12, 1997....................................... F-3
Notes to Balance Sheet ..................................................... F-4

                       INDEPENDENT AUDITORS' REPORT

The Board of Directors

Green Tree Financial Corporation:

We have audited the accompanying balance sheet of Green Tree Lease Finance 1997-1, LLC, a wholly owned subsidiary of Green Tree Lease Finance II, Inc., as of December 12, 1997. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on the balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Green Tree Lease Finance 1997-1, LLC as of December 12, 1997 in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

Minneapolis, Minnesota

December 12, 1997

                      GREEN TREE LEASE FINANCE 1997-1, LLC

                                 BALANCE SHEET

                             DECEMBER 12, 1997

                                    ASSET
     Cash................................................................ $1,000
                                                                          ======
                               MEMBER'S EQUITY
     Member's Equity (authorized 10 Units; issued
      and outstanding 10 Units).......................................... $1,000
                                                                          ======

                    See accompanying notes to balance sheet.

                     GREEN TREE LEASE FINANCE 1997-1, LLC

                            NOTES TO BALANCE SHEET

                            DECEMBER 12, 1997

(1) ORGANIZATION

  Green Tree Lease Finance 1997-1, LLC (the "Company"), a wholly owned subsidiary of Green Tree Lease Finance II, Inc., (the "SPC"), was formed as a limited liability company in the State of Delaware on October 23, 1997. The Company has been inactive since that date.

  The Company was organized to engage exclusively in the following business and financial activities: to acquire leases and rights to residual realizations on the underlying equipment from the SPC; to issue and sell notes collateralized by any or all of its assets pursuant to one or more indentures between the Company and an indenture trustee; and to engage in other transactions, including entering into agreements that are incidental and necessary, suitable or convenient to the foregoing and permitted under Delaware law.

(2) CAPITAL CONTRIBUTION

  The SPC purchased 10 Units of the Company for $1,000 on December 12, 1997.

(3) ACCOUNTING POLICIES

  Generally all lease receivables to be acquired by the Company are direct financing leases as defined in FAS No. 13. The carrying value of lease receivables represents the present value of both the future minimum lease payments and related residual value less an allowance for expected losses. Revenue is recognized in interest income as a constant percentage return on the asset carrying value.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESEN-TATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AU-THORIZED BY THE ISSUER, THE SERVICER, THE SPC, THE TRUSTEE OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN ORDER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS, NOR ANY SALE MADE HEREUNDER, SHALL, UNDER ANY CIR-CUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                              ------------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Incorporation of Certain Documents by Reference............................   i
Available Information......................................................  ii
Reports to Noteholders.....................................................  ii
Table of Contents.......................................................... iii
Summary....................................................................   1
Risk Factors...............................................................  16
The Issuer and the SPC.....................................................  21
Green Tree Vendor Services Corporation.....................................  22
The Leases.................................................................  25
Management's Discussion and Analysis of
 Financial Condition.......................................................  36
Managers of the Issuer.....................................................  37
Weighted Average Life of the Notes.........................................  38
Description of the Notes...................................................  39
Description of the Contribution and Servicing Agreement....................  52
Certain Legal Aspects of the Leases........................................  57
Federal Income Tax Consequences............................................  59
ERISA Considerations.......................................................  64
Ratings of the Notes.......................................................  65
Use of Proceeds............................................................  65
Experts....................................................................  65
Underwriting...............................................................  65
Legal Matters..............................................................  66
Index of Principal Terms...................................................  67
Index to Financial Statements.............................................. F-1

                              ------------------

 UNTIL       , 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE NOTES, WHETHER
OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PRO-SPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPEC-TUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               $550,991,889

                                      LOGO

                      GREEN TREE LEASE FINANCE 1997-1, LLC
                                     ISSUER

                              % LEASE-BACKED NOTES,
                                   CLASS A-1

                              % LEASE-BACKED NOTES,
                                   CLASS A-2

                           % LEASE-BACKED NOTES,

                                 CLASS A-3

                           % LEASE-BACKED NOTES,

                                 CLASS A-4

                              % LEASE-BACKED NOTES,
                                    CLASS B

                              % LEASE-BACKED NOTES,
                                    CLASS C

                     GREEN TREE VENDOR SERVICES CORPORATION
                                    SERVICER

                              ------------------

                                   PROSPECTUS

                             DECEMBER   , 1997

                              ------------------

                              ------------------

                     Underwriters of the Class A Notes
                                LEHMAN BROTHERS

                     FIRST UNION CAPITAL MARKETS CORP.

                              ------------------

               Underwriter of the Class B and Class C Notes

                              LEHMAN BROTHERS

                              ------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the expenses to be incurred in connection with the offering of the Lease-Backed Notes, other than underwriting discounts and commissions, described in this Registration Statement:

      Securities and Exchange Commission Registration Fee...........  $162,258
      Printing and Engraving........................................   100,000*
      Legal Fees and Expenses.......................................   100,000*
      Blue Sky Filing and Counsel Fees..............................     5,000*
      Accounting Fees and Expenses..................................    30,000*
      Trustee Fees and Expenses.....................................    20,000*
      Rating Agencies' Fees.........................................    50,000*
      Miscellaneous Expenses........................................     7,742*
                                                                     ---------
        Total....................................................... $ 475,000*
                                                                     =========

--------

* Other than the registration fee, all expense items are estimates.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Green Tree Lease Finance 1997-1, LLC is a limited liability company formed under the laws of Delaware. Section 18-108 of the Delaware Limited Liability Company Act provides that a Delaware limited liability company may indemnify any member or manager or other person from and against any and all claims and demands whatsoever. The Limited Liability Company Agreement of Green Tree Lease Finance 1997-1, LLC provides, in effect, that, subject to certain limited exceptions, such company will indemnify its managers and named officers to the extent permitted by the Delaware Limited Liability Company Act.

  Green Tree Lease Finance II, Inc. is incorporated under the laws of Minnesota. Section 302A.521 of the Minnesota Statutes provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines (including, without limitation, excise taxes assessed against such person with respect to any employee benefit plan), settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person (1) has not been indemnified therefor by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit and
Section 302A.255 (with respect to director conflicts of interest), if applicable, has been satisfied; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions in such person's official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions in such person's official capacity for other affiliated organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation. Section 302A.521 also requires payment by a corporation, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court.

  The Bylaws of Green Tree Lease Finance II, Inc. provide, in effect, that, subject to certain limited exceptions, such corporation will indemnify its officers and directors to the extent permitted by the Minnesota Business Corporation Act.

  Green Tree Financial Corporation is incorporated under the laws of Delaware.
Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise). The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where and officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

  The Certificate of Incorporation and Bylaws of Green Tree Financial Corporation provide, in effect, that, subject to certain limited exceptions, such corporation will indemnify its officers and directors to the extent permitted by the Delaware General Corporation Law.

ITEM 16. EXHIBITS.

  The Exhibits filed as part of this Registration Statement are:

    1.1   --Form of Underwriting Agreement.
    3.1** --Certificate of Formation of Green Tree Lease Finance 1997-1, LLC.
    3.2** --LLC Agreement of Green Tree Lease Finance 1997-1, LLC.
    3.3** --Articles of Incorporation of Green Tree Lease Finance II, Inc.
    3.4** --By-Laws of Green Tree Lease Finance II, Inc.
    3.5** --Certificate of Incorporation of Green Tree Financial Corporation
           (incorporated by reference to Exhibit 1.2 to Green Tree Financial
           Corporation's Registration Statement No. 33-60869.)
    3.6** --By-Laws of Green Tree Financial Corporation (incorporated by reference to Exhibit 3.2 to Green Tree Financial Corporation's
           Registration Statement No. 33-60869).
    4.1** --Form of Transfer Agreement.
    4.2** --Form of Contribution and Servicing Agreement.
    4.3** --Form of Indenture.
    5.1** --Opinion and consent of Dorsey & Whitney LLP with respect to legality.
    8.1*  --Opinion and consent of Dorsey & Whitney LLP with respect to tax matters.
   23.1** --Consent of Dorsey & Whitney LLP (included as part of Exhibit 5.1).
   23.2*  --Consent of Dorsey & Whitney LLP (included as part of Exhibit 8.1).
   23.3** --Consent of Dorsey & Whitney LLP (true sale and nonconsolidation opinions).
   23.4   --Consent of KPMG Peat Marwick LLP.
   24.1** --Power of attorney from officers and directors of Green Tree Lease
           Finance II, Inc.
   24.2** --Power of attorney from officers and directors of Green Tree
           Financial Corporation.
   25.1*  --Statement of eligibility of Trustee.
   99.1** --Form of Opinion of Dorsey & Whitney LLP with respect to true sale of the Leases.
   99.2** --Form of Opinion of Dorsey & Whitney LLP with respect to nonconsolidation.

--------
 * To be filed by amendment.
** Previously filed.

ITEM 17. UNDERTAKINGS.

  Each of the undersigned, Green Tree Lease Finance 1997-1, LLC, Green Tree Lease Finance II, Inc. and Green Tree Financial Corporation (collectively, the "Registrants"), hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of any Registrant 's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The Registrants hereby undertake:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of
Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, GREEN TREE LEASE FINANCE 1997-1, LLC CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT NO. 4 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ST. PAUL, STATE OF MINNESOTA, ON THE 11TH DAY OF DECEMBER, 1997.

                                          Green Tree Lease Finance 1997-1, LLC

                                          By: Green Tree Lease Finance II,
                                           Inc.

                                                   /s/ Joel H. Gottesman
                                          By: _________________________________
                                            Joel H. Gottesman
                                            Senior Vice President and
                                            Secretary

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, GREEN TREE LEASE FINANCE II, INC. CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT NO. 4 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ST. PAUL, STATE OF MINNESOTA, ON THE 11TH DAY OF DECEMBER, 1997.

                                          Green Tree Lease Finance II, Inc.


                                          By:  /s/ Joel H. Gottesman
                                             ---------------------------------
                                             Joel H. Gottesman
                                             Senior Vice President and Secretary

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 4 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.


              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----

                  *                    Executive Vice            December 11, 1997
-------------------------------------   President
           EDWARD L. FINN               (Principal
                                        Executive Officer
                                        and Principal
                                        Financial and
                                        Accounting Officer)

        /s/ Joel H. Gottesman          Director                  December 11, 1997
-------------------------------------
          JOEL H. GOTTESMAN

                  *                    Director
-------------------------------------
            PAUL A. BOYUM

         /s/ Joel H. Gottesman
*By: ________________________________
           JOEL H. GOTTESMAN
           Attorney-in-fact

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, GREEN TREE FINANCIAL CORPORATION CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT NO. 4 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ST. PAUL, STATE OF MINNESOTA, ON THE 11TH DAY OF DECEMBER, 1997.

                                          Green Tree Financial Corporation


                                          By      /s/ Scott T. Young
                                             ----------------------------------
                                                      SCOTT T. YOUNG
                                               VICE PRESIDENT AND CONTROLLER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 4 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.

              SIGNATURE                              TITLE                         DATE
              ---------                              -----                         ----

                  *                       Chairman of the Board and           December 11, 1997
-------------------------------------       Chief Executive Officer
          LAWRENCE M. COSS                  (Principal Executive
                                            Officer and Director)


                  *                       Executive Vice President and        December 11, 1997
-------------------------------------       Chief Financial Officer
           EDWARD L. FINN


         /s/ Scott T. Young               Vice President and                  December 11, 1997
-------------------------------------       Controller (Principal
           SCOTT T. YOUNG                   Accounting Officer)


                  *                       Director                            December 11, 1997
-------------------------------------
          RICHARD G. EVANS


                  *                       Director                            December 11, 1997
-------------------------------------
            W. MAX MCGEE


                  *                       Director                            December 11, 1997
-------------------------------------
         ROBERT S. NICKOLOFF


*By:      /s/ Scott T. Young
     --------------------------------
              SCOTT T. YOUNG
             ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

  1.1   --Form of Underwriting Agreement.
  3.1** --Certificate of Formation of Green Tree Lease Finance 1997-1, LLC.
  3.2** --LLC Agreement of Green Tree Lease Finance 1997-1, LLC.
  3.3** --Articles of Incorporation of Green Tree Lease Finance II, Inc.
  3.4** --By-Laws of Green Tree Lease Finance II, Inc.
  3.5** --Certificate of Incorporation of Green Tree Financial Corporation
         (incorporated by reference to Exhibit 1.2 to Green Tree Financial
         Corporation's Registration Statement No. 33-60869.)
  3.6** --By-Laws of Green Tree Financial Corporation (incorporated by reference to Exhibit 3.2 to Green Tree Financial Corporation's
         Registration Statement No. 33-60869.
  4.1** --Form of Transfer Agreement.
  4.2** --Form of Contribution and Servicing Agreement.
  4.3** --Form of Indenture.
  5.1** --Opinion and consent of Dorsey & Whitney LLP with respect to legality.
  8.1*  --Opinion and consent of Dorsey & Whitney LLP with respect to tax matters.
 23.1** --Consent of Dorsey & Whitney LLP (included as part of Exhibit 5.1).
 23.2*  --Consent of Dorsey & Whitney LLP (included as part of Exhibit 8.1).
 23.3** --Consent of Dorsey & Whitney LLP (true sale and nonconsolidation opinions).
 23.4   --Consent of KPMG Peat Marwick LLP.
 24.1** --Power of attorney from officers and directors of Green Tree Lease
         Finance II, Inc.
 24.2** --Power of attorney from officers and directors of Green Tree Financial
         Corporation.
 25.1*  --Statement of eligibility of Trustee.
 99.1** --Form of Opinion of Dorsey & Whitney LLP with respect to true sale of the Leases.
 99.2** --Form of Opinion of Dorsey & Whitney LLP with respect to nonconsolidation.

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 * To be filed by amendment.
** Previously filed.